Exhibit 10.1

Execution version

Facilities Agreement
XBP Europe, Inc. as Parent Exela Technologies Limited and Banctec Holding N.V. as Borrowers HSBC UK Bank plc as Lender HSBC UK Bank plc as Agent and HSBC UK Bank plc as Security Agent

26 June 2024

Contents

1. Definitions and interpretation1

2. The Facilities44

3. Conditions of drawing48

4. Drawing49

5. Optional Currencies51

6. Repayment51

7. Illegality, voluntary prepayment and cancellation53

8. Mandatory prepayment and cancellation57

9. Restrictions59

10. Interest59

11. Interest Periods61

12. Changes to the calculation of interest62

13. Fees64

14. Tax gross up and indemnities65

15. Increased costs74

16. Other indemnities75

17. Mitigation by the Lenders77

18. Costs and expenses78

19. Guarantee and indemnity78

20. Representations88

21. Information undertakings101

22. Financial covenants105

23. General undertakings109

24. Events of Default120

25. Changes to the Parties125

26. Role of the Agent133

27. Security Agent142

28. Hedging Agreements158

29. Conduct of business by the Finance Parties159

30. Sharing among the Finance Parties160

31. Payment mechanics161

32. Set-off165

33. Notices165

34. Calculations and certificates167

35. Partial invalidity167

36. Remedies and waivers168

37. Confidentiality172

38. Confidentiality of Funding Rates175

39. Contractual recognition of bail-in177

40. Counterparts178

41. Governing law178

42. Enforcement179

43. USA Patriot Act179

44. Waiver of Jury trial180

Schedule

1.	The Original Parties181

Part 1 - The Original Borrowers181

Part 2 - The Original Guarantors181

Part 3 – The Original Lender182

2.	Conditions Precedent183

Part 1 – Conditions precedent to the Initial Drawdown Date183

Part 2 – Conditions precedent to the accession of an Additional Obligor191

3.	Drawdown Request194
4.	Selection Notice195

Applicable to a Loan195

5.	Form of Compliance Certificate196
6.	Reference Rate Terms198

Part 1 A - US dollars – Term Rate Loans198

Part 1B - Euro – Term Rate Loans202

Part 1C - SEK – Term Rate Loans205

Part 2 - Sterling – Compounded Rate Loans208

7.	Daily Non-Cumulative Compounded RFR Rate211
8.	Cumulative Compounded RFR Rate213
9.	Form of Assignment Agreement214
10.	Form of Transfer Certificate218
11.	Form of Accession Deed222
12.	Form of Resignation Letter226
13.	Form of Hedge Counterparty Accession Letter227
14.	Existing Holdco Group Loans2

THIS AGREEMENT is dated 26 June         2024

BETWEEN:

(1)	XBP EUROPE, INC., a corporation incorporated under the laws of the State of Delaware with registered number 7054854 and registered address 2701 E. Grauwyler Rd, Irving, Texas as parent (the Parent);
(2)	THE SUBSIDIARIES of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as original borrowers (the Original Borrowers); and
(3)	THE SUBSIDIARIES of the Parent listed in Part 2 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the Original Guarantors);
(4)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (The Original Parties) as lenders (the Original Lender);
(5)	HSBC UK Bank plc as agent of the other Finance Parties (the Agent); and
(6)	HSBC UK Bank plc as security trustee or security agent for the other Secured Parties (the Security Agent).

The Parties agree as follows:

1.	Definitions and interpretation
1.1	Definitions

In this Agreement:

1992 ISDA Master Agreement means the Master Agreement (Multicurrency or Cross Border) as published by the International Swaps and Derivatives Association, Inc.;

2002 ISDA Master Agreement means the 2002 Master Agreement (Multicurrency or Cross Border) as published by the International Swaps and Derivatives Association, Inc.;

2022 Security Documents means:

(a)	the English law governed debenture dated 31 October 2019 and made between Exela Technologies Limited and HSBC UK Bank plc; and
(b)	the Irish law governed debenture dated 31 May 2022 and made between GP-Auto Empire Limited and HSBC UK Bank Limited.

Acceptable Bank means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;
(b)	any other bank or financial institution approved by the Agent; or
(c)	the Agent;

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Accession Deed means a document substantially in the form set out in Schedule 11 (Form of Accession Deed);

Accounting Principles means generally accepted accounting principles in the UK, including IFRS, and in relation to a member of the Group incorporated or established outside the United Kingdom, generally accepted accounting principles in the jurisdiction of incorporation or establishment (as applicable) of that member of the Group;

Accounting Reference Date means 31 December;

Act means the Trustee Act 1925 or the Trustee Act 2000;

Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 25.14 (Additional Borrowers);

Additional Business Day means any day specified as such in the applicable Reference Rate Terms;

Additional Commitments Notice has the meaning given to that term in clause 2.2 (Increase Option);

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 25.14 (Additional Guarantors);

Additional Obligor means an Additional Borrower or an Additional Guarantor;

Additional Revolving Facility Commitment Confirmation Notice has the meaning given to that term in clause 2.2 (Increase Option);

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

Agent's Spot Rate of Exchange means:

(a)	the Agent's spot rate of exchange; or
(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

1Agreement for Lease means an agreement to grant an Occupational Lease for all or part of a Property;

Annual Financial Statements has the meaning given to that term in clause 21 (Information Undertakings);

Assignment Agreement means an agreement substantially in the form set out in Schedule 9 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee;

Auditors means UHY LLP or any other competent firm of accountants appointed by the Holdco to act as its statutory auditors;

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

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Automatic Early Termination means the termination or close-out of any hedging transaction prior to the maturity of that hedging transaction which is brought about automatically by the terms of the relevant Hedging Agreement and without any party to the relevant Hedging Agreement taking any action to terminate that hedging transaction;

Availability Period means:

(a)	in relation to each Term Loan Facility, the period from and including the date of this Agreement to and including the date falling five (5) Business Days after the date of this Agreement; and
(b)	in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date in respect of the Revolving Facility;

Available Commitments means, in relation to a Facility the applicable Commitment minus:

(a)	in the case of a Term Loan Facility, all amounts previously drawn down under such Term Loan Facility; or
(b)	in the case of the Revolving Facility, the amount of all outstanding Loans under that Facility, other than any Loans under that Facility that are due to be repaid or prepaid on or before the proposed Drawdown Date;

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitments in respect of that Facility;

Baronsmede Property means Baronsmede, 20 The Avenue, Egham, Surrey, TW20 9AB;

Base Case Model means the financial model including projected profit and loss, balance sheet and cashflow statement for the Group delivered to the Agent during the second quarter of 2024;

Base Currency means:

(a)	in relation to Facility A and the Revolving Facility, sterling;
(b)	in relation to Facility B, euro;

Base Currency Amount means in relation to a Loan, the amount specified in the Drawdown Request delivered by a Borrower (or the Parent on its behalf) for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is one (1) Business Day before the relevant Drawdown Date or, if later, on the date the Agent receives the Drawdown Request in accordance with the terms of this Agreement, as adjusted to reflect any repayment or prepayment of a Loan;

Basel III means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standard contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

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(b)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated;
(c)	Capital Requirements Directive (2013/36/EU) (CRD) of 26 June 2013;
(d)	Capital Requirements Regulation (EU) (575/2013) (CRR) of 26 June 2013;
(e)	Capital Requirements Regulation (EU) (876/2019) (CRR II) of 20 May 2019; and
(f)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III";

Borrower means the Original Borrowers or an Additional Borrower from time to time, unless it has ceased to be a Borrower in accordance with clause 25.15 (Resignation of a Borrower);

Break Costs means any amount specified as such in the applicable Reference Rate Terms;

Budget means:

(a)	in respect of the Financial Year ending 31 December 2024, the Base Case Model; and
(b)	in respect of any other Financial Year, the budget required to be delivered by the Parent to the Agent pursuant to clause 21.5 (Budget);

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Dublin, Paris or Frankfurt and

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;
(b)	(in relation to any date for payment or purchase of euro) which is a TARGET Day; and
(c)	(in relation to:
(i)	the fixing of an interest rate in relation to a Term Rate Loan;
(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or
(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum;

Cash Equivalent Investments means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member

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state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;
(c)	commercial paper not convertible or exchangeable to any other security:
(i)	for which a recognised trading market exists;
(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;
(iii)	which matures within one year after the relevant date of calculation; and
(iv)	which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(d)	any investment in money market funds which:
(i)	have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited; and
(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above,

to the extent that investment can be turned into cash on not more than 30 days' notice; or

(e)	any other debt security approved by the Majority Lenders,

in each case, denominated in euro, US dollars and SEK and to which any Obligor is alone (or together with other Obligors) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Security Documents);

Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms;

Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms;

Central Bank Rate Spread has the meaning given to that term in the applicable Reference Rate Terms;

Certificates of Title means each of:

(a)	in relation to the Baronsmede Property, the new certificate of title (based on the City of London Law Society Land Law Committee Certificate of Title (published eighth edition 2023 update)) prepared by English legal counsel for the Parent and addressed to, and/or capable of being relied upon by, the Agent and delivered as a conditions precedent pursuant to paragraph 4.1 of Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown Date); and

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(b)	in relation to the Park West Property, the new certificate of title (based on the agreed form of Certificate of Title for Commercial Real Estate (General) – Second Edition in the form prepared and approved by the Irish Property PSL Forum) prepared by Irish legal counsel for the Parent and addressed to, and/or capable of being relied upon by, the Agent and dated on or about the date of this Agreement and delivered as a condition precedent pursuant to paragraph 4.1 of Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown Date);

Change of Control means:

(a)	in respect of either Borrower, the Parent ceases directly or indirectly to:
(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that Borrower;
(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that Borrower; or
(C)	give directions with respect to the operating and financial policies of that Borrower with which the directors or other equivalent officers of that Borrower are obliged to comply;
(ii)	hold beneficially more than 50 per cent of the issued share capital of that Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or
(b)	in respect of the Parent, Exela Technologies, Inc. ceases directly or indirectly to:
(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of the Parent;
(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or
(C)	give directions with respect to the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged to comply; or
(ii)	hold beneficially more than 50 per cent or more of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);
Charged Property means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security;
Code means the US Internal Revenue Code of 1986;

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Commitment means a Facility A Commitment, a Facility B Commitment or a Revolving Facility Commitment or any combination of them, as the context requires;
Compliance Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate);
Compounded Rate Currency means any currency which is not a Term Rate Currency, which, as of the date of this Agreement, includes sterling;
Compounded Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document and relates to a Compounded Rate Loan;
Compounded Rate Loan means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan;
Compounded Reference Rate means, in relation to any RFR Banking Day during an Interest Period, the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day, and if that rate is less than zero, the Compounded Reference Rate shall be deemed to be zero;
Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:
(a)	is agreed in writing by the Parent and the Agent (acting on the instructions of the Majority Lenders);
(b)	specifies a calculation methodology for that rate; and
(c)	has been made available to the Parent and each Finance Party;
Confidential Information means all information relating to the Group, the Finance Documents or a Facility of which a Finance Party or a Hedge Counterparty becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or a Hedge Counterparty or which is received by a Finance Party or a Hedge Counterparty in relation to, or for the purpose of becoming a Finance Party or Hedge Counterparty under, the Finance Documents or a Facility from either:
(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party or a Hedge Counterparty, if the information was obtained by that Finance Party or Hedge Counterparty directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party or Hedge Counterparty of clause 37 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

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(C)	is known by that Finance Party or Hedge Counterparty before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party or Hedge Counterparty after that date, from a source which is, as far as that Finance Party or Hedge Counterparty is aware, unconnected with the Group and which, in either case, as far as that Finance Party or Hedge Counterparty is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(D)	any Funding Rate;
Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA from time to time or in any other form agreed between the Parent and the Agent;
Controlled Group means all persons (as defined in Section 3(9) of ERISA) which are under common control or treated as a single employer with an Obligor under Section 414 of the Code. When any provision of this Agreement related to a past event, the term "member of the Controlled Group" includes any person that was a member of the Controlled Group at the time of that past event;
CRD IV means EU CRD IV and UK CRD IV (as applicable);
CRD V means EU CRD V and UK CRD V (as applicable);
CTA means the Corporation Tax Act 2009;
Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 8 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;
Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in a Compounding Methodology Supplement;
Daily Rate means the rate specified as such in the applicable Reference Rate Terms;
Default means an Event of Default or any event or circumstance specified in clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;
Defaulting Lender means any Lender:
(a)	which has failed to make its participation in a Loan available (or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available) by the Drawdown Date of that Loan;
(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

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(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event,
(C)	and payment is made within five (5) Business Days of its due date; or
(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question;
Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent;
Disruption Event means either or both of:
(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the relevant Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party from performing its payment obligations under the Finance Documents and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
Dormant Subsidiary means:
(a)	a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of £5,000 or more or its equivalent in other currencies; and
(b)	DF Property Portfolio Ltd., Exela Technologies RE BV, Exela Technologies Payment Solutions Ltd., BancTec Europe Limited, SDS Applications Limited and SDS Trading Applications Limited for so long as such company (i) does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of £5,000 or more or its equivalent in other currencies and (ii) does not sell goods or services;
Drawdown Date means the date of a Drawing;
Drawdown Request means a notice substantially in the form set out in Schedule 3 (Drawdown Request);
Drawing means a drawing of a Facility;
Dutch Additional Obligor means any Additional Obligor incorporated in The Netherlands;
Dutch Civil Code means the Dutch civil code (Burgerlijk Wetboek);
Dutch Obligor means an Obligor incorporated in The Netherlands;

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Dutch Tax Authorities means the Rotterdam office of the Dutch tax authorities (Belastingdienst, kantoor Rotterdam);
Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a member of the Group or a Holding Company of the Parent;
Employee Plan means any "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA (other than a Multiemployer Plan), as to which any Obligor has any obligations or liability, contingent or otherwise;
Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:
(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);
(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
(c)	land (including, without limitation, land under water);
Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;
Environmental Law means any applicable law or regulation which relates to:
(a)	the pollution or protection of the Environment;
(b)	the conditions of the workplace; or
(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;
Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by any Obligor;
ERISA means the United States Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect (or any successor legislation thereto);
ERISA Affiliate means each person(as defined in Section 3(9) of ERISA) that is a member of a Controlled Group;
EU CRD IV means:
(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012, as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019; and
(b)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and

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repealing Directives 2006/48/EC and 2006/49/EC, and as amended by Directive 2019/878/EU of the European Parliament and of the Council of 20 May 2019;
EU CRD V means:
(a)	Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements; and
(b)	Regulation (EU) No 648/2012 and Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures;
Event of Default means any event or circumstance specified as such in clause 24 (Events of Default);
Existing Factoring Arrangements means the German law factoring contract signed on 25 August 2020 as amended by four amendment agreements made between amongst others Credit Agricole Leasing & Factoring, Exela Technologies AB, Exela Technologies GmbH, Exela Technologies Holdings GmbH, Drescher Full- Services Versand GmbH and Exela Technologies ECM Solutions GmbH;
Existing Financial Indebtedness means:
(a)	a term and revolving facilities agreement between the Original Lender and Exela Technologies Limited dated 31 October 2019, as amended from time to time including on 22 June 2020 and 21 December 2022; and
(b)	a committed facility letter dated 9 May 2022 to Exela Technologies Limited provided by the Original Lender;
Existing Holdco Group Loans means the intragroup loans set out in the matrix in Schedule 14 (Existing Holdco Group Loans);
Extension Request has the meaning given to that term in clause 2.3 (Extension Option);
Facilities means a Term Loan Facility or the Revolving Facility, or any or all of them as the context requires;
Facility A means the term loan facility made available under this Agreement as described in clause 2.1(a) (The Facilities);
Facility A Commitment means:
(a)	in relation to the Original Lender, the amount set opposite its name under the heading Facility A Commitment in Part 3 of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and
(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled or reduced or transferred by it under this Agreement;

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Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan;
Facility B means the term loan facility made available under this Agreement as described in clause 2.1(b) (The Facilities);
Facility B Commitment means:
(a)	in relation to the Original Lender, the amount set opposite its name under the heading Facility B Commitment in Part 3 of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and
(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement, to the extent not cancelled or reduced or transferred by it under this Agreement;
Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan;
Facility Discharge Date means the first date on which:
(a)	all Loans and Commitments owed by the Obligors to each Finance Party under or in connection with the Finance Documents have been fully and finally discharged to the satisfaction of the Agent, whether or not as the result of an enforcement; and
(b)	the Finance Parties are under no further obligation to provide financial accommodation to any of the Obligors under any of the Finance Documents;
Facility Office means in respect of a Lender, the office or offices of that Lender specified above (or, following the date of this Agreement, the office or offices notified by that Lender to the Agent in writing by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;
FATCA means:
(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;
FATCA Application Date means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

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(b)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA;
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;
FCA means the Financial Conduct Authority acting in accordance with Part 6 of the Financial Services and Markets Act 2000;
Federal Reserve Board means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto);
Fee Letter means:
(a)	the English law arrangement fee letter between the Original Lender and the Parent dated on or around the date of this Agreement setting out the fees referred to in clause 13.2 (Arrangement Fee);
(b)	the English law agency and security agency fee letter between the Agent, the Security Agent and the Parent setting out the fees referred to in clauses 13.3 (Agency fee) and 13.4 (Security agency fee);
(c)	the extension fee letter between the Agent, and the Parent setting out the fees referred to in clause 2.3 (Extension option); and
(d)	any other documented designated as a Fee Letter by the Agent and the Parent from time to time;
Finance Documents means:
(a)	this Agreement;
(b)	the Fee Letters;
(c)	any Accession Deed;
(d)	any Hedging Agreement;
(e)	any Hedge Counterparty Accession Letter;
(f)	any Drawdown Request;
(g)	any Selection Notice;
(h)	any Resignation Letter;
(i)	any Additional Commitments Notice;
(j)	any Additional Revolving Facility Commitment Confirmation Notice;
(k)	any Extension Request;
(l)	the Subordination Deed;
(m)	the Security Documents;

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(n)	any Reference Rate Supplements;
(o)	any Compliance Certificate;
(p)	all notices, requests or certificates issued or required to be issued pursuant to this Agreement and any other document designated as a "Finance Document" in writing by the Agent and the Parent; and
(q)	any other document designated as a Finance Document by the Agent and the Parent;

and Finance Document means any one of them, as the context requires provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(i)	the definition of Default;
(ii)	the definition of Material Adverse Effect;
(iii)	the definition of Secured Obligations;
(iv)	the definition of Security Document;
(v)	clause 1.2(a)(vi) (Construction);
(vi)	clause 19 (Guarantee and Indemnity);
(vii)	clause 24 (Events of Default) (other than clause 24.14 (Repudiation and rescission of agreements) and clause 24.21 (Acceleration));
(viii)	clause 27 (The Security Agent); and
(ix)	clause 31 (Payment Mechanics);

Finance Lease has the meaning given to such term in clause 22.1 (Financial definitions);

Finance Party means the Agent, the Security Agent, a Hedge Counterparty and a Lender, provided that where the term "Finance Party" is used in, and construed for the purposes of, this Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of Secured Parties;
(b)	paragraph 1.2(a)(i) of clause (Construction);
(c)	paragraph (c) of the definition of Material Adverse Effect;
(d)	clause 19 (Guarantee and Indemnity);
(e)	clause 23.35 (Further assurance); and
(f)	clause 29 (Conduct of business by the Finance Parties);

Financial Indebtedness means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

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(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);
(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	any Finance Lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and only to the extent of the recourse);
(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;
(g)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply;
(h)	any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and
(i)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;

Financial Quarter has the meaning given in clause 22.1 (Financial definitions).

Financial Year has the meaning given in clause 22.1 (Financial definitions);

Flotation means:

(a)	a successful application being made for the admission of any part of the share capital of any member of the Group or any Holding Company of any member of the Group (other than Holdco or Exela Technologies, Inc.) to the Official List maintained by the FCA or the admission of any part of the share capital of any member of the Group or any Holding Company of any member of the Group (other than Holdco or Exela Technologies, Inc.) to trading on the London Stock Exchange plc; or
(b)	the grant of permission to deal in any part of the issued share capital of any member of the Group or any Holding Company of any member of the Group (other than Holdco or Exela Technologies, Inc.) on the Alternative Investment Market or the Growth Market of the ICAP Securities & Derivatives Exchange (ISDX), or the Nasdaq National Stock Market of the Nasdaq Stock Market Inc., or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country;

Fraudulent Transfer Law means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law;

French Non-Cooperative Jurisdiction means a “non-cooperative state or territory”

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(Etat ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the

French tax code (Code Général des Impôts), as such list may be amended from time to time.

French Obligor means an Obligor incorporated in France;

French Shareholders means a shareholder of any French Obligor whose shares are Pledged Shares;

Fruits and Proceeds Account means any fruits and proceeds bank account (compte fruits et produits) held in France and opened in the name of a French Shareholder in accordance with the provisions of article L. 211-20 (iii) of the French Monetary and Financial Code, as set out in the relevant déclaration de nantissement (as such term is defined in the relevant Security Document governed by French law);

Funding Rate means any rate set pursuant to clause 12.4 (Cost of Funds);

German Obligor means an Obligor incorporated in the Federal Republic of Germany;

Group means the Parent and each of its Subsidiaries from time to time;

Group Structure Chart means the Group Structure Chart delivered to the Lender pursuant to Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown Date);

Guaranteed Minimum Pensions has the meaning given to it by section 8(2) of the Pension Schemes Act 1993;

Guarantor means each Original Guarantor and each Additional Guarantor unless it has ceased to be a Guarantor in accordance with clause 25.17 (Resignation of a Guarantor);

Guarantor Coverage Threshold has the meaning given to that term in clause 23.32 (Guarantors);

Hedge Counterparty means any entity which has become a Party as a "Hedge Counterparty" in accordance with clause 25.9 (Hedge Counterparties);

Hedge Counterparty Accession Letter means a document substantially in the form set out in Schedule 13 (Form of Hedge Counterparty Accession Letter);

Hedging Agreement means any master agreement, confirmation, schedule or other agreement entered into after the date of this Agreement by a member of the Group and a Hedge Counterparty and which is intended to be a "Hedging Agreement" for the purposes of this Agreement, for the purpose of hedging interest rate;

Hedging Borrower means an Obligor which has entered into a Hedging Agreement with a Hedge Counterparty;

Historic Primary Term Rate means, in relation to any Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three days before the Quotation Day;

Holdco means XBP Europe Holdings, Inc.;

Holdco Group means Exela Technologies Inc. and each of its Subsidiaries (excluding the Group);

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary;

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IFRS means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Agent otherwise rescinds or repudiates a Finance Document;
(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of "Defaulting Lender"; or
(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and
(C)	payment is made within three (3) Business Days of its due date; or
(D)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
Initial Drawdown Date means the date of first drawdown of a Facility under this Agreement;
Initial Drawing means the first drawdown of a Facility on the Initial Drawdown Date;
Initial Valuation means:
(a)	a valuation of the Baronsmede Property supplied at the request of the Agent (on behalf of the Majority Lenders) by the Valuer and prepared on the basis of the Market Value, showing a value of the Baronsmede Property of £2,160,000; and
(b)	a valuation dated 23 May 2022 of the Park West Property showing a value of the Park West Property of £3,000,000,

giving a valuation of both properties of at least £5,160,000 (in aggregate);

Insolvency Event means in relation to a Finance Party means the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, examiner, process adviser, or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party's assets or any analogous procedure or step is taken in any jurisdiction with respect to that Finance Party;

Intellectual Property means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

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(b)	the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist);

Interest Period means, in relation to a Loan, each period determined in accordance with clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.4 (Default interest);

Interpolated Historic Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	either:
(i)	the most recent applicable Primary Term Rate (as of a day which not more than three days before the Quotation Day) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; or
(ii)	if no such Primary Term Rate is available for a period which is less than the Interest Period of that Loan, the most recent applicable Overnight Rate (if any) for a day which is:
(A)	no more than three days before the Quotation Day; and
(B)	no later than the Overnight Reference Day; and
(b)	the most recent applicable Primary Term Rate (as of a day which not more than three days before the Quotation Day) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan;
Interpolated Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the relevant Primary Term Rates) which results from interpolating on a linear basis between:
(a)	either:
(i)	the applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and
(ii)	if no such Primary Term Rate is available for a period which is less than the Interest Period of that Loan, the applicable Overnight Rate (if any) for the Overnight Reference Day; and
(b)	the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan;
IP Agreement means Intellectual Property License Agreement made effective on October 9, 2022 and entered into and between members of the Group and members of the Holdco Group, granting each other a non-exclusive, perpetual and irrevocable license to use certain intellectual property in the conduct of their respective business in accordance with such agreement;
Irish Companies Act means the Companies Act 2014 of Ireland, as amended;
Irish Credit Reporting Act means the Credit Reporting Act 2013 of Ireland, as amended;

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Irish Debenture means the Irish law debenture dated on or about the date of this Agreement and granted by GP-Auto Empire Limited and Exela Technologies Limited in favour of the Security Agent;
Irish Obligor means an Obligor incorporated in Ireland;
Irish Statutes of Limitation has the meaning given to the term “Statutes of Limitation” under the Statute of Limitations (Amendment) Act 2000 of Ireland;
ITA means the Income Tax Act 2007;
Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity;
Land Registry means HM Land Registry or, in respect of any registered land in Ireland, the Land Registry section of Tailte Éireann;
Lease Document means:
(a)	an Agreement for Lease;
(b)	an Occupational Lease; or
(c)	any other document designated as such by the Agent and the Parent;
Legal Opinion means:
(a)	any legal opinion delivered to the Agent under clause 3.1 (Conditions to Availability) or clause 25.14 (Additional Guarantors); or
(b)	any legal opinion delivered to the Agent or required by the Agent in connection with the Finance Documents;
Legal Reservations means:
(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)	the time barring of claims under the Limitation Acts;
(c)	the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK or Irish stamp duty may be void;
(d)	defences of set-off or counterclaim;
(e)	the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;
(f)	similar principles, rights and remedies under the laws of any jurisdiction in which an Obligor is constituted or in which any assets of an Obligor are situated; and
(g)	any other matters which are set out as qualifications or reservations as to matters of law in general application in any Legal Opinion;
Lender means the Original Lender and includes each other person who becomes a Lender or to whom all or part of a Loan is transferred pursuant to this Agreement;
Limitation Acts means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Irish Statutes of Limitation;

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LMA means the Loan Market Association;
Loan means a Term Loan or a Revolving Facility Loan;
Loan Notes means amounts owed by members of the Group to members of the Holdco Group in respect of related party notes payable of circa $1,518,000 (in aggregate) as of 31 March 2024;
Lookback Period means the number of days specified as such in the applicable Reference Rate Terms;
Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction);
Majority Senior Creditors means at any time, those Lenders and Hedge Counterparties whose Senior Credit Participations at that time aggregate more than 66 2/3 per cent of the total Senior Credit Participations at that time;
Margin means in relation to any Loan, 3.25 per cent. per annum;
Margin Stock means "margin stock" as defined in Regulation U;
Market Disruption Rate means the rate, if any, specified as such in the applicable Reference Rate Terms;
Market Value means the market value as that term is defined in the then current Statements of Asset Valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors or, as the case may be, in respect of any Property located in Ireland, the Society of Chartered Surveyors Ireland or its successor;
Material Adverse Effect means in the reasonable opinion of the Majority Lenders a material adverse effect on:
(a)	the business, operations, property or condition (financial or otherwise) of the Group taken as a whole; or
(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or
(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any of the Finance Parties under any of the Finance Documents;
Material Company means:
(a)	as at the date of this Agreement, each of the Parent, each Original Borrower, GP-Auto Empire Limited, Asterion France SAS, Drescher Full-Service Versand GmbH, XBP Europe AB (formerly Exela Technologies AB), Exela Technologies SA, Exela Technologies Services SAS, Exela Technologies GmbH, Exela Technologies ECM Solutions GmbH and Exela Technologies Holding GmbH, and ASTERION International GmbH;
(b)	at any other time:
(i)	each Obligor;

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(ii)	each wholly owned member of the Group that holds shares in an Obligor; and
(iii)	each member of the Group, which has earnings before interest tax, depreciation and amortisation and/or gross assets (excluding intra-group items) representing five (5) per cent. or more of the earnings before interest, tax, depreciation and amortisation or gross assets (as applicable) of the Group calculated on a consolidated basis.
Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in Schedule 6 (Reference Rate Terms);
Multiemployer Plan means any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) as to which any Obligor or ERISA Affiliate has any obligation or liability, contingent or otherwise;
Obligor means a Borrower and/or a Guarantor;
Obligors' Agent means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.6 (Obligors' Agent);
Occupational Lease means any lease or licence or other right of occupation or right to receive rent to which a Property may at any time be subject and includes any guarantee of a tenant's obligations under the same;
Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in clause 3.3 (Conditions to Optional Currencies in relation to Revolving Facility Loans);
Original Financial Statements means the audited consolidated annual financial statements of Holdco for the Financial Year ending 31 December 2023;
Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or an Additional Guarantor (as the case may be);
Overnight Rate means the rate (if any) specified as such in the applicable Reference Rate Terms;
Overnight Reference Day means the day (if any) specified as such in the applicable Reference Rate Terms;
Park West Property means Block 8, Park West Business Campus, Park West, Gallanstown, Dublin 12, Ireland;
Participating Member States means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;
Party means a party to this Agreement;
Permitted Acquisition means:

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(a)	an acquisition of a business or company by a member of the Group of more than 50 per cent. of the issued share capital of such business or company, provided that:
(i)	the Parent certifies (to the best of its knowledge and belief by reference to the facts and circumstances known to the Parent on or about the date the applicable member of the Group enters into a legally binding commitment for the proposed acquisition) in writing to the Agent that:
(A)	the Total Consideration for the acquired business or company and its Subsidiaries (when aggregated with any other acquisitions carried out in accordance with this paragraph (a) in the same Financial Year) shall not exceed £5,000,000;
(B)	the Total Consideration for the acquired business or company and its Subsidiaries (when aggregated with any other acquisitions carried out in accordance with this paragraph (a) at any time) shall not exceed £10,000,000 at any time after the date of this Agreement;
(C)	the acquired business or company and its Subsidiaries is each incorporated and carries on its principal business in the United States, the United Kingdom or Europe;
(D)	no Event of Default is continuing on the date the relevant member of the Group legally commits to make the acquisition and no Event of Default is reasonably expected to occur as a result of the acquisition;
(E)	the acquired business or company and its Subsidiaries will not have any material contingent or off-balance sheet liabilities following the acquisition;
(F)	the acquired business or company's earnings before interest, tax, depreciation and amortisation for the most recently completed Relevant Period was positive and the acquired business or company is projected to have positive earnings before interest, tax, depreciation and amortisation for the 12 months following the acquisition;
(G)	the acquired business or company is engaged in a business substantially the same as, complementary or related to that carried on by the Group;
(H)	the acquired business or company and its Subsidiaries is not incorporated in a country which is subject to Sanctions or any of the jurisdictions set out in clause 20.19 (Sanctions); and
(ii)	the Parent shall provide to the Agent (for information purposes only and subject to the Agent executing any hold harmless letters, release letters or equivalent documentation required by the relevant report providers), copies of all due diligence reports from third parties (on a non-reliance basis) if commissioned by a member of the Group in connection with the acquisition within ten (10) Business Days after legally committing to complete the acquisition;

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For the purposes of this paragraph (a), Total Consideration means the sum of (a) all cash amounts paid or to be paid in connection with such acquisition (including all related fees, costs, commissions and expenses and any deferred consideration or earn-outs) and (b) all Financial Indebtedness of the business or company and its Subsidiaries that is acquired.

(b)	any acquisition permitted by the Agent (acting on the instructions of the Majority Lenders);
(c)	an acquisition of shares or securities pursuant to a Permitted Share Issue;
(d)	an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable;
(e)	the incorporation of a company which on incorporation becomes a member of the Group, but only if:
(i)	that company is incorporated in the United States, the United Kingdom or Europe with limited liability; and
(ii)	the shares in the company are owned by an Obligor, Security over the shares of that company, in form and substance satisfactory to the Agent, is created in favour of the Security Agent within 30 days of the date of its incorporation;
(f)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal; or
(g)	any other acquisitions consented to by the Majority Lenders, including in relation to any exercise of clause 2.2 (Increase Option);

Permitted Disposal means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm's length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity which is not otherwise restricted under the Finance Documents;
(b)	of any asset by a member of the Group (the Disposing Company) to another Obligor (the Acquiring Company), but if:
(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor in the same capacity and with at least the same liability as the Disposing Company; and
(ii)	the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset;
(c)	of assets (other than shares, businesses, Real Property and Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality;
(d)	which is constituted by way of a licence of Intellectual Property in the ordinary course of trading;

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(e)	of audit fees and the pass through of new and existing expenses of any member of the Holdco Group (where such member of the Holdco Group is acting as an agent for any member of the Group);
(f)	of obsolete or redundant vehicles, plant and equipment for cash;
(g)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;
(h)	which is a Permitted Loan;
(i)	which is a lease, sub lease, licence or consolidation of real property in relation to the Group's offices and production facilities (which shall not include the Properties);
(j)	arising as a result of any Permitted Security;
(k)	in order to comply with the requirements of section 7f of the German Social Security Code IV (Sozialgesetzbuch IV) or section 4 of the German Act for the Improvement of Occupational Pension Schemes (Gesetz zur Verbesserung der betrieblichen Altersversorgung); and
(l)	of assets (other than shares, businesses, Real Property and Intellectual Property) for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed:
(i)	£3,000,000 (or its equivalent) in any Financial Year; and
(ii)	£6,000,000 during the life of the Facilities;

Permitted Distribution means:

(a)	the payment of a dividend to the Parent or any of its wholly-owned Subsidiaries;
(b)	the payment of a dividend by the Parent provided that:
(i)	the aggregate amount of such dividends (when aggregated with any other dividends made pursuant to this Agreement) does not exceed £5,000,000 in total throughout the life of the Facilities;
(ii)	pro forma for the dividend, Leverage at the most recently ended Relevant Period is less than 1.0:1.0;
(iii)	before the date of the proposed dividend, the Parent has delivered a Compliance Certificate confirming compliance with clause 22 (Financial Covenants) as at the most recently completed Relevant Period and on a look forward basis for the next four (4) successive Relevant Periods, taking into account the making of the payment; and
(iv)	the payment is made when no Default is continuing or would occur immediately after the making of the payment; and
(c)	the payment of a dividend by the Parent provided that the Agent (acting on the instructions of the Majority Lenders) has given its prior consent;

Permitted Financial Indebtedness means Financial Indebtedness:

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(a)	until the Initial Drawdown Date, incurred under the Existing Financial Indebtedness;
(b)	incurred under the Finance Documents;
(c)	arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of Utilisations made in Optional Currencies, but not a foreign exchange transaction for investment or speculative purposes;
(d)	arising under a Permitted Loan or a Permitted Guarantee;
(e)	incurred under Finance Leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by all Obligors does not exceed £3,000,000 (or its equivalent in other currencies) at any time;
(f)	incurred under Subordinated Indebtedness;
(g)	incurred under an intragroup loan made between a member of the Group as debtor and a member of the Holdco Group as creditor in an aggregate principal amount not exceeding a net amount of £3,000,000 in each Financial Year (when aggregated with other such loans and netted against the amount of Financial Indebtedness incurred under paragraph (i) of the definition of "Permitted Loan" in that same Financial Year);
(h)	incurred under any other facilities provided by a Lender;
(i)	arising under any bank guarantee, surety (Bürgschaft) or any other instrument issued by a bank or financial institution upon request of a member of the Group in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code IV (Sozialgesetzbuch IV));
(j)	incurred under the Existing Factoring Arrangements;
(k)	incurred under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) used for the purpose of section 2:403 of the Dutch Civil Code (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code) and issued by a Dutch Obligor in respect of any of its wholly-owned Subsidiaries;
(l)	Financial Indebtedness incurred under any joint and several liability arising as a result of (the establishment of) a fiscal unity (fiscale eenheid);
(m)	arising under any refinancing of existing Financial Indebtedness provided that the amount of the existing Financial Indebtedness does not increase;
(n)	arising under a Hedging Agreement or as otherwise permitted by clause 23.31 (Treasury Transactions); and
(o)	not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed £1,000,000 (or its equivalent) at any time;

Permitted Guarantee means:

(a)	any guarantee arising under the Finance Documents;

25

(b)	the endorsement of negotiable instruments in the ordinary course of trade;
(c)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business;
(d)	any guarantee arising under the Existing Factoring Arrangements;
(e)	any guarantee of a Joint Venture to the extent permitted by clause 23.11 (Joint ventures);
(f)	any guarantee permitted under clause 23.22 (Financial Indebtedness);
(g)	any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;
(h)	any guarantee arising under, or required to be given pursuant to, workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation (including any guarantee given or subsisting in order to comply with section 8a of the German Act on Partial Retirement \(Altersteilzeitgesetz) or section 7d of the German Social Security Code IV (Sozialgesetzbuch IV) or any works council or similar agreement or arrangement in relation to part-time work, working-time accounts or other flexible work arrangements);
(i)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of "Permitted Security"; and
(j)	any guarantee not permitted by the preceding paragraphs so long as the maximum aggregate principal amount of actual and contingent liabilities does not exceed £500,000 (or its equivalent) at any time;

Permitted Holdco Debt means the aggregate amount of Financial Indebtedness outstanding (which is permitted to be outstanding) pursuant to paragraph (g) of the definition of "Permitted Financial Indebtedness";

Permitted Joint Venture means any investment in any Joint Venture:

(a)	where the aggregate of (i) all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group, (ii) the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture and (iii) the market value of any assets transferred by any member of the Group to any such Joint Venture, does not exceed (A) £5,000,000 per Financial Year and (B) £10,000,000 throughout the life of the Facilities, in each case, when aggregated with any acquisitions carried out pursuant to paragraph (a) of the definition of Permitted Acquisitions;
(b)	made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

Permitted Loan means:

(a)	any trade credit extended by an Obligor to its customers on normal commercial terms and in the ordinary course of its trading activities;

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(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;
(c)	liabilities to an Obligor arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;
(d)	a loan made by an Obligor to an employee or director of an Obligor if the amount of that loan when aggregated with the amount of all loans to employees and directors by all Obligors does not exceed £50,000 at any time;
(e)	any loan made or by an Obligor to another Obligor;
(f)	any loan made by an Obligor to another member of the Group;
(g)	arising under any cash pooling, netting or set-off arrangements entered into by a member of the Group in the ordinary course of its banking arrangements for the purposes of netting and credit balances of the Group;
(h)	any Existing Holdco Group Loans;
(i)	any loan made by a member of the Group as creditor to a member of the Holdco Group as debtor in an aggregate principal amount not exceeding a net amount of £3,000,000 in any Financial Year (when aggregated with other such loans and netted against the amount of Financial Indebtedness incurred under paragraph (g) of the definition of "Permitted Financial Indebtedness" in that same Financial Year); and
(j)	any loan not permitted by the preceding paragraphs so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed £250,000 at any time;

Permitted Reorganisation means any voluntary liquidation on a solvent basis of any Subsidiary so long as any payment or assets distributed as a result are distributed to Obligors;

Permitted Security means:

(a)	the Security constituted by the Security Documents;
(b)	until the Initial Drawdown Date, the Security under the Existing Financial Indebtedness;
(c)	notwithstanding paragraph (b) above, the 2022 Security Documents;
(d)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;
(e)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any Obligor and any lien arising under the general terms and conditions of banks and/or Sparkassen (Allgemeine

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Geschäftsbedingungen der Banken oder Sparkassen) with whom any Obligor maintains a banking relationship in the ordinary course of business;
(f)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied an Obligor in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any Obligor;
(g)	any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (c) of the definition of "Permitted Financial Indebtedness";
(h)	any Security or Quasi-Security given in order to comply with the requirements of section 8a of German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code IV (Sozialgesetzbuch IV);
(i)	any Security arising under article 24 and 25 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' association (Nederlandse Vereniging van Banken);
(j)	any Security granted under the Existing Factoring Arrangements;
(k)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;
(l)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;
(m)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:
(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;
(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and
(iii)	the Security or Quasi-Security is removed or discharged within one month of the date of acquisition of such asset;
(n)	any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:
(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;
(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

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(iii)	the Security or Quasi-Security is removed or discharged within one Month of that company becoming a member of the Group;
(o)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; and
(p)	any Security or Quasi- Security securing indebtedness where the outstanding principal amount of which (when aggregated with the outer principal amount which has the benefit of Security or Quasi- Security) does not exceed £500,000 (or its equivalent) at any time;

Permitted Share Issue means an issue of:

(a)	ordinary shares by the Parent to Holdco, paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by the Parent and (ii) such issue does not lead to a Change of Control of the Parent; or
(b)	shares by a member of the Group which is a Subsidiary to its immediate Holding Company for non-cash consideration where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms;

Permitted Transaction means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;
(b)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;
(c)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms; or
(d)	audit fees and the pass through of new and existing expenses of any member of the Holdco Group (where such member of the Holdco Group is acting as an agent for any member of the Group;

Person has the meaning given in clause 20.19 (Sanctions);

Plan Asset Rules means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified by Section 3(42) of ERISA, and the rules and regulations thereunder;

Pledged Account means any bank account of a French Shareholder which is subject to Transaction Security;

Pledged Shares means the shares of a French Obligor, which are pledged pursuant to a Security Document governed by French law;

Primary Term Rate means the rate specified as such in the applicable Reference Rate Terms;

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Properties means each Real Property known as:

(a)	the Baronsmede Property; and
(b)	the Park West Property;

Qualifying Lender has the meaning given to that term in clause 14 (Tax Gross Up and Indemnities);

Quarter Date has the meaning given in clause 22.1 (Financial definitions);

Quasi-Security has the meaning given to that term in clause 23.14 (Negative pledge);

Quotation Day means the day specified in the applicable Reference Rate Terms;

Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms;

Quoted Tenor means, in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of any information service;

Real Property means:

(a)	any freehold, leasehold or immovable property; and
(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property;

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property;

Reference Rate Supplement means a document which:

(a)	is agreed in writing by the Parent and the Agent (acting on the instructions of the Majority Lenders);
(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;
(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and
(d)	has been made available to the Parent and each Finance Party;

Reference Rate Terms means in relation to:

(a)	a currency;
(b)	a Utilisation or an Unpaid Sum;
(c)	an Interest Period for such a Utilisation or Unpaid Sum (or other period for the accrual of commission or fees); or
(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Utilisation or Unpaid Sum,

the terms set out for that currency, Utilisation, Unpaid Sum or accrual of commission or fees, and (where such terms are set out for different categories of Utilisation, Unpaid Sum or accrual of commission or fees) for the category of that Utilisation, Unpaid Sum or accrual, in Schedule 6 (Reference Rate Terms) or in any Reference Rate Supplement;

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Regulation T, Regulation U or Regulation X means Regulation T, U or X, as the case may be, of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof;

Related Party Financing means:

(a)	the Loan Notes; and
(b)	any other loans provided by a member of the Holdco Group to a member of the Group provided it is subordinated on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders);

Related Party Management and Royalty Fees means fees and royalties paid to Exela Technologies, Inc by other members of the Group;

Related Party Payable means amounts owed by members of the Group to members of the Holdco Group in respect of related party accounts payable and trade receivables, including, for the avoidance of doubt, the circa $11,800,000 amount (on a net basis) of historic Related Party Payables outstanding as of 31 March 2024 as such amount may be repaid over time;

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it;

Relevant Market means the market specified as such in the applicable Reference Rate Terms;

Relevant Period has the meaning given to that term in clause 22.2(a)(iii)(B) (Financial Testing);

Repayment Date means each Quarter Date;

Repayment Instalment means each amount payable in respect of a Term Loan on a Repayment Date in accordance with clause 6.1 (Repayment of Term Loan);

Repeating Representations means each of the representations set out in clauses 20.2 (Status*) to 20.6 (Validity and admissibility in evidence*), clause 20.11 (No Default*), clause 20.12(a)(v) (No misleading information), clause 20.13 (Financial Statements*), clause 20.18 (Anti-corruption law*), clause 20.19 (Sanctions*), clause 20.22 (Good title to assets*) to 20.26 (Intellectual Property*) (but not 20.24(d)), clause 20.29 (Accounting Reference Date*) to 20.32 (No adverse consequences*) and clause 20.35 (Title to Property*), clause 20.38 (US Solvency) to 20.41 (ERISA);

Reporting Day means the day specified as such in the applicable Reference Rate Terms;

Reporting Time means the relevant time (if any) specified as such in the Reference Rate Terms);

Reports means the Certificates of Title and the Initial Valuation;

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Repped Information means any material written information provided by the Parent (or another member of the Group) to the Agent (or another Finance Party) in connection with any Loan or any Finance Document;

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

Resignation Letter means a letter substantially in the form set out in Schedule 12 (Form of Resignation Letter);

Revolving Facility means the revolving credit facility made available under this Agreement as described in clause 2.1(c) (The Facilities);

Revolving Facility Commitment means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Revolving Facility Commitment" in Part 3 of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Increase option); and
(b)	in relation to any other Lender, the amount of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Increase option),

to the extent not cancelled, reduced or transferred by it under this Agreement;

Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan;

RFR means the rate specified as such in the applicable Reference Rate Terms;

RFR Banking Day means any day specified as such in the applicable Reference Rate Terms;

Rollover Loan means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;
(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan; and
(c)	in the same currency as the maturing Revolving Facility Loan; and
(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan;

Sanctions has the meaning given in clause 20.19 (Sanctions);

Scheme means the Banctec Limited Retirement Benefits Scheme;

Secured Obligations means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity);

Secured Parties means each Finance Party from time to time party to this Agreement and any Receiver or Delegate;

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Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

Security Documents means:

(a)	the documents listed at paragraph 2.2 of Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown Date);
(b)	any other document evidencing or creating Security over any asset to secure any obligation of any Obligor to a Secured Party under the Finance Documents; and
(c)	any other document designated as such by the Security Agent and the Parent or other relevant Obligor;

Selection Notice means a notice in writing addressed to the Agent, signed on behalf of a Borrower and in the form set out in Schedule 4 delivered pursuant to clause 11.1 (Interest Periods);

Senior Credit Participations means in relation to a Lender or a Hedge Counterparty (to the extent to which that Hedge Counterparty is a Secured Party), the aggregate of:

(a)	its aggregate Commitments, if any;
(b)	in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this agreement, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (and before taking into account any interest accrued on that amount since the date of termination or close-out) to the extent that amount is unpaid (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and
(c)	after the Facility Discharge Date only, in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out:
(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Hedging Borrower is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or
(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Hedging Borrower is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant

33

Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

Services Agreement means the services agreement between, amongst others, the Parent and Exela Technologies BPA, LLC dated 29 November 2023;

Single Employer Plan means any pension plan subject to Title IV of ERISA or Section 412 of the Code as to which any Obligor or any ERISA Affiliate has any obligation or liability, contingent or otherwise;

SoC means the schedule of contributions relating to the Scheme as may be amended or modified from time to time;

Specified Time means in relation to a Loan, as set out for that Loan in clause 4.1 (Delivery of a Drawdown Request);

Subordinated Indebtedness means:

(a)	any Related Party Payables;
(b)	any Related Party Financings;
(c)	any intragroup loan from a member of the Group that is not an Obligor to an Obligor, provided it is subordinated on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders); and/or
(d)	any other Financial Indebtedness incurred by the Parent or any other member of the Group (including shareholder loans) which is subordinated on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders);

Subordination Deed means a deed of subordination dated on or around the date of this Agreement and made between, among others, the Agent, the Security Agent, the Intra-Group Lenders (as defined in the Subordination Deed) and the Structural Intra-Group Lenders (as defined in the Subordination Deed);

Subsidiary means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006;

Swedish Obligor means any Obligor incorporated in Sweden;

T2 means the real time gross settlement system operated by the Eurosystem, or any successor system;

TARGET Day means any day on which T2 is open for the settlement of payments in euro;

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

Term Loan means a Facility A Loan or a Facility B Loan;

Term Loan Facility means Facility A or Facility B;

Term Rate Currency means:

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(a)	euro, US dollars and SEK; and
(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement;

Term Rate Loan means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become a "Compounded Rate Loan" for its then current Interest Period pursuant to clause 12.1 (Interest calculation if no Primary Term Rate);

Term Reference Rate means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or
(b)	as otherwise determined pursuant to clause 12.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero;

Termination Date means

(a)	in the case of each Term Loan Facility, the date falling four (4) years from the date of this Agreement; and
(b)	in the case of the Revolving Facility, subject to clause 2.3 (Extension option), the date falling three (3) years from the date of this Agreement;

Third Party Security Provider means each of the entities identified as a Third Party Security Provider in paragraph 2.3 of Part 1 of Schedule 2 (Conditions Precedent to the Initial Drawdown Date);

Total Commitments means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Revolving Facility Commitments, being £24,000,000 at the date of this Agreement;

Total Facility A Commitments means the aggregate of the Facility A Commitments, being £3,000,000 at the date of this Agreement;

Total Facility B Commitments means the aggregate of the Facility B Commitments, being EUR10,500,000 at the date of this Agreement;

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being £12,000,000 at the date of this Agreement;

Transaction Security means the Security created or expressed to be created in favour of the Security Agent pursuant to the Security Documents;

Transfer Certificate means a certificate substantially in the form set out in Schedule 10 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent;

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

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(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate;

Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

UK CRD IV means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012, as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the Withdrawal Act);
(b)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and as amended by Directive 2019/878/EU of the European Parliament and of the Council of 20 May 2019, and its implementing measures; and
(c)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;

UK CRD V means:

(a)	Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;
(b)	Regulation (EU) No 648/2012 and Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and
(c)	Direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD V as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;

United States and US means the United States of America;

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents;

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US Bankruptcy Code means Title 11 of the United States Code or any similar United States federal or state law for relief of debtors as now or hereinafter in effect;

US Bankruptcy Laws means the US Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, suspension of payments, reorganization or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally;

US Obligor means any Obligor organised under the laws of the United States of America, any state thereof or the District of Columbia;

Utilisation means a Loan;

Valuation means a valuation of a Property, or as the context requires, the Properties by the Valuer, supplied at the request of the Agent (on behalf of the Majority Lenders), addressed to the Agent (on behalf of the Majority Lenders) and prepared on the basis of the Market Value and such term will include the Initial Valuation;

Valuer means Vail Williams or such other valuer as the Agent (on behalf of the Majority Lenders) may approve from time to time;

VAT means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;
(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere; and

Withdrawal Act means the European Union (Withdrawal) Act 2018.

1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)	the Agent, any Finance Party, any Lender, any Borrower, any Hedge Counterparty, any Obligor, any Secured Party, the Security Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;
(ii)	where, at any time, there is more than one Lender, references in this Agreement to the Lender shall be a reference to any or all of such Lenders or the relevant Lender, as the context requires;
(iii)	a document in agreed form is a document which is previously agreed in writing by or on behalf of the Parent (or another Obligor) and the Agent (on behalf of the Majority Lenders) or, if not so agreed, is in the form specified by the Agent (on behalf of the Majority Lenders);
(iv)	assets includes present and future properties, revenues and rights of every description;

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(v)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(vi)	a guarantee is a reference to any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;
(vii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(viii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);
(ix)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;
(x)	a provision of law is a reference to that provision as amended or re-enacted; and
(xi)	a time of day is a reference to London time.
(b)	Section, clause and schedule headings are for ease of reference only.
(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(d)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived in writing by the Agent (acting on behalf of the Lenders).
(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(i)	any replacement page of that information service which displays that rate; and
(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent.

(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(g)	Any Reference Rate Supplement overrides anything in:

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(i)	Schedule 6 (Reference Rate Terms); or
(ii)	any earlier Reference Rate Supplement,

provided that a Reference Rate Supplement may not effect any reduction in the Margin.

(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)	Schedule 7 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 8 (Cumulative Compounded RFR Rate), as the case may be; or
(ii)	any earlier Compounding Methodology Supplement.
(i)	The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
1.3	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Agreement.
(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
1.4	Currency symbols and definitions

$, USD and US dollars denote the lawful currency of the United States of America, £, GBP and sterling donate the lawful currency of the United Kingdom, € and euro donate the lawful currency of the Participating Member States and SEK denotes the lawful currency of Sweden.

1.5	Dutch terms

In this Agreement, where it relates to any Dutch entity, any reference to:

(a)	all necessary action includes without limitation any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden);
(b)	winding-up, administration or dissolution includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(c)	a moratorium includes surseance van betaling;
(d)	any step or proceeding taken in connection with insolvency proceedings includes having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);
(e)	a security interest includes, in respect of any Dutch entity or in connection with any security in the Netherlands, a mortgage (hypotheek), a pledge (pandrecht), and in general any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

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(f)	a liquidator includes a curator;
(g)	an administrative receiver includes a bewindvoerder or a stille bewindvoerder and a herstructureringsdeskundige;
(h)	an arrangement or composition includes an akkoordprocedure buiten faillissement;
(i)	an attachment includes a beslag;
(j)	a subsidiary includes a dochtermaatschappij as defined in the Dutch Civil Code; and
(k)	a similar officer includes a restructuring expert (herstructureringsdeskundige) or observator).
1.6	German terms
(a)	In this Agreement, where it relates to an Obligor incorporated in the Federal Republic of Germany, any reference to:
(i)	a person being unable to pay its debts means that person being in a state of illiquidity (Zahlungsunfähigkeit) under section 17 of the German Insolvency Law (Insolvenzordnung) or being over-indebted (überschuldet) under section 19 of the German Insolvency Law (Insolvenzordnung);
(ii)	a liquidator, trustee in bankruptcy, compulsory manager, receiver or administrator includes an "Insolvenzverwalter", a "vorläufiger Insolvenzverwalter" or a "Sachwalter";
(iii)	winding up, administration or dissolution includes insolvency proceedings (Insolvenzverfahren);
(iv)	any procedure or step taken in connection with insolvency proceedings includes the filing of a petition for opening an insolvency proceeding (Antrag auf Eröffnung eines Insolvenzverfahrens) (including, by way of "(vorläufige) Eigenverwaltung" or "Schutzschirmverfahren") pursuant to the relevant provisions of the German Insolvency Law (Insolvenzordnung), an ordering of provisional measures (Anordnung vorläufiger Maßnahmen) pursuant to section 21 of the German Insolvency Law (Insolvenzordnung) or a rejection of insolvency proceedings on the grounds of insufficiency of assets (Abweisung mangels Masse) pursuant to section 26 of the German Insolvency Law (Insolvenzordnung);
(v)	in relation to any Transaction Security or other security rights or security assets governed by German law or located in Germany “trust”, “trustee” or “on trust” shall be construed as "Treuhand", "Treuhänder" or "treuhänderisch";
(vi)	"by-laws" or "constitutional documents" includes reference to articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), rules of procedure (Geschäftsordnung) and list of shareholders (Gesellschafterliste);
(vii)	a "director" or "officer" includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person, including but not limited to, a managing director (Geschäftsführer) or member of the board of directors (Vorstand) or an authorised representative (Prokurist);

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(viii)	a share includes, without limitation, a reference to any partnership interest (Gesellschaftsanteil) or any other type of stake "Anteil" in a company incorporated or established under the laws of Germany (and shareholder and similar expressions shall be construed accordingly); and
(ix)	with respect to any Security Documents governed by German law, any transfer made under this Agreement shall be construed under German law as a transfer and assignment by way of assumption of contract (Vertragsübernahme).
(b)	Where a German translation of a word or phrase appears in the text of this Agreement, the German meaning and the underlying German law legal concept shall prevail.
1.7	Irish terms

In each Finance Document, where it relates to an Irish entity or Irish law or document governed by Irish law or a person formed, established or organised and existing or having its centre of main interests (as that term is used in Article 3(1) of the Insolvency Proceedings Regulation) in Ireland, a reference to:

(a)	“Dissolution” of an Irish Obligor includes such entity being struck off the Register of Companies in Ireland.
(b)	“Enforcing” (or any derivation) the Security includes the appointment of an administrator, examiner, receiver or process adviser (or any analogous officer in any jurisdiction) to or in respect of an Irish Obligor, any assets of an Irish Obligor, the shares in an Irish Obligor or any assets secured under any Security Document governed by the laws of Ireland by the Security Agent.
(c)	an “examiner” means an examiner (including any interim examiner) appointed under section 509 of the Irish Companies Act and examinership shall be construed accordingly.
(d)	a “process adviser” means a person appointed or acting as a process adviser within the meaning of section 558A(1) of the Irish Companies Act.
(e)	a “rescue process” means the rescue process for small and micro companies contemplated by Part 10A of the Irish Companies Act.
(f)	a person being “unable to pay its debts” includes that person being unable to pay its debts within the meaning of section 509(3) and section 570 of the Irish Companies Act.
(g)	Ireland excludes Northern Ireland.
1.8	Swedish terms
(a)	In this Agreement and any other Finance Document, where it relates to a Swedish entity or any Transaction Security governed by Swedish law, a reference to:
(i)	its "constitutional documents" include its articles of association and the certificate of registration issued by the Swedish Companies Registration Office (Sw. Bolagsverket), as in force from time to time;
(ii)	a "composition", "compromise", "assignment" or similar arrangement with any class of creditors includes (A) any write-down of debt (Sw. ackord) following from any procedure of 'företagsrekonstruktion' under the Swedish Company Reorganisation Act (Sw. Lag om företagsrekonstruktion

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(2022:964)) (the Swedish Company Reorganisation Act), or (B) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish Bankruptcy Act (Sw. Konkurslag (1987:672)) (the Swedish Bankruptcy Act);
(iii)	a "liquidator", "receiver", "administrative receiver", "administrator" or "compulsory manager" includes (A) 'rekonstruktör' under the Swedish Company Reorganisation Act, (B) 'konkursförvaltare' under the Swedish Bankruptcy Act, or (C) 'likvidator' under the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) (the Swedish Companies Act);
(iv)	"gross negligence" means 'grov vårdslöshet' under Swedish law;
(v)	a "guarantee" includes any 'garanti' under Swedish law which is independent from the debt to which it relates and any 'borgen' under Swedish law which is accessory to or dependant on the debt to which it relates;
(vi)	an "amalgamation", "merger" or "consolidation" includes any 'fusion' implemented in accordance with Chapter 23 of the Swedish Companies Act;
(vii)	a "reorganisation" includes any contribution of part of its business in consideration of shares (Sw. apport) and a "demerger" includes any 'delning' implemented in accordance with Chapter 24 of the Swedish Companies Act;
(viii)	a "winding-up", "dissolution" or "administration" includes 'frivillig likvidation' or 'tvångslikvidation' under Chapter 25 of the Swedish Companies Act;
(ix)	"suspension of payment" includes any 'betalningsinställelse'; and
(x)	an Insolvency Event includes such member of the Group being subject to 'konkurs' under the Swedish Bankruptcy Act, 'företagsrekonstruktion' under the Swedish Company Reorganisation Act or 'tvångslikvidation' under Chapter 25 of the Swedish Companies Act.
(b)	Each reference to Transaction Security governed by Swedish law shall be interpreted as a reference to Transaction Security governed by Swedish law and/or perfected in accordance with Swedish law.
(c)	If any party to this Agreement that is incorporated in Sweden (the Swedish Obligor) is required to hold an amount on trust on behalf of another party (the Beneficiary), the Swedish Obligor shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Funds Accounting Act (Sw. Lag om redovisningsmedel (1944:181)) and shall promptly pay or transfer the same to the Beneficiary or as the beneficiary may direct.
(d)	Any transfer by novation in accordance with the Finance Documents, shall, as regards Transaction Security governed by Swedish law and obligations owed by a Swedish Obligor, be deemed to take effect as an assignment and assumption or transfer of such rights, benefits, obligations and security interests and each such assignment and assumption or transfer shall be in relation to the proportionate part of the security interests granted under the relevant Swedish law governed Transaction Security.

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(e)	Each transfer and/or assignment by a Lender shall include a proportionate part of the security interests granted under the relevant Transaction Security governed by Swedish law, together with a proportionate interest in the relevant Transaction Security governed by Swedish law.
(f)	Notwithstanding any other provisions in this Agreement or in any other Finance Document, any enforcement (including by way of appropriation) of any perfected Transaction Security governed by Swedish law shall apply only to the extent permitted under Section 37 of the Swedish Contracts Act (Sw. Lag (1915:218) om avtal och andra rättshandlingar på förmögenhetsrättens område).
(g)	Notwithstanding any other provisions in this Agreement and/or the other Finance Documents:
(i)	the release of any Transaction Security governed by Swedish law; and
(ii)	the disposal (including, without limitation, any conversion, set-off or forgiveness of indebtedness which is subject to perfected Transaction Security governed by Swedish law) or transfer of any asset, property and/or interests subject to perfected Transaction Security governed by Swedish law (to the extent such right to dispose or transfer could risk invalidating such perfected Transaction Security governed by Swedish law),
(h)	will always be subject to the prior written consent of the Security Agent (acting in its sole discretion and on a case by case basis without requiring any consent or consultation with any of the Lenders, the Parent or any member of the Group), unless the assets the security over which is to be released are disposed of for full market value in cash and the proceeds are applied directly towards the relevant secured obligations (or are paid into a blocked account held with the Security Agent following an Event of Default, which is continuing). This provision therefore supersedes any conflicting provision in this Agreement and/or the other Finance Documents. Each Lender authorises the Security Agent to release such security at its discretion without notification or further reference to the Lenders.
1.9	French Terms

In this Agreement, where it relates to a French Obligor or a Security Document governed by French law, a reference to:

(a)	“or other procedure or step” shall include, in particular, the entry of a judgement for sauvegarde (including sauvegarde accélérée), redressement judiciaire, cession totale de l’entreprise, or liquidation judiciaire under articles L. 620-1 to L. 644-6 of the French Commercial Code;
(b)	"central bank" shall include, for the avoidance of doubt, the European Central Bank and the French Central Bank;
(c)	a “composition”, “compromise”, “assignment” or “arrangement with any creditor” includes a conciliation or a mandat ad hoc under articles L. 611-3 to L. 611-16 of the French Commercial Code;
(d)	“control” has the meaning given in paragraph (I) 1˚ and 2˚ of article L. 233-3 of the French Commercial Code;
(e)	a “corporate reconstruction” includes any contribution of part of its business in consideration of shares (apport partiel d’actifs), any merger (fusion) or demerger (scission) implemented in accordance with article L. 236-1 to L. 236-24 of the French Commercial Code;

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(f)	“financial assistance” has the meaning given in article L. 225-16 of the French Commercial Code;
(g)	“gross negligence” means faute lourde;
(h)	a “guarantee” means any type of sûreté personnelle and includes any cautionnement, aval or any garantie which is independent from the debt to which it relates;
(i)	a “grant”, “creation” or “transfer of a security interest” or collateral includes a sûreté réelle and any transfer by way of security;
(j)	a “lease” includes an opération de crédit-bail;
(k)	a “liquidator”, “receiver”, “administrative receiver”, “administrator”, “compulsory manager”, “trustee” or “other similar officer” includes an administrateur judiciaire, mandataire ad hoc, conciliateur, mandataire liquidateur or any other person appointed as a result of any proceedings described in paragraphs (a) and (b) above and (l) and (q) below;
(l)	a “merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Commercial Code;
(m)	a “moratorium” includes a moratorium under a conciliation procedure in accordance with articles L. 611-4 to L. 611-16 of the French Commercial Code;
(n)	a “security” or “security interest” includes any type of security (sûreté réelle), transfer or assignment by way of security and fiducie-sûreté;
(o)	a person being “unable to pay its debts” includes that person being in a state of cessation des paiements as defined in article L. 631-1 of the French Commercial Code;
(p)	“trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable law;
(q)	“wilful misconduct” means dol; and
(r)	a “winding-up”, “dissolution” or “administration” includes a redressement judiciaire, cession totale de l'entreprise, a liquidation judiciaire, a sauvegarde (including a sauvegarde accélérée) under the Livre VI (Book VI) of the French Commercial Code.
2.	The Facilities
2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)	a term loan facility in an aggregate amount equal to the Facility A Commitments;
(b)	a term loan facility in an aggregate amount equal to the Facility B Commitments; and
(c)	a revolving loan facility in an aggregate amount equal to the Revolving Facility Commitments.

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2.2	Increase option
(a)	The Parent may request in writing on any day prior to the date falling sixty (60) Business Days prior to the end of the Availability Period in respect of the Revolving Facility, that the Revolving Facility Commitments are increased. Any such request shall be made in accordance with the requirements of this clause 2.2 and shall be made by notice to the Agent (the Additional Commitments Notice).
(b)	The Additional Commitments Notices shall be open for acceptance by the Lenders for a period of ten (10) Business Days from the date of the Additional Commitments Notice (the Offer Period) and shall specify:
(i)	the amount of the proposed additional commitments (the Additional Revolving Facility Commitments);
(ii)	the proposed date on which the Additional Revolving Facility Commitments are to become effective (the Increase Date); and
(iii)	the amount of the increase fee that the Parent proposes to pay in relation to those Additional Revolving Facility Commitments.
(c)	Any increase in the Revolving Facility Commitments under this clause 2.2 shall not, when aggregated with any other increase under this clause 2.2, result in the total Revolving Facility Commitments exceeding £26,000,000 at any time.
(d)	Subject to paragraph (e) below, the Parent may exercise the increase under this this clause 2.2 on no more than three occasions.
(e)	Notwithstanding whether the conditions in paragraph (a) above have been satisfied, no existing Lender shall be obliged to participate in any such increase and the decision to participate is at the sole discretion of the relevant Lender.
(f)	Any existing Lender that is willing to provide all or part of such Additional Revolving Facility Commitments (a Commitment Increase Lender) shall notify the Agent in writing (the Additional Revolving Facility Commitment Confirmation Notice) of the proposed Additional Revolving Facility Commitments that it unconditionally offers to assume no later than 5:00 p.m. on the last day of the Offer Period relating to that Additional Revolving Facility Commitments Confirmation Notice. An Additional Revolving Facility Commitment Confirmation Notice shall be irrevocable.
(g)	The establishment of an Additional Revolving Facility Commitment will only be effected in accordance with paragraph (h) if on the date of the Additional Revolving Facility Commitments Confirmation Notice and on the Increase Date:
(i)	no Event of Default is continuing or would result from the making of such increase pursuant to this clause; and
(ii)	the Repeating Representations to be made by each Obligor (by reference to the facts and circumstances existing on such date) are true and accurate.
(h)	On and from the Increase Date:
(i)	the Revolving Facility Commitments will be increased by the aggregate of the Additional Revolving Facility Commitments specified in the relevant Additional Revolving Facility Commitments Confirmation Notices;
(ii)	each Commitment Increase Lender will assume all the obligations of a Lender in respect of the Additional Revolving Facility Commitments

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specified in the Additional Revolving Facility Commitments Confirmation Notice of that Commitment Increase Lender; and
(iii)	the Commitments of the other Lenders shall continue in full force and effect.
(i)	Each Obligor confirms:
(i)	the authority of the Parent to agree and implement the establishment of Additional Revolving Facility Commitments in accordance with the procedures and up to the amounts permitted by this Agreement; and
(ii)	that all its guarantee and indemnity obligations recorded in clause 19 (Guarantee and indemnity) or other Finance Document will extend to include any Loan made utilising the Additional Revolving Facility Commitments and other obligations arising in connection with such Additional Revolving Facility Commitments subject to any limits as specifically recorded in clause 19 (Guarantee and indemnity), or elsewhere in the Finance Documents.
(j)	Each Borrower shall apply all amounts borrowed by it in respect of the Additional Revolving Facility Commitments towards Permitted Acquisitions and/or capital expenditure of the Group subject to the cap as set out in clause 2.4(b)(ii) (Purpose) below.
(k)	The Parent shall pay to the Agent for the account of the Commitment Increase Lenders, an increase fee (in an amount to be agreed between the Commitment Increase Lenders under the Revolving Facility and the Parent) pro rata to their Commitments, on or prior to the date such extension takes effect.
2.3	Extension option
(a)	Subject to paragraph (b) below, the Parent may deliver to the Agent, no more than sixty (60) days and no less than thirty (30) days prior to the first anniversary of the date of this Agreement, a written request (the Extension Request) to extend the Termination Date of the Revolving Facility (the Initial Termination Date) by a period of one (1) year (the Extended Termination Date).
(b)	Notwithstanding whether the conditions in paragraph (a) above have been satisfied, each Lender under the Revolving Facility shall notify the Agent of its decision (which shall be in its sole discretion), whether to agree or not to the Extension Request within ten (10) Business Days of receipt of the Extension Request from the Agent (and if any Lender has not notified the Agent of its acceptance of the Extension Request on or before such date it shall be deemed to have refused the Extension Request) and the Agent shall promptly notify the Borrowers whether or not each Lender has agreed to the Extension Request.
(c)	The Commitment of each Lender under the Revolving Facility that expressly agrees to an extension of the Initial Termination Date to the Extended Termination Date as requested in the Extension Request (each an Accepting Lender) will, on the date such Accepting Lender notifies the Agent of its acceptance of the Extension Request, automatically be extended without the need for any further action by the Agent or the Lenders to the Extended Termination Date.
(d)	The Parent shall pay to the Agent for the account of the Accepting Lenders, an extension fee (in an amount to be agreed between the Accepting Lenders and the

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Parent) pro rata to their Commitments, on such date as agreed with the Lenders in a Fee Letter.
2.4	Purpose
(a)	Each Borrower shall apply all amounts borrowed by it under Facility A and Facility B towards refinancing the Existing Financial Indebtedness (and paying any associated Break Costs, redemption premia and other fees, costs and expenses in connection with such refinancing).
(b)	Subject to paragraph (c) below, each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards the general corporate purposes of the Group, including (but not limited to):
(i)	Permitted Acquisitions; and
(ii)	capital expenditure of the Group up to a maximum aggregate amount of £3,000,000.
(c)	No Borrower shall apply any amounts of the Revolving Facility towards:
(i)	the development of new products by the Parent or any of its Holding Companies; and
(ii)	declaring, making or paying any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) other than a Permitted Distribution.
2.5	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.6	Obligors' Agent
(a)	Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)	the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and
(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or

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not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.
(c)	For the purposes of this clause 2.6, each Obligor releases the Parent (to the extent legally permissible) from any restrictions on self-dealing and multi-representation set out in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any equivalent restriction under any applicable law. Nothing in this clause 2.6 shall prejudice the right of the Agent to require each Obligor to agree to any actions set out in this clause 2.6 on its own behalf to the extent legally permissible.
2.7	Finance Parties' rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
3.	Conditions of drawing
3.1	Conditions to Availability
(a)	The Lenders will not be obliged to advance any amount under this Agreement unless on or before the Initial Drawdown Date, the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown Date) in form and substance satisfactory to the Agent (acting on behalf of the Lenders) unless otherwise waived in writing by the Agent (acting on behalf of the Lenders). The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.
(b)	Other than to the extent that the Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

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3.2	Conditions to Drawing

The Lenders will not be obliged to advance any amount requested in a Drawdown Request unless on the date of the Drawdown Request and on the proposed Drawdown Date:

(a)	no Default, or, in the case of a Rollover Loan only, no Event of Default, is continuing or would result from the proposed Drawing;
(b)	in relation to the Initial Drawing all the representations and warranties in clause 19 (Representations) or, in relation to any other Drawing, the Repeating Representations to be made by the Obligors are true and accurate; and
(c)	in relation to a Revolving Facility Loan, if such Loan is being used for the purposes of any project related capital expenditure, the relevant Borrower (or the Parent on its behalf) has provided a summary (to the Agent's (acting on the instructions of the Majority Lenders) satisfaction) of the relevant contract, its upfront costs and projected current and projected cashflow.
3.3	Conditions to Optional Currencies in relation to Revolving Facility Loans
(a)	A currency will constitute an Optional Currency in relation to a Revolving Facility Loan if:
(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Drawdown Date for that Loan;
(ii)	it is US dollars, euro or SEK or has been approved by the Agent (acting on the instructions of all Lenders with respect to the Revolving Facility) on or prior to receipt by the Agent of the relevant Drawdown Request for that Drawing; and
(iii)	there are Reference Rate Terms for that currency.
(b)	If the Agent has received a written request from the Parent for a currency to be approved under clause 3.3(a) above, the Agent will confirm to the Parent by the Specified Time:
(i)	whether or not the Lenders with respect to the Revolving Facility have granted their approval; and
(ii)	if approval has been granted, the minimum amount for any subsequent Drawing in that currency.
4.	Drawing
4.1	Delivery of a Drawdown Request

The Borrowers may utilise a Facility by delivery to the Agent of a duly completed Drawdown Request:

(a)	in the case of a Drawing of a Loan in sterling, not later than 11.00 a.m. (London time) two (2) Business Days prior to the proposed Drawdown Date; or
(b)	in the case of a Drawing of a Loan in euro, not later than 11.00 a.m. (London time) three (3) Business Days prior to the proposed Drawdown Date; or

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(c)	in the case of a Drawing in an Optional Currency (that is neither sterling nor euro), not later than 11.00 a.m. (London time) two (2) Business Days prior to the proposed Drawdown Date.
4.2	Completion of a Drawdown Request for Loans

Each Drawdown Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Facility to be utilised;
(b)	the proposed Drawdown Date is a Business Day within the Availability Period;
(c)	it identifies the relevant Borrower of the Loan;
(d)	the currency of the Drawing is either in the Base Currency or an Optional Currency;
(e)	the amount of the Drawing is:
(i)	in the case of Facility A, the amount of the Facility A Commitment;
(ii)	in the case of Facility B, the amount of the Facility B Commitment;
(iii)	in the case of a Revolving Facility Loan, in a minimum amount of (and in integral multiples of) £100,000 (or the equivalent in an Optional Currency) or, if less, the applicable Available Commitment; and
(f)	the proposed Interest Period complies with clause 11 (Interest Periods).
4.3	Loans
(a)	If the conditions set out in this Agreement have been met, and subject to clause 6.2 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Revolving Facility Loan available by the Drawdown Date through its Facility Office.
(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
(c)	The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made in accordance with clause 31.1 (Payments to the Agent) by the Specified Time.
4.4	Limitations on Drawings
(a)	The Borrowers may not request more than one Drawing of each Term Loan Facility.
(b)	No more than twenty (20) Revolving Facility Loans may be outstanding at any time.
(c)	Each Term Loan shall be drawn down in full on the Initial Drawdown Date.
(d)	No Revolving Facility Loan shall be made until each Term Loan Facility has been drawn down in full.

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4.5	Cancellation of Commitment

Any part of the Commitment which is unutilised shall be immediately cancelled at the end of the applicable Availability Period.

5.	Optional Currencies
5.1	Selection of a currency

A Borrower (or the Parent on its behalf) shall select the currency of a Revolving Facility Loan in a Drawdown Request.

5.2	Unavailability of a currency

If before the Specified Time:

(a)	a Lender with respect to the Revolving Facility notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or
(b)	a Lender with respect to the Revolving Facility notifies the Agent that compliance with its obligations to participate in a Revolving Facility Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower or the Parent to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this clause 5.2 will be required to participate in the Revolving Facility Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

5.3	Agent's calculations

Each Lender's participation in a Loan will be determined in accordance with clause 4.3(b) (Loans).

6.	Repayment
6.1	Repayment of Term Loans
(a)	The Borrowers shall repay the Facility A Loan in instalments by repaying on each date set out in the table below (a Facility A Repayment Date) an amount (exclusive of interest) which reduces the principal amount of the Facility A Loan by the amount set out opposite that Facility A Repayment Date below, with the final instalment payable on the Termination Date in respect of Facility A so that the Borrowers repay and discharge all liabilities to the Lenders under this Agreement in respect of Facility A irrevocably and in full by the Termination Date.
Facility A Repayment Date	Repayment Instalment
The date falling on the last day of the first full Financial Quarter following the date of this Agreement (the First Facility A Repayment Date)	£150,000
Each three (3) month anniversary of the First Facility A Repayment Date	£150,000
Termination Date in respect of Facility A	The outstanding balance of the Facility A Loan

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(b)	The Borrowers shall repay the Facility B Loan in instalments by repaying on each date set out in the table below (a Facility B Repayment Date together with a Facility A Repayment Date, a Repayment Date) an amount (exclusive of interest) which reduces the principal amount of the Facility B Loan by the amount set out opposite that Facility B Repayment Date below, with the final instalment payable on the Termination Date in respect of Facility B so that the Borrowers repay or discharge all liabilities to the Lenders under this Agreement in respect of Facility B irrevocably and in full by the Termination Date.
Facility B Repayment Date	Repayment Instalment
The date falling on the last day of the first full Financial Quarter following the date of this Agreement (the First Facility B Repayment Date)	€525,000
Each three (3) month anniversary of the First Facility B Repayment Date	€525,000
Termination Date in respect of Facility B	The outstanding balance of the Facility B Loan

6.2	Repayment of Revolving Facility Loans
(a)	The Borrowers shall repay each Revolving Facility Loan on the last day of its Interest Period and all amounts outstanding under the Revolving Facility shall be repaid on the Termination Date for the Revolving Facility.
(b)	Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Revolving Facility Loans are to be made available:
(i)	on the same day that a maturing Revolving Facility Loan is due to be repaid; and
(ii)	in whole or in part for the purpose of refinancing that maturing Revolving Facility Loan,

the aggregate amount of the new Revolving Facility Loans shall, unless the relevant Borrower notifies the Lender to the contrary in the relevant Drawdown Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(iii)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:
(A)	that Borrower will only be required to make a payment in an amount equal to that excess; and
(B)	the new Revolving Facility Loans shall be treated as having been made available and applied in or towards repayment of the relevant maturing Revolving Facility Loan; and
(iv)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

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(A)	that Borrower will not be required to make a payment; and
(B)	the Lenders will be required to make a payment in respect of the new Revolving Facility Loan only to the extent that the new Revolving Facility Loan exceeds the maturing Revolving Facility Loan and the remainder of the new Revolving Facility Loan shall be treated as having been made available and applied by that Borrower in or towards repayment of the maturing Revolving Facility Loan.
6.3	Effect of prepayment and cancellation on scheduled repayments

If:

(a)	a Term Loan is prepaid and cancelled in accordance with clause 7.1 (Illegality);
(b)	a Term Loan is cancelled in accordance with clause 7.2 (Voluntary cancellation);
(c)	a Term Loan is prepaid in accordance with clause 7.3 (Voluntary prepayment);
(d)	a Term Loan is prepaid in accordance with clause 7.5 (Increased costs, Tax Gross-Up and Indemnity);
(e)	a Term Loan is prepaid and cancelled in accordance with clause 7.6 (Right of cancellation and repayment in relation to a single Lender);
(f)	a Term Loan is cancelled in accordance with clause 7.7 (Right of cancellation in relation to a Defaulting Lender); and
(g)	a Term Loan is prepaid in accordance with clause 8.3(a)(i) (Application of Mandatory Prepayments),

then (unless such amount has already been adjusted to take account of it) the amount of the Repayment Instalment for that Loan on each Repayment Date falling after that prepayment will reduce in inverse chronological order by the amount prepaid.

7.	Illegality, voluntary prepayment and cancellation
7.1	Illegality
(a)	If it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do any of the foregoing:
(i)	that Lender shall promptly notify the Agent upon becoming aware of that event;
(ii)	upon the Agent notifying the Parent, each Available Commitment of that Lender shall immediately be cancelled; and
(iii)	the Borrowers shall repay the relevant Loan in full on the last day of the then current Interest Period for that Loan or, if earlier, the date specified by the Agent in the notice delivered to any Borrower (being no earlier than the last day of any applicable grace period permitted by law).
7.2	Voluntary cancellation

Each Borrower may, if it gives the Agent not less than five (5) Business Days' prior notice, cancel the whole or any part (being a minimum amount of £100,000 (or the equivalent in an Optional Currency)) of the Available Commitments for a Facility. Any cancellation

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under this clause 7.2 shall reduce the applicable Commitments in respect of the relevant Facility correspondingly.

7.3	Voluntary prepayment of Term Loans
(a)	Subject to clause 8.3 (Application of Mandatory Prepayments), a Borrower to which a Term Loan has been made may, if it or the Parent gives the Agent not less than:
(i)	in the case of a Term Rate Loan, five (5) Business Days' (or such shorter period as the Lenders in respect of that Term Loan may agree) prior notice; or
(ii)	in the case of a Compounded Rate Loan, five (5) RFR Banking Days' (or such shorter period as the Lenders in respect of that Term Loan may agree) prior notice),
(iii)	prepay the whole or any part of that Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of £100,000 or such lesser amount as the Lenders in respect of that Term Loan may agree.
(b)	Each Term Loan may only be prepaid after the last day of the applicable Availability Period (or, if earlier, the day on which the Available Commitment for that Term Loan is zero).
7.4	Voluntary prepayment of Revolving Facility Loans
(a)	A Borrower to which a Revolving Facility Loan has been made may, if it or the Parent gives the Agent not less than:
(i)	in the case of a Term rate Loan, five (5) Business Days' (or such shorter period as the Lenders in respect of the Revolving Facility may agree) prior notice; or
(ii)	in the case of a Compounded Rate Loan, five (5) RFR Banking Days' (or such shorter period as the Lenders in respect of the Revolving Facility may agree) prior notice,
(iii)	prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of £100,000 or such lesser amount as the Lenders in respect of that Revolving Facility Loan may agree.
(b)	No more than four (4) voluntary prepayments of the Revolving Facility may be made in any period of twelve (12) consecutive months.
7.5	Increased Costs, Tax Gross-Up and Tax Indemnity
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of clause 14.2 (Tax gross-up); or
(ii)	any Lender claims indemnification from the Parent under clause 14.3 (Tax indemnity) or clause 15 (Increased costs),
(iii)	any amount payable to a Finance Party by an Obligor established in France under a Finance Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or

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expense for French tax purposes for that Obligor established in France by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through a Facility Office situated in a French Non-Cooperative Jurisdiction; or (ii) paid to an account opened in the name of or for the benefit of a Finance Party in a financial institution situated in a French Non-Cooperative Jurisdiction,
(iv)	the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification or non-deductibility for French tax purposes continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.
(b)	On receipt of a notice of cancellation referred to in paragraph 7.5(a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.
(c)	On the last day of each Interest Period which ends after the Parent has given notice of cancellation under paragraph 7.5(a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.
(d)	If:
(i)	any of the circumstances set out in paragraph 7.5(a) above apply to a Lender; or
(ii)	an Obligor becomes obliged to pay any amount in accordance with clause 7.1 (Illegality) to any Lender,
(iii)	the Parent may, on ten (10) Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 25 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 25 (Changes to the Parties) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.
(e)	The replacement of a Lender pursuant to paragraph 7.5(d) above shall be subject to the following conditions:
(i)	the Parent shall have no right to replace the Agent;
(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;
(iii)	in no event shall the Lender replaced under paragraph 7.5(d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

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(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph 7.5(d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.
(f)	A Lender shall perform the checks described in paragraph 7.5(e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph 7.5(d) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.
7.6	Right of cancellation and repayment in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 14.2 (Tax Gross-Up);
(ii)	any Lender claims indemnification from the Parent or any Obligor under clause 14.3 (Tax indemnity) or clause 15.1 (Increased Costs);
(iii)	any Lender has notified the Agent of its cost of funding under clause 12.4 (Cost of Funds);
(iv)	any Lender becomes a Defaulting lender,

the Parent may, whilst the circumstances giving rise to the requirement for that increase or indemnification continues, or whilst such Lender remains a Lender which is invoking clause 12.4 (Cost of Funds) or a Defaulting Lender give the Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a)(iii) above, the Commitments of that Lender shall immediately be reduced to zero.
(c)	On the last day of each Interest Period which ends after the Parent has given notice under paragraph 7.6(a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan together with all interest and other amounts accrued in relation to such repaid amount under the Finance Documents.
7.7	Right of cancellation in relation to a Defaulting Lender
(a)	If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three (3) Business Days' notice of cancellation of each Available Commitment of that Lender.
(b)	On the notice referred to in paragraph 7.7(a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.
(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
7.8	Notice

If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

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8.	Mandatory prepayment and cancellation
8.1	Upon the occurrence of:
(a)	any Flotation;
(b)	a Change of Control; or
(c)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Loans together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.2	Disposal and Insurance Proceeds
(a)	For the purposes of this clause 8.2 and clause 8.3 (Application of Mandatory Prepayments):

Disposal means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

Disposal Proceeds means the Net Proceeds received by any Obligor for any Disposal made by any Obligor except for Excluded Disposal Proceeds.

Excluded Disposal Proceeds means:

(a)Disposal Proceeds which have been derived from a Disposal permitted by paragraphs (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) of the definition of Permitted Disposal;
(b)any other Disposal Proceeds which are applied towards the purchase of fixed assets used in the business of an Obligor within twelve months of receipt (or committed to be applied within twelve months of receipt and are so applied within twelve months of such commitment) or such longer period as the Agent may agree;
(c)Disposal Proceeds received in a form other than cash until such proceeds are converted into cash; or
(d)Disposal Proceeds in respect of an individual Disposal not falling under paragraphs (a) to (c) above which are less than £100,000; or
(e)Disposal Proceeds which, when aggregated with the Disposal Proceeds of other Disposals made in the same Financial Year, up to a maximum amount of £500,000.

Excluded Insurance Proceeds means any Net Proceeds of insurance claims:

(a)which the Parent notifies the Agent are, or are to be applied:
(i)to meet a third party claim, public liability and business interruption or similar insurance; or
(ii)to cover operating losses in respect of which the relevant insurance claim was made; or
(iii)to the replacement, reinstatement, purchase and/or repair of the assets (or reimbursement of any Obligor which has paid such

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amount in the replacement, reinstatement, purchase and/or repair of such assets) or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made, in each case, if those proceeds are applied within thirty (30) days of receipt, or such longer period as the Agent may agree; or

(b)which are in respect of an individual insurance claim not falling under paragraph (a) above which are less than £25,000; or
(c)which, when aggregated with the other Net Proceeds of insurance claims, made in the same Financial Year, do not exceed a maximum amount of £100,000.

Insurance Proceeds means the Net Proceeds of any insurance claim received by any member of the Group except for Excluded Insurance Proceeds.

Net Proceeds means the cash proceeds received by the Parent or any Obligor of any Disposal or insurance claims after deducting reasonable expenses in relation to that Disposal or insurance claim incurred by the Parent or any Obligor otherwise than to other Obligors (including, without limitation, any contracted bonus or similar payments to management of any disposed business) and reasonable taxes in relation to that Disposal or insurance claim incurred by the Parent or any Obligor.

(b)	The Borrowers (or the Parent on their behalf) shall prepay the Loan in the following amounts at the times and in the order of application contemplated by clause 8.3 (Application of Mandatory Prepayments):
(i)	the amount of Disposal Proceeds; and
(ii)	the amount of Insurance Proceeds.
8.3	Application of Mandatory Prepayments
(a)	A prepayment made under clause 8.2 (Disposal and Insurance Proceeds) shall be applied in the following order:
(i)	first, in prepayment of the Term Loans (pro rata) as in prepayment of the Loans as contemplated in clauses 8.3(b) to 8.3(d) inclusive below;
(ii)	secondly, in cancellation of Available Commitments under the Revolving Facility; and
(iii)	thirdly, in prepayment of amounts outstanding under the Revolving Facility and cancellation of the corresponding Revolving Facility Commitments.
(b)	Subject to clause 8.3(c), the Borrowers (or the Parent on their behalf) shall prepay the Loans promptly upon receipt of Disposal Proceeds or Insurance Proceeds as applicable (and in any event within three (3) Business Days upon receipt).
(c)	Subject to clause 8.3(d) below, the Parent may elect that any prepayment under clause 8.2 (Disposal and Insurance Proceeds) be applied in prepayment of the Loans on the last day of the then current Interest Period. If the Parent makes that election then a proportion of the Loans equal to the amount of the relevant prepayment will be due and payable on the last day of the then current Interest Period.
(d)	If the Parent has made an election under clause 8.3(c) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of

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the Loans in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Agent otherwise agrees in writing).
8.4	Excluded proceeds

Where, Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definitions of Excluded Disposal Proceeds and Excluded Insurance Proceeds), the Parent shall, if requested to do so by the Agent (acting reasonably and on behalf of the Lenders), promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition and any amounts which have not been so applied within the requisite time period shall promptly on the expiry of that period be applied in prepayment of the Loans on the last day of the then current Interest Period.

9.	Restrictions
9.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 7 (Illegality, Voluntary Prepayment and Cancellation), shall (subject to that clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3	Reborrowing
(a)	A Borrower may not reborrow any part of either Term Loan which is repaid or prepaid. If all or part of any Lender's participation in a Term Loan under a Term Loan Facility is repaid or prepaid, an amount of that Lender's Commitment in respect of that Term Loan Facility will be deemed to be cancelled on the date of repayment or prepayment.
(b)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
9.4	Prepayment in accordance with Agreement

A Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

10.	Interest
10.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and
(b)	Term Reference Rate.

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10.2	Calculation of interest – Compounded Rate Loans
(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(i)	Margin; and
(ii)	Compounded Reference Rate for that day.
(b)	If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.
10.3	Payment of interest

Each Borrower shall pay accrued interest on a Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

10.4	Default interest
(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph 10.4(b) below, is one per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 10.4 shall be immediately payable by the Obligor on demand by the Agent.
(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent per annum higher than the rate which would have applied if the overdue amount had not become due.
(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
10.5	Notification of rates of interest
(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest relating to a Term Rate Loan.
(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:
(i)	the relevant Borrower (or the Parent) of that Compounded Rate Interest Payment;
(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and

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(iii)	the relevant Lenders and the relevant Borrower (or the Parent) of:
(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and
(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.
(C)	This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to clause 12.4 (Cost of funds).
(c)	The Agent shall promptly notify the relevant Borrower (or the Parent) of each Funding Rate relating to a Loan.
(d)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest relating to a Compounded Rate Loan to which clause 12.4 (Cost of funds) applies.
(e)	This clause 10.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.
10.6	Compounding of Interest due by a French Obligor

Any interest due by any French Obligor and unpaid under the Finance Documents (including any default interest accrued pursuant to clause 10.4 (Default Interest) above) shall be compounded on an annual basis in accordance with the provisions of article 1343-2 of the French Civil Code.

11.	Interest Periods
11.1	Selection of Interest Periods
(a)	A Borrower may select an Interest Period for a Loan in the Drawdown Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.
(b)	Each Selection Notice is irrevocable and must be delivered to the Agent by the relevant Borrower (or the Parent on behalf of the Borrower) not later than 11.00 a.m. on the first day of the relevant Interest Period.
(c)	If a Borrower fails to deliver a Selection Notice to the Agent in accordance with clause 11.1(b) above, the relevant Interest Period will be the period specified in the applicable Reference Rate Terms.
(d)	Subject to this clause 11 (Interest Periods), a Borrower may select an Interest Period of any period specified in the applicable Reference Rate Terms in respect of each Loan or any other period agreed between that Borrower (or the Parent on its behalf) and the Agent.
(e)	No Interest Period for a Loan shall extend beyond the Termination Date applicable to its Facility.
(f)	Each Interest Period for a Loan shall start on the applicable Drawdown Date or (if already made) on the last day of its preceding Interest Period.
(g)	A Revolving Facility Loan has one Interest Period only.

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11.2	Non-Business Days

Any rules specified as "Business Day Conventions" in the applicable Reference Rate Terms for a Utilisation or Unpaid Sum shall apply to each Interest Period for that Utilisation or Unpaid Sum.

11.3	Consolidation and division of Term Loans
(a)	Subject to paragraph 11.3(b) below, if two or more Interest Periods:
(i)	relate to Term Loans in the same currency made to the same Borrower; and
(ii)	end on the same date,
(iii)	those Term Loans will, unless that Borrower (or the Parent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.
(b)	Subject to clause 4.4 (Limitation on Drawings) and clause 4.2 (Completion of a Drawdown Request for Loans), if a Borrower (or the Parent on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of that Term Loan immediately before its division.
12.	Changes to the calculation of interest
12.1	Interest calculation if no Primary Term Rate
(a)	Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.
(b)	Historic Primary Term Rate: If paragraph (a) above applies but no Primary Term Rate is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Loan.
(c)	Interpolated Historic Primary Term Rate: If paragraph (b) above applies but no Historic Primary Term Rate is available for the Interest Period of the Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Loan.
(d)	If paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate then:
(i)	If "fixed Central Bank Rate will apply as a fallback" is specified in the Reference Rate Terms for that Loan, the applicable Term Reference Rate shall be:
(A)	the percentage rate per annum which is the aggregate of:
(aa)	the Central Bank Rate for the Quotation Day; and
(bb)	any applicable Central Bank Rate Adjustment.

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(B)	if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:
(aa)	the most recent Central Bank Rate for a day which is no more than five (5) days before the Quotation Day; and
(bb)	any applicable Central Bank Rate Adjustment.
(ii)	If paragraph (d)(i) above applies but it is not possible to calculate the Central Bank Rate then if "Compounded Reference Rate will apply as a fallback" is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:
(A)	there shall be no Term Reference Rate for that Loan for that Interest Period and clause 10.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and
(B)	that Loan shall be a "Compounded Rate Loan" for that Interest Period and clause 10.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period.
12.2	Interest calculation if no RFR or Central Bank Rate

If:

(a)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and
(b)	"Cost of funds will apply as a fallback" is specified in the Reference Rate Terms for that Loan,

clause 12.4 (Cost of funds) shall apply to that Loan for that Interest Period.

12.3	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and
(b)	before the Reporting Time for that Loan, the Agent receives notifications from a Lender that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then clause 12.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

12.4	Cost of funds
(a)	If this clause 12.4 (Cost of funds) applies to a Loan for an Interest Period, clause 10.1 (Calculation of Interest) shall not apply to that Loan for that Interest Period and the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin; and
(ii)	the rate notified to the Agent as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

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(b)	If this clause 12.4 (Cost of funds) applies and the Agent and Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)	If this clause 12.4 (Cost of funds) applies pursuant to clause 12.3 (Market disruption) and:
(i)	the Lender's Funding Rate is less than the relevant Market Disruption Rate; or
(ii)	the Lender does not notify a rate to the Agent by the relevant Reporting Time,

the Lender's cost of funds relating to that Loan for that Interest Period shall be deemed, for the purposes of clause 12.4(a) above, to be the Market Disruption Rate for that Loan.

(d)	If this clause 12.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrowers (or the Parent on their behalf who in turn shall notify the Borrowers).
12.5	Break Costs
(a)	If an amount is specified as Break Costs in the applicable Reference Rate Terms for a Loan or Unpaid Sum, the relevant Borrower shall, within three Business Days of demand by the Agent (acting on the instructions of the relevant Lender), pay its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by the relevant Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.
(b)	The Agent shall, as soon as reasonably practicable after a demand by a Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.
13.	Fees
13.1	Non-utilisation fee
(a)	The Parent shall (or shall procure that a Borrower will) pay to the Agent (for the account of each Lender) a fee computed at the rate of 35 per cent. of the Margin per annum on that Lender's Available Commitments under the Revolving Facility for the Availability Period applicable to the Revolving Facility.
(b)	The accrued non-utilisation fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period applicable to the Revolving Facility, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the applicable Commitment at the time the cancellation is effective.
13.2	Arrangement Fee

The Parent shall (or shall procure that a Borrower will) pay to the Original Lender an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.3	Agency fee

If at any time, there is more than one Lender, which are not otherwise Affiliates, the Parent shall (or shall procure that a Borrower will) pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

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13.4	Security agency fee

If at any time, there is more than one Lender, which are not otherwise Affiliates, the Parent shall (or shall procure that a Borrower will) pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

14.	Tax gross up and indemnities
14.1	Definitions

In this Agreement:

Borrower DTTP Filing means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)	where it relates to a Treaty Lender that is the Original Lender contains the scheme reference number and jurisdiction of tax residence notified by such Lender to any Borrower and is filed with HM Revenue & Customs within 30 days of the date of this Agreement;
(b)	where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as Lender and is filed with HM Revenue & Customs within 30 days of the date on which that Treaty Lender becomes a Party as Lender; or

(c) in respect of interest payable by a French Obligor, a Lender which:

(i)	fulfils the conditions imposed by French law in order for a payment of interest not to be subject (or as the case may be, to be exempt from) any Tax Deduction; or
(ii)	is a Treaty Lender.

Dutch Borrower means a Borrower resident for tax purposes in the Netherlands and includes any Borrower carrying on a business through a permanent establishment or deemed permanent establishment taxable in the Netherlands;

Dutch CITA means the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969);

Dutch CIT Fiscal Unity means a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes;

Dutch CIT Obligor means an Obligor resident for tax purposes in the Netherlands and includes any Obligor carrying on a business through a permanent establishment or deemed permanent establishment taxable in the Netherlands;

Protected Party means the Lender if it is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

Qualifying Lender means:

(a)	in respect of interest payable by a Dutch Borrower, a Lender which is entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(i)	entitled under Dutch law to receive interest without any Tax Deduction; or

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(ii)	a Treaty Lender; and
(b)	in respect of interest payable by any other Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(i)	a Lender:
(A)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or
(B)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)	a Lender which is:
(A)	a company resident in the United Kingdom for United Kingdom tax purposes;
(B)	a partnership each member of which is:
(aa)	a company so resident in the United Kingdom; or
(bb)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;
(cc)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(C)	a Treaty Lender; or
(iii)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document;
Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:

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(i)	a company so resident in the United Kingdom; or
(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
Tax Credit means a credit against, relief or remission for, or repayment of, any Tax;
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction;
Tax Payment means either the increase in a payment made by an Obligor to the Lender under clause 14.2 (Tax gross-up) or a payment under clause 14.3 (Tax indemnity);
Treaty Lender means a Lender which:
(a)	is treated as a resident of a Treaty State for the purposes of the relevant Treaty; and
(b)	does not carry on a business in the Borrowers' Original Jurisdiction of French Obligor's Original Jurisdiction through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and
(c)	meets (or would upon completion of necessary procedural formalities meet) all other conditions in the relevant Treaty for full exemption from withholding tax imposed by the Borrower's Original Jurisdiction on payments of interest.
Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the jurisdiction in which the relevant Borrower's Original Jurisdiction or French Obligor's Original Jurisdiction which makes provision for full exemption from tax imposed by the Borrower's Original Jurisdiction or French Obligor's Original Jurisdiction on interest;
UK Non-Bank Lender means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as the Lender.

Unless a contrary indication appears, in this clause 14.3 a reference to "determines" or "determined" means a determination made in the absolute bona fide discretion of the person making the determination, acting reasonably;

14.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	Any Borrower shall promptly upon becoming aware that a Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers.

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(c)	If a Tax Deduction is required by law to be made by any Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)	A payment shall not be increased under clause 14.2(c) above by reason of a Tax Deduction on account of Tax imposed by the Borrower's Original Jurisdiction or French Obligor's Original Jurisdiction, if on the date on which the payment falls due:
(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became the Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b)(ii) of the definition of "Qualifying Lender" and:
(A)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Borrower a certified copy of that Direction; and
(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b)(ii) of the definition of "Qualifying Lender" and:
(A)	the relevant Lender has not given a Tax Confirmation to the Borrower; and
(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or
(iv)	the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clauses 14.2(g) or clause 14.2(h) (as applicable) below, provided that the exclusion for changes after the date a Lender became a Lender under this Agreement in paragraph 14.2(d)(i) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Lender if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a French Non-Cooperative Jurisdiction.

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(e)	If any Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(g)
(i)	Subject to paragraph (ii) below, a Treaty Lender and any Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.
(ii)
(A)	A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to the Borrower; and
(B)	a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with clause 14.2(g)(ii) above and:
(i)	the Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or
(ii)	the Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or
(C)	HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional

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procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause 14.2(g)(ii) above, no Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of the Commitment or its participation in any Loan unless the Lender otherwise agrees.
(j)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.
(k)	A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.
14.3	Tax indemnity
(a)	The Borrowers shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)	Clause 14.3(a) above shall not apply:
(i)	with respect to any Tax assessed on the Lender:
(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident or as having a permanent establishment for tax purposes; or
(B)	under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under clause 14.2 (Tax gross-up); or
(B)	would have been compensated for by an increased payment under clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in clause 14.2(d) applied; or
(C)	is compensated for by clause 14.6 (Stamp taxes) (or would have been compensated for under clause 14.6 (Stamp taxes) but was not so compensated solely because any, all or a combination of the exclusions applied; or
(D)	relates to a FATCA Deduction required to be made by a Party.
(c)	A Protected Party making, or intending to make a claim under clause 14.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Borrowers.

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(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 14.3 notify the Agent.
(e)	This clause 14.3 shall not apply to the extent any loss, liability , cost or Tax is attributable to the wilful breach of any law or regulation by the Protected Party or any of its affiliates or agents.
14.4	Tax Credit

If any Obligor makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required or arises in connection with the circumstances giving rise to that Borrower's obligation to make that Tax Payment; and
(b)	the Lender or any Affiliate of the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Lender status confirmation
(a)	Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as Lender and for the benefit of the Agent and without liability to any Borrower, which of the following categories it falls in with respect to each Borrower:
(i)	not a Qualifying Lender;
(ii)	a Qualifying Lender (other than a Treaty Lender); or
(iii)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this clause 14.5 then that Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a Qualifying Lender until such time as it notifies the Borrower which category applies (and the Agent, upon receipt of such notification, shall inform the Borrowers). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as Lender shall not be invalidated by any failure of the Lender to comply with this clause 14.5.

(b)	Such a Lender shall also specify, in the documentation which it executes on becoming a Party as a Lender, whether it is incorporated or acting through a Facility Office situated in a French Non-Cooperative Jurisdiction. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this paragraph (b).
14.6	Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable (otherwise than when an Event of Default has occurred and is continuing) in respect of any Finance Document except those payable (otherwise than when an Event of Default has occurred and is continuing) on or by reference to or in consequence of the transfer of whole or part of the rights of a Finance Party under a Finance Document.

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14.7	VAT
(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause 14.7(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and that Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)	where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)	Any reference in this clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994 or to a person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union.
(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration

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and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
14.8	FATCA information
(a)	Subject to clause 14.8(c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
(b)	If a Party confirms to another Party pursuant to paragraph (i) of clause 14.8(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)	Clause 14.8(a) above shall not oblige the Lender to do anything, and paragraph (iii) of clause 14.8(a) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (e) or (ii) if clause 14.8(a) above (including, for the avoidance of doubt, where clause 14.8(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(e)	If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of
(i)	a new US Tax Obligor accedes as a Borrower; or
(ii)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

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(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 14.8(f) above to the relevant Borrower.
(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent pursuant to clause 14.8(f) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.
(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.
14.9	FATCA Deduction
(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify any Borrower and the Agent and the Agent shall notify the other Finance Parties.
14.10	Dutch CIT Fiscal Unity

If at any time, a Dutch CIT Obligor is a member of a Dutch CIT Fiscal Unity and such fiscal unity is, in respect of that Dutch CIT Obligor, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Security Agent enforcing its rights under any Finance Document, the Dutch CIT Obligor shall, at the request of the Security Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant taxing authority to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch CITA) and any interest expenses available for carry forward (within the meaning of Article 15b(5) of the Dutch CITA) to the Dutch CIT Obligor leaving the fiscal unity, to the extent such tax losses and interest expenses are attributable (toerekenbaar) to that Dutch CIT Obligor (within the meaning of Articles 15af and 15ahb of the Dutch CITA).

15.	Increased costs
15.1	Increased costs
(a)	Subject to clause 15.3 (Exceptions) the Parent shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a

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result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; (ii) compliance with any law or regulation made after the date of this Agreement; or (iii) the implementation or application of, or compliance with, Basel III, CRD IV or CRD V or any other law or regulation which implements Basel III, CRD IV or CRD V (whether such implementation, application or compliance is by a government regulator, a Finance Party or any of its Affiliates) and any equivalent regime put in place on or after 31 January 2020.
(b)	In this Agreement, Increased Costs means:
(i)	a reduction in the rate of return from a Facility or on the Finance Party's (or its Affiliate's) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.
(b)	Each Finance Party shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
15.3	Exceptions

Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	compensated for by clause 14.3 (Tax Indemnity) (or would have been compensated for under clause 14.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in clause 14.3(b) applied);
(c)	attributable to a FATCA Deduction required to be made by a Party; or
(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
16.	Other indemnities
16.1	Currency indemnity
(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:
(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

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that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify the Finance Parties against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2	Other indemnities
(a)	The Parent shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:
(i)	the occurrence of any Event of Default;
(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date;
(iii)	funding, or making arrangements to fund, a Drawing requested in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Finance Parties alone);
(iv)	a Loan or any part of a Loan not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.
16.3	Indemnity to the Agent

The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;
(b)	entering into or performing any foreign exchange contract for the purposes of clause 31.10(b) (Change of currency);
(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(d)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.
16.4	Indemnity to the Security Agent
(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:
(i)	any failure by the Parent to comply with its obligations under clause 18 (Costs and expenses);
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(iii)	the taking, holding, protection or enforcement of the Transaction Security;

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(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or
(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).
(b)	Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 16.4 will not be prejudiced by any release under clause 27.25 (Releases) or otherwise in accordance with the terms of this Agreement.
(c)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.
17.	Mitigation by the Lenders
17.1	Mitigation
(a)	Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 16 (Tax Gross Up and Indemnities) or clause 15 (Increased Costs) or in any amount payable under a Finance Document by an Obligor established in France becoming not deductible from that Obligor’s taxable income for tax purposes by reason of that amount being (i) paid or accrued to a Finance Party because it is incorporated, domiciled, established or acting through a Facility Office situated in a French Non-Cooperative Jurisdiction; or (ii) paid to an account opened in the name of or for the benefit of a Finance Party in a financial institution situated in aFrench Non-Cooperative Jurisdiction including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)	Clause 17.1(a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
17.2	Limitation of liability
(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by each Finance Party as a result of steps taken by it under clause 17.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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18.	Costs and expenses
18.1	Transaction expenses

The Parent shall, promptly on demand, pay each Finance Party the amount of all costs and expenses (including agreed legal fees, subject to pre-agreed caps) reasonably incurred by it in connection with the negotiation, preparation, printing, execution, and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement; and
(b)	any other Finance Documents executed after the date of this Agreement.
18.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Parent shall, within five Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees subject to pre-agreed caps) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement and preservation costs

The Parent shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against it as a consequence of or enforcing these rights.

18.4	Valuation Costs

The Parent shall promptly on demand pay to the Agent (for the account of the Lenders) the costs of all Valuations except that Valuations requested by the Agent (on behalf of the Majority Lenders) under clause 23.34(a) (Valuations) will be at the expense of the Lenders unless;

(a)	a Default has occurred and is continuing; or
(b)	a Valuation is requested following a compulsory purchase order; or
(c)	a Lender has not requested a Valuation in the preceding three years.
19.	Guarantee and indemnity
19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents (including, without limitation:
(i)	obligations which, but for the automatic stay under section 362(a) of the US Bankruptcy Code, would become due; and
(ii)	any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding);
(b)	undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

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(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 19 if the amount claimed had been recoverable on the basis of a guarantee.
19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership, rescue process or otherwise, without limitation, then the liability of each Guarantor under this clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this clause 19 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;
(g)	any insolvency or similar proceedings; or

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(h)	any reduction occurring in, or other arrangement being made relating to the liabilities of an Obligor to a Secured Party as a result of any arrangement or composition, made pursuant to any of the provisions of the Irish Companies Act or any analogous provisions or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrator receiver, trustee, liquidator, receiver, process adviser or examiner or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to any Obligor or over all or a substantial part of the assets (as the case may be) of any Obligor and each Guarantor hereby agrees with and to the Secured Parties that the amount recoverable by each such Secured Party from the Guarantor hereunder will be and continue to be the full amount which would have been recoverable by each such Secured Party from the Obligors in respect of the Obligors’ liabilities had no such arrangement or composition or event as aforesaid been entered into.
19.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 19.
19.7	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 19:

(a)	to be indemnified by an Obligor;
(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;
(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given

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a guarantee, undertaking or indemnity under clause 19.1 (Guarantee and indemnity);
(e)	to exercise any right of set-off against any Obligor; and/or
(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party except if mandatory under French law or in order for such Guarantor to keep its right to exercise its claim against a French Guarantor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust, or for the benefit of, for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 31 (Payment mechanics).

19.8	Release of Guarantors' right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and
(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.
19.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.10	Limitations on guarantee under US law
(a)	Each Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions contemplated by the Finance Documents (including utilisations thereunder);
(b)	Notwithstanding anything to the contrary contained herein or in any other Finance Document, to the extent any US Bankruptcy Law or Fraudulent Transfer Law is applicable to this guarantee:
(i)	each Finance Party agrees that the maximum liability of each Guarantor under this clause 19 and under the other Finance Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors, in each case after giving effect to:
(A)	all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrowers to the extent such

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financial indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder); and
(B)	the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to:
(aa)	applicable law; or
(bb)	any other agreement providing for an equitable allocation among such Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties; and
(ii)	each party agrees that, in the event any payment or distribution is made on any date by a Guarantor under this clause 19, each such Guarantor shall be entitled to be indemnified from each other Guarantor, to the greatest extent permitted under applicable law and subject to the other limitation of this clause 19.10 in an amount equal to such payment or distribution, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Guarantor and the denominator shall be the aggregate net worth of all the Guarantors.
19.11	Irish guarantee limitations
(a)	In respect of any Irish Obligor, none of that Irish Obligor’s obligations and liabilities under this clause 19.11 (Guarantee limitations) (and under any other guarantee or indemnity provision in a Finance Document) will extend to include any obligation or liability to the extent doing so would constitute:
(b)	unlawful financial assistance (within the meaning of section 82 of the Irish Companies Act); or
(c)	a breach of section 239 of the Irish Companies Act,
(d)	and no Transaction Security granted by that Irish Obligor will secure any such obligation or liability.
19.12	German guarantee limitations
(a)	For the purposes of this clause 19.12 (German guarantee limitations):

German Guarantor means any Guarantor incorporated in the Federal Republic of Germany as (i) a limited liability company (Gesellschaft mit beschränkter Haftung) (a German GmbH Guarantor) or (ii) a limited partnership (Kommanditgesellschaft) with a German limited liability company as a general partner (a German GmbH & Co. KG Guarantor).

Net Assets means for each German Guarantor (i) the net assets (Reinvermögen) available for distribution to the shareholders calculated in accordance with applicable law and the jurisprudence from time to time of the German Federal Supreme Court (Bundesgerichtshof) relating to the protection of liable capital under sections 30 and 31 of the German Limited Liability Companies Act (GmbHG) taking into account, if applicable, sub-paragraph 6 of section 253, sub-paragraph 8 of section 268 and sub-paragraph 5 of section 272 of the German Commercial Code (Handelsgesetzbuch) and any similar statutory limitations on distributable amounts (Ausschüttungssperren) (in each case, as amended from time to time) of that German GmbH Guarantor, and in the case of a German GmbH & Co. KG

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Guarantor, its general partner (Komplementär), and in each case without deducting the Registered Capital of that German Guarantor; less (ii) the Registered Capital of that German Guarantor.

Registered Capital means the relevant German GmbH Guarantor's share capital (Stammkapital), as registered in the commercial register (Handelsregister), and in the case of a German GmbH & Co. KG Guarantor, the share capital (Stammkapital) of its general partner (Komplementär), as registered in the commercial register (Handelsregister).

Subsidiary means in relation to any company or corporation, a company or corporation:

(A)	which is a dependent entity (abhängiges Unternehmen) of the first mentioned company or corporation within the meaning of section 17 AktG or which is a "subsidiary" (Tochterunternehmen) within the meaning of section 290 HGB of such company or corporation;
(B)	which is controlled, directly or indirectly, by the first-mentioned company or corporation, and, for this purpose, a company or corporation shall be treated as being "controlled" by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;
(C)	more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or
(D)	which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation.
(b)	Each Finance Party agrees, other than in accordance with the procedure set out in paragraph (h) below, not to enforce the guarantee and indemnity pursuant to this clause 19.12 (the Guarantee) created or incurred by a German Guarantor, if and to the extent the Guarantee is for the obligations or liabilities of:
(i)	an Affiliate of that German Guarantor that is not a direct or indirect Subsidiary of that German Guarantor; or
(ii)	a direct or indirect Subsidiary of that German Guarantor if and to the extent such obligations or liabilities (including guarantees) secure obligations or liabilities of an Obligor or a member of the Group that is not a direct or indirect Subsidiary of that German Guarantor

(an Up-Stream or Cross-Stream Guarantee),

if and to the extent such enforcement would cause the relevant German Guarantor's Net Assets, or in the case of a German GmbH & Co. KG Guarantor, its general partner's Net Assets, to be reduced below zero or further reduced if already below zero.

(c)	For the purposes of the calculation of the Net Assets, the following balance sheet items shall be adjusted as follows:
(i)	the amount of any increase of the stated share capital (Stammkapital) of the relevant German Guarantor or, in case of a German GmbH & Co. KG Guarantor, its general partner (Komplementär), after the date of this

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Agreement that has been effected without the prior written consent of the Agent shall be deducted from the relevant stated share capital;
(ii)	in case the stated share capital (Stammkapital) of that German Guarantor (or, in the case of a GmbH & Co. KG, of its general partner (Komplementär)) is not fully paid in, the amount by which the stated share capital (Stammkapital) exceeds the amount of the share capital paid in shall be deducted from the stated share capital (Stammkapital);
(iii)	indebtedness which is subordinated pursuant to section 39 subsection 1 no. 5 or subsection 2 German Insolvency Code (Insolvenzordnung) to any Financial Indebtedness outstanding under this Agreement (including indebtedness in respect of guarantees for financial indebtedness which is so subordinated) shall be disregarded; and
(iv)	loans or other liabilities incurred in violation of the provisions of this Agreement shall be disregarded.
(d)	The relevant German Guarantor shall deliver to the Agent, within fifteen (15) Business Days after receipt from the Agent of a notice stating that it intends to demand payment under the Guarantee (an Enforcement Notice), in writing:
(i)	a confirmation to what extent the guarantee and/or indemnity is an Up-stream or Cross-stream Guarantee;
(ii)	an up-to-date balance sheet of the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor of that partnership and its general partner, together with a detailed calculation (reasonably satisfactory to the Agent) of the amount of the Net Assets of the relevant company taking into account the adjustments set out in paragraph (c) above, the amount of such Up-stream or Cross-stream Guarantee which cannot be enforced as it would otherwise cause its (or, in the case of a GmbH & Co. KG, its general partner's) Net Assets to be reduced below zero or further reduced if already below zero and a statement if and to what extent a realisation or other measures undertaken in accordance with the mitigation provisions set out in paragraph (g) below would not prevent such situation (the Management Determination). The relevant German Guarantor shall fulfil its obligations under the Guarantee and the Agent shall be entitled to enforce the Guarantee in an amount which would, in accordance with the Management Determination, not cause the relevant German Guarantor's, or in the case of a German GmbH & Co. KG Guarantor its general partner's, Net Assets to be reduced below zero or further reduced if already below zero.
(e)	Following the Agent's receipt of the Management Determination, upon request by the Agent the relevant German Guarantor shall deliver to the Agent within thirty (30) Business Days of request an up-to-date balance sheet of the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor of that partnership and its general partner, drawn-up by the German Guarantor's auditors, appointed by the relevant German Guarantor in consultation with the Agent, together with a detailed calculation (reasonably satisfactory to the Agent) of the amount of the Net Assets of the relevant company taking into account the adjustments set out in paragraph (c) above and of the amount of such Up-Stream or Cross-Stream Guarantee which cannot be enforced as it would otherwise cause its (or, in the case of a GmbH & Co. KG, its general partner's) Net Assets to be reduced below zero or further reduced if already below zero (if

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any) (the Auditors' Determination). The Auditors' Determination shall be prepared as of the date of the enforcement of the Guarantee. The German Guarantor shall fulfil its obligations under the Guarantee and any Agent shall be entitled to enforce the Guarantee in an amount which would, in accordance with the Auditor's Determination, not cause the relevant German Guarantor's, or in the case of a German GmbH & Co. KG Guarantor its general partner's, Net Assets to be reduced below zero or further reduced if already below zero.
(f)	If the amount being enforceable under the Guarantee pursuant to the Auditor's Determination is lower than the amount being enforceable under the Guarantee pursuant to the Management Determination and if, and to the extent that, the Guarantee has been enforced up to the amount set out in the Management Determination, the Finance Parties shall without undue delay upon written demand by the German Guarantor to the Agent repay any enforcement proceeds (if and to the extent already received by the relevant Finance Parties) to the relevant German Guarantor in an amount equal to the difference between the amount enforceable pursuant to the Management Determination and the amount enforceable pursuant to the Auditor's Determination.
(g)	Where a German Guarantor claims in accordance with the provisions of paragraphs (d) to (f) above that the guarantee and/or indemnity granted hereunder can only be enforced in a limited amount, each German Guarantor and, in the case of a German GmbH & Co. KG Guarantor, also its general partner, shall within two Months after a written request of the Agent realise, to the extent legally permitted and commercially justifiable with respect to the cost and effort involved, any and all of its assets which are not required for the relevant German Guarantor's business (nicht betriebsnotwendig) and that are shown in the balance sheet with a book value (Buchwert) that is substantially lower than the market value of the relevant assets. The book value shall be deemed significantly lower than the market value, if the market value exceeds the book value by at least ten (10) per cent. After the expiry of such two Month period, the relevant German Guarantor shall, within three Business Days, notify the Agent of the amount of the net proceeds from the relevant sale and submit a statement with a new calculation of the amount of the Net Assets of the German GmbH Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of its general partner, taking into account such proceeds. Such calculation shall, upon the Agent's request, be confirmed by the Auditors within a period of thirty (30) Business Days following the request.
(h)	The limitations set out in this clause 19.12 shall not apply:
(i)	to any amounts due and payable under the Guarantee, which relate:
(A)	to funds (including, but not limited to, Loans) which have been on-lent or otherwise made available to the relevant German Guarantor or to a Subsidiary of such German Guarantor and which are still outstanding or any other own liabilities of the relevant German Guarantor under the Finance Documents; or
(B)	to letters of credit or similar instruments to the extent issued for the benefit of the relevant German Guarantor or any of its Subsidiaries and which are still outstanding;
(ii)	for so long as the relevant German Guarantor has not complied with its obligations pursuant to paragraphs (d) to (f) of this clause 19.12; or

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(iii)	if the German Guarantor (as dominated entity and/or transferor) is subject to a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) with its shareholder on the date of the enforcement of the Guarantee;
(iv)	if and to the extent the German Guarantor holds on the date of enforcement of the Guarantee a valuable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against its direct or indirect shareholder; or
(v)	if and to the extent payment under the Guarantee would not result in a violation of the capital maintenance requirements set out in section 30 paragraph 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – GmbHG) and would not otherwise result in a personal or criminal liability of the managing directors of the German GmbH Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of the managing directors of its general partner as a result of a breach of statutory obligations under the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – GmbHG), the German Stock Corporation Act (Aktiengesetz), the German Criminal Code (StGB) or mandatory provisions of the German Civil Code (BGB), which has its basis (Ursprung) in the granting of Up-Stream or Cross-Stream Guarantees.
(i)	No reduction of the amount enforceable under a guarantee and/or indemnity in accordance with the above limitations will prejudice the rights of the Finance Parties to continue enforcing such guarantee and/or indemnity (subject always to the restrictions set out in this clause 19.12) until full and irrevocable satisfaction of the amounts owing under the guaranteed and/or indemnified claims.
19.13	Swedish guarantee limitations

The obligations of any Swedish Obligor under this clause 19 and/or in relation to any guarantee or indemnity and/or any obligation to pay any costs of and/or any other obligation of any other Obligor (other than such Swedish Obligor and its wholly-owned subsidiaries) shall be limited, if (and only if) and to the extent required by an application of the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) in force from time to time regulating distribution of assets (including profits and dividends and any other form of transfer of value (Sw. värdeöverföring) within the meaning of the Swedish Companies Act) and unlawful financial assistance (including prohibited loans), provided, in each case, that all reasonable steps open to the relevant Swedish Obligor and all its shareholders to authorise its obligations under this Agreement have been taken, and it is understood that the obligations and liabilities of any Swedish Obligor only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

19.14	Dutch guarantee limitations

Notwithstanding any other provision of this clause 19 and any Security Document, the guarantee, indemnity and other obligations of any Obligor expressed to be assumed by it in this clause 19 and/or such Security Document shall be deemed not to be assumed by such Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of section 2:98(c) of the Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdictions and the provisions of this Agreement and the other Finance Documents shall be construed accordingly.

19.15	French Guarantee Limitations
(a)	Guarantee Obligations

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For the purpose of this clause 19.14:

(i)	"Indirect Borrowings" means, in relation to a French Obligor, the amount of utilisations (including utilisations of an ancillary facility or incremental facility) drawn by any Borrower under a Finance Document to the extent of the aggregate amounts on-lent (or otherwise made available) to that French Obligor (or, without double counting, any of its direct or indirect Subsidiaries), plus any accrued and unpaid interest, costs and fees in respect of or attributable to that on-lending; and
(ii)	in relation to a French Obligor, "Subsidiary" means a Group company controlled by that French Obligor within the meaning of article L. 233-3 (I) 1˚ and 2˚ of the French Commercial Code.
(b)	French Obligors
(i)	A French Obligor shall not incur obligations under the Guarantee other than in respect of:
(A)	the payment obligations under this Agreement of its direct or indirect Subsidiaries which are or become Obligors from time to time under this Agreement and incurred by them as Borrowers (if they are not French Obligors) or as Borrowers and/or Guarantors (if they are French Obligors); and
(B)	that French Obligor's Indirect Borrowings under any Finance Documents as at the date upon which a Finance Party makes written demand upon the French Obligor to make payment in respect of its obligations in its capacity as Guarantor.
(ii)	Notwithstanding any provision (other than this clause 19 (Guarantee and indemnity)) to the contrary, to the extent that any provision of this Agreement or any certificate, notice or other document delivered under or in connection with this Agreement is a guarantee by a French Obligor of the obligations of any other person, or an undertaking, covenant, obligation, representation or warranty for any other person, then that French Obligor shall not be bound by any such guarantee, undertaking, covenant, obligation, representation or warranty, unless made in respect of a Subsidiary of it.
(iii)	Without limiting the generality of the foregoing:
(A)	the representations made in clause 20 (Representations) and the undertakings made in clause 23 (General undertakings) by each French Obligor shall be made for itself and for each of its Subsidiaries only;
(B)	no French Obligor is acting jointly and severally with the other Guarantors and no French Obligor shall therefore be considered as “co-débiteurs solidaires” with the other Guarantors as to its obligations pursuant to the guarantee given pursuant to this clause 19;
(C)	the obligations of any French Obligor under this Agreement will not extend beyond a point where they would infringe article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article L. 242-6 of the French Commercial Code (or other applicable similar prohibitions);

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(D)	the limitations set out in paragraph (b)(i) above shall apply mutatis mutandis to any Transaction Security created by any French Obligor under the Security Documents and to any guarantee, undertaking, obligation, indemnity and payment, including (but not limited to) distributions, cash sweeps, credits, loans and set-offs, pursuant to or permitted by the Finance Documents and made by a French Obligor; and
(E)	the obligations of any French Obligor under this Agreement will not extend beyond a point where they would infringe article L. 511-7 3° of the French Monetary and Financial Code.
(c)	To the extent legally possible, any payment made by a French Guarantor under this clause 19 in respect of the payment obligations under this Agreement of any other Obligor which is not a Subsidiary of such French Guarantor shall reduce pro tanto the outstanding amount under any inter-company loans due by such French Guarantor under the on-lending referred to in the definition of "Indirect Borrowings" above and any repayment of such inter-company loans by the French Guarantor shall reduce pro tanto the amount payable under this clause 19.
20.	Representations
20.1	General

Each Obligor makes the representations and warranties set out in this clause 20 to each Finance Party on the date of this Agreement. Representations and warranties marked * denotes a Repeating Representation.

20.2	Status
(a)	It is a limited liability company or a corporation, duly incorporated or organised and validly existing under the law of its jurisdiction of incorporation.
(b)	Each of its Subsidiaries is a limited liability company or corporation, limited liability company, joint stock company, limited partnership or other limited liability entity duly incorporated, established or organised and validly existing under the law of its jurisdiction of incorporation or establishment.
(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business (if any) as it is being conducted.
(d)	With respect to any US Obligor, such US Obligor is in good standing under the laws of its jurisdiction of incorporation, organisation or formation.
(e)	No Irish Obligor is:
(i)	a small company or micro company (as defined under sections 280A and 280D respectively of the Irish Companies Act);
(ii)	a micro, small or medium sized enterprise for the purposes of the Central Bank (Supervision and Enforcement) Act 2013 (Section 48) (Lending to Small and Medium - Sized Enterprises) Regulations 2015 of Ireland; or
(iii)	a consumer for the purposes of any relevant laws or codes, including the Consumer Protection Code 2012 (as amended) of Ireland.
20.3	Binding obligations*
(a)	Subject to the Legal Reservations:

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(i)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and
(ii)	(without limiting the generality of paragraph (a)(i) above), each Finance Document to which it is a party creates the security interests which that Finance Document purports to create and those security interests are valid and effective.
20.4	Non-conflict with other obligations*
(a)	The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:
(i)	any law or regulation applicable to it;
(ii)	the constitutional documents of any Obligor; or
(iii)	any agreement or instrument binding upon it or any Obligor or any of its or any Obligor's assets or constitute a default or termination event (however described) under any such agreement or instrument, which in each case has or is reasonably likely to have a Material Adverse Effect.
20.5	Power and authority*
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.
(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.
20.6	Validity and admissibility in evidence*
(a)	All Authorisations required:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and
(ii)	to make the Finance Documents to which it is a party admissible in evidence,

have been obtained or effected and are in full force and effect except any Authorisation referred to in clause 20.9 (No filing or stamp taxes) which Authorisations will be promptly obtained or effected after the date of this Agreement.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of all Obligors have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or would reasonably likely have a Material Adverse Effect.
20.7	Governing law and enforcement
(a)	The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdiction.

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(b)	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdiction.
20.8	Insolvency
(a)	No:
(i)	corporate action, legal proceeding or other procedure or step described in clause 24.7 (Insolvency proceedings); or
(ii)	creditors' process described in clause 24.8 (Creditors' process),

has been taken or, to the knowledge of the Parent, threatened in relation to an Obligor; and none of the circumstances described in clause 24.6 (Insolvency) applies to any Obligor.

20.9	No filing or stamp taxes
(a)	Under the laws of its Relevant Jurisdiction, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:
(i)	registration of Security Documents at the Companies Registration Office in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees;
(ii)	registration of certain of the Security Documents at the Land Registry or Land Charges Registry in England and Wales and payment of associated fees,
(iii)	registration of the particulars of any Land Registry Form 52 at the Land Registry section of Tailte Éireann and payment of associated fees;
(iv)	registration of the particulars of the Irish Debenture or any other Security Documents entered into by an Irish Obligor at the Companies Registration Office in Ireland under section 409 of the Irish Companies Act and payment of associated fees;
(v)	registration of the particulars of the Irish Debenture entered into by Exela Technologies Limited (as an external company that has established a branch in Ireland) under section 1301 of the Irish Companies Act and payment of associated fees;
(vi)	notification of the particulars of the fixed charges over book debts created pursuant to the Irish Debenture to the Irish Revenue Commissioners under section 1001 of the Irish Taxes Consolidation Act 1997;
(vii)	notarial fees in relation to the Security Documents governed by the laws of the Federal Republic of Germany creating pledges over shares,
(viii)	notarial fees in relation to the Security Documents governed by the laws of the Netherlands creating pledges over shares;
(ix)	registration of each relevant Security Document governed by the laws of the Netherlands with the Dutch Tax Authorities or any other Dutch public register; and

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(x)	payment of applicable registration fees payable in respect of registrations required in respect of each relevant Security Document governed by the laws of the Netherlands, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

20.10	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to the Lender which is:

(a)	a Qualifying Lender:
(i)	falling within paragraph (b)(i) of the definition of "Qualifying Lender";
(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (b)(ii) of the definition of " Qualifying Lender"; or
(iii)	falling within paragraph (b)(iii) of the definition of "Qualifying Lender; or
(b)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
20.11	No Default*
(a)	No Event of Default and, on the date of this Agreement and on each Drawdown Date (other than in relation to a Rollover Loan), no Default is continuing or is reasonably likely to result from the making of any Drawing or the entry into, the performance of, or any transaction contemplated by, any Finance Document.
(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.
20.12	No misleading information
(a)	Save as disclosed in writing to the Agent prior to the date of this Agreement:
(i)	any factual information in the Repped Information was true and accurate in all material respects as at the date of the relevant disclosure containing the information or (as the case may be) as at the date the information is expressed to be given;
(ii)	any financial projection or forecast given to a Finance Party in the Repped Information has been prepared on the basis of recent historical information and on the basis of reasonable (in the opinion of the Parent) assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;
(iii)	the expressions of opinion or intention provided by or on behalf of the Parent for the purposes of the Reports were made after careful consideration and (as at the date of the relevant report or document

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containing the expression of opinion or intention) were fair and based on reasonable grounds (in the opinion of the Parent);
(iv)	no material event or circumstance has occurred or arisen and no information has been omitted from the Repped Information disclosed to the Agent (and the other Finance Parties) and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections delivered to the Agent (and the other Finance Parties) in the Repped Information being untrue or misleading in any material respect in the context of the transactions contemplated in the Finance Documents;
(v)	* (in relation to information provided after the Initial Drawdown Date) all other material written factual information provided by any Obligor (or on behalf of an Obligor by its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect (as at the date at which it was provided).
20.13	Financial Statements*
(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied and fairly present its financial condition and results of operations during the relevant financial year.
(b)	There has been no material adverse change in its assets, business or financial condition since the date of the Original Financial Statements.
(c)	Its most recent financial statements delivered pursuant to clause 21.2 (Financial statements):
(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and
(ii)	fairly present its financial condition as at the end of, and results of operations for, the period to which they relate (in each case consolidated, if appropriate).
(d)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.
(e)	Since the date of the most recent financial statements delivered pursuant to clause 21.2 (Financial statements) there has been no material adverse change in the financial condition of the Group (taken as whole).
20.14	No proceedings
(a)	Other than as notified to the Lender in writing, prior to the date of this Agreement in respect of the proceedings against one of the Subsidiaries incorporated in France, as more specifically set out in the financial statements of Holdco for the first Financial Quarter of 2024, no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any Obligor.
(b)	No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely

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to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.
20.15	No breach of laws
(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Subsidiary which have or are reasonably likely to have a Material Adverse Effect.
20.16	Environmental laws
(a)	Each member of the Group is in compliance with clause 23.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.
(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.
(c)	The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for in the Original Financial Statements.
20.17	Taxation
(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns.
(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.
(c)	It is resident for Tax purposes only in its Original Jurisdiction.
(d)	A fiscal unity (fiscale eenheid) for Dutch corporate income tax and Dutch value added tax purposes, if any, consists of Obligors only.
20.18	Anti-corruption law*

No Obligor, nor to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Obligor or any member of the Group is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the UK Bribery Act), the US Foreign Corrupt Practices Act of 1977 (the FCPA) and the Criminal Justice (Corruption Offences) Act 2018 of Ireland (as amended). Furthermore, no Obligor and, to its knowledge, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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20.19	Sanctions*

None of the Parent or any member of the Group, any director or officer or any employee, agent, or Affiliate of the Parent or any member of the Group is an individual or entity (Person) that is, or is owned or controlled by Persons that are, (i) the target of any sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, His Majesty's Treasury or the Hong Kong Monetary Authority (collectively, Sanctions), or (ii) located, organised or resident in a country or territory that is, or whose government is, the target of Sanctions, including, without limitation, currently, the Crimea region, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria other than to the extent that this would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom) or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom, or any other jurisdiction of incorporation of any member of the Group including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung).

20.20	Security and Financial Indebtedness
(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement (including the 2022 Security Documents).
(b)	No member of the Group has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.
20.21	Ranking

From the Initial Drawdown Date, the Transaction Security will not be subject to any prior ranking or pari passu ranking Security other than Permitted Security (including the 2022 Security Documents).

20.22	Good title to assets*
(a)	It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.
20.23	Legal and beneficial ownership*

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

20.24	Valuation*
(a)	All material written factual information supplied by it or on its behalf to the Valuer for the purposes of each Valuation was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.
(b)	Any financial projections contained in the information referred to in clause 20.24(a) above have been prepared as at their date, on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	It has not omitted to supply any information to the Valuer which, if disclosed, would materially adversely affect any Valuation.
(d)	As at the Initial Drawdown Date, nothing has occurred since the date the information referred to in clause 20.24(a) above was supplied which, if it had

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occurred prior to the Initial Valuation, would have adversely affected the Initial Valuation materially.
20.25	Shares*
(a)	Subject to paragraph (b) below, the shares of any member of the Group which are subject to the Transaction Security (if any) are fully paid and not subject to any pre-emption, option to purchase or similar rights. The constitutional documents of companies, other than a Dormant Subsidiary, whose shares are subject to the Transaction Security (if any) do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).
(b)	In respect of Exela Technologies ECM Solutions GmbH, there is a share pledge restriction and a transfer restriction in its articles of association the removal of which will be filed (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) with the relevant court within twenty (20) Business Days following the execution of a share pledge agreement over its shares.
20.26	Intellectual Property*

It and each of its Subsidiaries:

(a)	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;
(b)	it does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and
(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.
20.27	Group Structure Chart and Permitted Holdco Debt
(a)	The Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown) is true, complete and accurate in all material respects and shows the following information:
(i)	each member of the Group, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a member of the Group which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability; and
(ii)	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.
(b)	All Permitted Holdco Debt between members of the Group is set out in the statement delivered to the Lender pursuant to paragraph 6.5 of Part 1 of Schedule 2 (Conditions precedent to the Initial Drawdown) and has been or will be taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

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20.28	Obligors

The Parent and each Material Company is an Obligor on the date of this Agreement.

20.29	Accounting Reference Date*

The Accounting Reference Date of the Parent is 31 December.

20.30	Centre of main interests and establishments*

For the purposes of The Council of the European Union Regulation (EU) No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.31	Pensions*
(a)	Except for the Scheme:
(i)	neither the Parent nor any other member of the Group is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and
(ii)	neither the Parent nor any other member of the Group is or has at any time been "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.
(b)	The Scheme closed to the future accrual of pension benefits on and from 1 January 2016.
(c)	The Pensions Regulator has not exercised any of its powers under Part 1 of the Pensions Act 2004 against any member of the Group or (to the best of the Parent's knowledge and belief) any other person in respect of the Scheme and there is no fact or circumstance (to the best of the Parent's knowledge and belief) which is reasonably likely to allow the Pensions Regulator to do so.
(d)	The Scheme is a registered pension scheme for the purposes of Chapter 2 of Part 4 of the Finance Act 2004 and (to the best of the Parent's knowledge and belief) there is no reason why HM Revenue & Customs might de-register the Scheme.
(e)	The Scheme has been designed to comply with, and has (to the best of the Parent's knowledge and belief), and in all material respects, been administered in accordance with, all applicable legal and administrative requirements and in compliance with its governing documents. All members of the Group who have participated in the Scheme as employers and the trustees of the Scheme have complied in all material respects with their obligations under and in respect of the Scheme.
(f)	Neither the Parent nor any member of the Group is aware of any material errors in the Scheme documentation or administrative practices which are reasonably likely to lead to calls for material additional Scheme funding by any participating employer in the Scheme. The Obligor is not aware of any material non-compliance with applicable law to the amendments to the governing documentation of the Scheme, including but not limited to Section 37 of the Pension Schemes Act 1993 and Regulation 42 of the Occupational Pension Schemes (Contracting-out) Regulations 1996, which are reasonably likely to lead to calls for material additional Scheme funding by any participating employer in the Scheme.

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(g)	There have been no claims or complaints made and (to the best of the Parent's knowledge and belief) there are no clams or complaints pending in relation to the Scheme which are reasonably likely to have a materially adverse impact on the employer funding obligations of all participating employers in the Scheme, including the Parent.
(h)	Other than in relation to Guaranteed Minimum Pensions and to the best of the Parent's knowledge and belief, neither have the trustees or any member of the Group which participate in the Scheme as employers discriminated against any members of the Scheme, including on the grounds of age and sex, which are reasonably likely to have a materially adverse impact on the employer funding obligations in respect of the Scheme.
(i)	The Scheme actuary's funding report as at 30 June 2021 (the valuation date) which was signed by Beth Connor, the Scheme actuary of JLT on 22 September 2022 describes the financial position of the Scheme at its effective date. Nothing (to the best of the Parent's knowledge and belief) has happened in relation to the Parent since that date which is reasonably likely to adversely affect the level of funding in the Scheme (or the size of the Scheme deficit) to a material extent.
(j)	To the best of the Parent's knowledge and belief, there has been no arrangement relating to the Scheme which might be construed as a compromise or a reduction of a statutory debt under section 75 or 75A of the Pensions Act 1995.
(k)	There is no amount that is treated as a debt due to the trustees of the Scheme from any member of the Group, or from any member of the Group to the trustees of any other pension scheme, under section 75 or 75A of the Pensions Act 1995.
(l)	All pension schemes operated by an Irish Obligor are operated or provided on a defined contribution basis.
20.32	No adverse consequences*
(a)	It is not necessary under the laws of its Relevant Jurisdictions:
(i)	in order to enable a Finance Party to enforce its rights under any Finance Document; or
(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that such Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)	No Finance Party is and will not be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.
20.33	People with Significant Control
(a)	Each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006.
(b)	No "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued to any member of the Group in respect of any shares that are subject to the Transaction Security.

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20.34	Irish Companies Act
(a)	Each Irish Obligor is a member of the same group of companies consisting of a holding company and its subsidiaries (each within the meaning of section 8 of the Irish Companies Act for the purposes of section 239 of the Irish Companies Act).
(b)	No Obligor is a relevant external company, as that term is defined in section 1301 of the Irish Companies Act, save for Exela Technologies Limited, which has complied with its filing obligations under:
(i)	section 1302(1) and (2), or
(ii)	section 1302(1) and (2) as applied by section 1304,

of the Irish Companies Act.

20.35	Title to Property*
(a)	Exela Technologies Limited:
(i)	is the legal and beneficial owner of the Baronsmede Property; and
(ii)	has good and marketable title to the Baronsmede Property,

and from the Initial Drawdown Date, the Baronsmede Property is free from Security (other than those created by or pursuant to the Security Documents) and is free from restrictions and onerous covenants (other than those set out in the Certificate of Title in relation to the Baronsmede Property).

(b)	GP-Auto Empire Limited:
(i)	is legal and beneficial owner of the Park West Property; and
(ii)	has good and marketable title to the Park West Property,

and from the Initial Drawdown Date, the Park West Property is free from Security (other than those created by or pursuant to the Security Documents) and free from restrictions and onerous covenants (other than those set out in the Certificate of Title in relation to the Park West Property).

(c)	From the Initial Drawdown Date, except as disclosed in the Certificate of Title relating to the relevant Property:
(i)	so far as it is aware, no breach of any law, regulation or covenant is outstanding which adversely affects or might reasonably be expected to adversely affect the value, saleability or use of the relevant Property;
(ii)	there is no covenant, agreement, stipulation, reservation, condition, interest, right, easement or other matter whatsoever adversely affecting the relevant Property;
(iii)	nothing has arisen or has been created or is outstanding which would be an overriding interest, or an unregistered interest which overrides first registration or a registered disposition, over the relevant Property;
(iv)	all facilities necessary for the enjoyment and use of the relevant Property (including those necessary for the carrying on of its business at the relevant Property) are enjoyed by the relevant Property;

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(v)	none of the facilities referred to in paragraph (iv) above are enjoyed on terms:
(A)	entitling any person to terminate or curtail its use of the relevant Property; or
(B)	which conflict with or restrict its use of the relevant Property;
(vi)	each of Exela Technologies Limited and GP-Auto Empire Limited. has not received any notice of any adverse claim by any person in respect of the ownership of the relevant Property or any interest in it which might reasonably be expected to be determined in favour of that person, nor has any acknowledgement been given to any such person in respect of the relevant Property; and
(vii)	the Properties are held by Exela Technologies Limited and GP-Auto Empire Limited (as applicable) free from any lease or licence (other than those entered into in accordance with this Agreement).
(d)	All deeds and documents necessary to show good and marketable title to Exela Technologies' and GP-Auto Empire Limited's (as applicable) interest in the relevant Property will from the Initial Drawdown Date be:
(A)	in possession of the Security Agent;
(B)	held to the Land Registry to the order of the Security Agent;
(C)	registered at the Land Registry; or
(D)	held to the order of the Security Agent by a firm of solicitors approved by the Security Agent for that purpose.
20.36	Information for Certificate of Title
(a)	The material written factual information supplied by it or on its behalf to the lawyers who prepared the Certificates of Title was true and accurate in all material respects as at the date of the relevant Certificate of Title or (if appropriate) as at the date (if any) at which it is stated to be given.
(b)	The information referred to in clause 20.36(a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect.
(c)	As at the Initial Drawdown Date, nothing has occurred since the date of any information referred to in clause 20.36(a) above which, if disclosed, would make that information untrue or misleading in any material respect (as at the date at which it was provided).
20.37	DAC6

No transaction contemplated by the Finance Documents nor any transaction to be carried out in connection with any transaction contemplated by the Finance Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

20.38	US Solvency

The US Obligors are Solvent. As used in this clause, "Solvent" means, with respect to a particular date and US Obligor, that on such date:

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(a)	the present fair market value (or present fair saleable value) of the assets of such US Obligor exceeds the amount of the liabilities of such US Obligor (including contingent liabilities), at a fair valuation;
(b)	the present fair saleable value of the assets of such US Obligor is greater than the amount that will be required to pay the probable liability of such US Obligor on its debts and liabilities as such debts and liabilities become absolute and matured;
(c)	assuming the incurrence of the Facilities as contemplated by this Agreement, such US Obligor is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they become absolute and matured;
(d)	such US Obligor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital; and
(e)	such US Obligor has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

20.39	US Governmental Regulation
(a)	None of the US Obligors nor any of their respective subsidiaries is subject to regulation under the US Federal Power Act or the US Interstate Commerce Act or under any other US federal or state statute or regulation which may limit its ability to incur or guarantee indebtedness or which may otherwise render all or any portion of their respective obligations under the Finance Documents unenforceable.
(b)	No Obligor nor any of their respective subsidiaries is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the US Investment Company Act of 1940, as amended.
20.40	Margin Regulations
(a)	No Obligor nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of "buying" or "carrying" (within the meaning of Regulation T, U, or X) Margin Stock or extending credit for the purpose of "buying" or "carrying" any Margin Stock.
(b)	No part of the proceeds of any Utilisation is being used for "buying" or "carrying" any Margin Stock or for any purpose which violates the provisions of the regulations of the Federal Reserve Board.
20.41	ERISA
(a)	No Obligor has underlying assets which constitute "plan assets" within the Plan Asset Rules.
(b)	No Obligor nor any ERISA Affiliate has sponsored, maintained, contributed to, been required to contribute to or have any liability with respect to any Employee Plan or Single Employer Plan.

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20.42	Times when representations made
(a)	All the representations and warranties in this clause 19 are made by each Obligor on the date of this Agreement.
(b)	The Repeating Representations are deemed to be made by each Obligor on the date of each Drawdown Request, on each Drawdown Date and on the first day of each Interest Period (except that those contained in clause 20.13(a) (Financial statements) will cease to be so made once corresponding subsequent financial statements have been delivered under this Agreement).
(c)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.
21.	Information undertakings

The undertakings in this clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	In this clause 21:

Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to clause 21.2(a)(i) (Financial statements).

Quarterly Financial Statements means the financial statements delivered pursuant to clause 21.2(a)(ii) (Financial statements).

21.2	Financial statements
(a)	The Parent shall supply to the Agent:
(i)	as soon as they are available, but in any event within 270 days after the end of each of its Financial Years, the audited consolidated financial statements of Holdco for that Financial Year; and
(ii)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter, the consolidated financial statements of Holdco for that Financial Quarter (consolidated if appropriate).
21.3	Provision and contents of Compliance Certificate
(a)	The Parent shall supply a Compliance Certificate to the Agent with each set of Holdco's Annual Financial Statements and each set of Holdco's Quarterly Financial Statements.
(b)	Each Compliance Certificate shall, amongst other things, set out (in reasonable detail):
(i)	computations as to compliance with clause 22 (Financial Covenants) for the Relevant Period to which it relates;
(ii)	the projected compliance with clause 22 (Financial Covenants) for the next four (4) successive Relevant Periods, provided that, for the avoidance of doubt, if any projections are not, in fact, compliant with the ratios set out in clause 22.2 (Financial Condition), this shall not constitute an Event of Default hereunder; and

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(iii)	each member of the Group which is a Material Company and confirmation of compliance (or lack thereof) with the Guarantor Coverage Threshold.
(c)	Each Compliance Certificate shall be signed by two directors of the Parent.
21.4	Requirements as to financial statements
(a)	The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Parent shall procure that:
(i)	each set of Annual Financial Statements shall be audited by the Auditors;
(ii)	each set of Quarterly Financial Statements includes a cash flow forecast in respect of the Group relating to the three month period commencing at the end of the relevant Financial Quarter and is accompanied by a statement by the directors of the Parent commenting on the performance of the Group for the Financial Quarter to which the financial statements relate and the Financial Year to date and any material developments or proposals affecting the Group or its business and an analysis of the top ten highest income generating contracts of the Group; and
(iii)	each set of Quarterly Financial Statement shall include a statement of the Permitted Holdco Debt, showing the net outstanding balances thereof.
(b)	Each set of financial statements delivered pursuant to clause 21.2 (Financial statements):
(i)	shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;
(ii)	shall be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the financial statements relate to:
(A)	the projected performance for that period set out in the Budget; and
(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and
(iii)	shall be prepared using generally accepted accounting principles, standards and practices in the United Kingdom, and accounting practices and financial reference periods consistent with the relevant Original Financial Statements unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Parent) deliver to the Agent:
(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Original Financial Statements were prepared; and

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(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lender to determine whether clause 22 (Financial Covenants) has been complied with.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.5	Budget
(a)	The Parent shall supply to the Agent as soon as the same becomes available but in any event within 45 days after the start of each of its Financial Years, an annual Budget for that Financial Year.
(b)	The Parent shall ensure that each Budget for a Financial Year (including any updated or changed Budget):
(i)	is in a form reasonably acceptable to the Agent (acting on behalf of the Lenders (acting in good faith)) and includes a projected profit and loss, balance sheet and cashflow statement for the Group, projected financial covenant calculations for that Financial Year and for each Financial Quarter of that Financial Year (in each case consolidated, if appropriate);
(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 21.2 (Financial statements); and
(iii)	has been approved by the board of directors of the Parent.
(c)	If the Parent updates or changes the Budget, it shall promptly deliver to the Agent such updated or changed Budget together with a written explanation of the main changes in that Budget.
21.6	Presentations

On reasonable notice and if requested to do so by the Agent, once in every Financial Year, or more frequently if further requested to do so by the Agent (acting on behalf of the Lenders) if it reasonably suspects a Default is continuing or may have occurred or may occur, at least two directors of the Parent (one of whom shall be the chief financial officer) must give a presentation to the Lenders about the on-going business and financial performance of the Group.

21.7	Year-end

The Parent shall not (and shall procure that no other member of the Group shall) change its Accounting Reference Date.

21.8	Information: Miscellaneous
(a)	The Parent shall supply to the Lender:
(i)	promptly after such changes, amendments or updates (as applicable), information regarding any material changes to the services provided under the Services Agreement, any material amendments to the Services Agreement, any material updates to the Group's disaster recovery plans and contingency arrangements;
(ii)	promptly on request (once in every Financial Year, or more frequently if further requested to do so by the Agent (acting on behalf of the Lenders) if it reasonably suspects a Default is continuing or may have occurred or may

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occur) a report confirming which members of the Group are Material Companies and compliance with the Guarantor Coverage Threshold on the date of such report;
(iii)	promptly after they are dispatched, copies of all documents dispatched by the Parent to its shareholders generally or dispatched by the Parent or any Obligors to its creditors generally;
(iv)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which if adversely determined, are reasonably likely to have a Material Adverse Effect;
(v)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which is reasonably likely to have a Material Adverse Effect;
(vi)	details of any material claim, proceeding, formal notice or investigation in respect of Sanctions;
(vii)	promptly on request, a report specifying whether the Parent or any of its Subsidiaries has any Subsidiaries which are Dormant Subsidiaries;
(viii)	promptly on request, such information as the Security Agent may reasonably require about the Charged Property and compliance of any Obligor with any Security Document;
(ix)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group as the Agent may reasonably request subject to any duties of confidentiality; and
(x)	promptly on request, such information as the Agent may reasonably require regarding the Parent which the NASDAQ listing rules permits may be shared or requested and as otherwise subject to any duties of confidentiality.]
(b)	each Obligor shall:
(i)	promptly notify the Agent if any Obligor has underlying assets which constitute "plan assets" within the Plan Asset Rules; and
(ii)	promptly notify the Agent if any Obligor or any ERISA Affiliate sponsors, maintains, contributes to, be required to contribute to or has any liability with respect to any Employee Plan or Single Employer Plan.
21.9	Notification of default
(a)	The Parent shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)	Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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21.10	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or
(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement;

obliges the Agent and/or the Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent and/or that Lender or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent and/or that Lender in order for the Agent and/or that Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	The Parent shall, by not less than ten Business Days' prior written notice to the Agent, notify the Agent of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 25.14 (Additional Guarantors).
(c)	Following the giving of any notice pursuant to clause 21.10(b) above, if the accession of such Additional Obligor obliges the Agent or a Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or that Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent and/or that Lender in order for the Agent and that Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.
22.	Financial covenants
22.1	Financial definitions
(a)	In this Agreement:

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness of members of the Group.

Capital Expenditure means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure.

Cashflow means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;
(b)adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional

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Items not already taken account of in calculating EBITDA for any Relevant Period;
(c)adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by any member of the Group;
(d)adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;
(e)deducting the amount of any Capital Expenditure actually made in cash during that Relevant Period by any member of the Group except (in each case) to the extent funded from the proceeds of any Disposal or insurance claims permitted to be retained for this purpose;
(f)adding, or deducting as applicable the amount of cash receipts and cash payments in respect of the Permitted Holdco Debt; and
(g)deducting the amount of any cash costs of Pension Deficit Items during that Relevant Period to the extent not taken into account in establishing EBITDA,

and so that no amount shall be added (or deducted) more than once.

Cashflow Cover means the ratio of Cashflow to Debt Service in respect of any Relevant Period.

Current Assets means the aggregate (on a consolidated basis, if appropriate) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding cash) expected to be realised within 12 months from the date of computation but excluding amounts in respect of:

(a)receivables in relation to Tax;
(b)Exceptional Items and other non-operating items;
(c)insurance claims; and
(d)any interest owing to any member of the Group.

Current Liabilities means the aggregate (on a consolidated basis, if appropriate) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group expected to be settled within 12 months from the date of computation.

Debt Service means, in respect of any Relevant Period, the aggregate of:

(a)Finance Charges for that Relevant Period;
(b)all scheduled and mandatory repayments of in respect of the Term Loan Facilities and the Revolving Facility falling due and any voluntary prepayments made during that Relevant Period but excluding:
(i)	any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility; and

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(ii)	any prepayment of Borrowings of any member of the Group existing on the date of this Agreement which is required to be repaid under the terms of this Agreement, and so that no amount shall be included more than once.

EBITDA means, in respect of any Relevant Period, the consolidated (if appropriate) operating profit of the Group before taxation excluding the results from discontinued operations:

(a)before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis, if appropriate) in respect of that Relevant Period;
(b)not including any accrued interest owing to any member of the Group;
(c)after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group;
(d)before taking into account any Exceptional Items;
(e)before taking into account any unrealised gains or losses on any derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);
(f)before taking into account any gain or loss arising from an upward or downward revaluation of any other asset or warrant liability;
(g)after deducting the amount of any capitalised research and development and related personnel costs; and
(h)after adding back any research and development tax credits recognised in the Relevant Period,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

Exceptional Items means any exceptional, one off, non-recurring or extraordinary items but excluding:

(a)any Related Party Management and Royalty Fees; and
(b)any fees, costs and expenses in relation to restructuring except for:

(i)exceptional items subject to Lender review and consent; and

(ii)	any restructuring expenses incurred up to and including 31 December 2023.

Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of the Term Loan Facilities and the Revolving Facility paid or payable by any member of the Group (calculated on a consolidated basis, if appropriate) in cash or capitalised in respect of that Relevant Period:

(a)including any upfront fees or costs in relation to this Agreement;

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(b)including the interest (but not the capital) element of payments in respect of Finance Leases; and
(c)including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement,

and so that no amount shall be added (or deducted) more than once.

Finance Lease means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

Financial Year means the annual accounting period of the Parent ending on 31 December in each year.

Interest Cover means the ratio of EBITDA to Finance Charges in respect of any Relevant Period.

Leverage means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

Pension Deficit Items means any payments paid or payable by the Borrower or any member of the Borrower's Group pursuant to the SoC (or as such sums may be varied from time to time)

Quarter Date means each of 31 March, 30 June, 30 September and 31 December.

Relevant Period means each period of 12 months ending on the last day of each Financial Quarter.

Total Net Debt means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but deducting the aggregate amount of cash that is subject to Transaction Security, and so that no amount shall be included or excluded more than once.

Working Capital means, on any date, Current Assets less Current Liabilities.

22.2	Financial condition
(a)	The Parent shall ensure that:
(i)	Cashflow Cover: Cashflow Cover in respect of any Relevant Period shall not be less than 1.1:1.0.
(ii)	Interest Cover:

Interest Cover in respect of any Relevant Period shall not be less than 4.0:1.0.

(iii)	Leverage:
(A)	Subject to paragraph (B) below, Leverage in respect of any Relevant Period ending within the timeframe specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Relevant Period.

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Column 1	Column 2
Relevant Period	Ratio
Each Relevant Period from the date of this Agreement to (and including) 31 December 2024	2.50:1.0
Each Relevant Period from 1 January 2025 to (and including) 31 December 2025	2.25:1.0
Each Relevant Period thereafter	2.0:1.0

(B)	Following, and in connection with, the closing of a Permitted Acquisition, the Parent shall be entitled to, by specification in the first Compliance Certificate delivered after the closing of that acquisition pursuant clause 21.3(a) (Provision and contents of Compliance Certificate) (an Acquisition Compliance Certificate), adjust the Leverage requirement set out in paragraph (A) above (a Financial Covenant Adjustment) such that Leverage shall not exceed 2.75:1.0 in respect of the Financial Quarter of the Relevant Period in respect of which the relevant Acquisition Compliance Certificate is delivered provided that the Parent shall only be entitled to a Financial Covenant Adjustment once during the term of this Agreement.
22.3	Financial Testing

The financial covenants set out in clauses 22.2 (Financial condition) (inclusive) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to clauses 21.2(a)(i) and 21.2(a)(ii) (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 21.3 (Provision and contents of Compliance Certificate).

23.	General undertakings

The undertakings in this clause 23 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Where any undertaking is expressed to be given in respect of one or more of the Obligors, the Parent also undertakes that it shall procure that each Obligor complies with the relevant undertaking.

Authorisations and compliance with laws

23.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	on the Agent's request (acting reasonably) supply certified copies to the Agent of any Authorisation required under any law to:
(i)	enable it to perform its obligations under the Finance Documents;

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(ii)	ensure (subject to the Legal Reservations) the legality, validity, enforceability or admissibility in evidence of any Finance Document; and
(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.
23.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject.

23.3	Environmental compliance

Each Obligor shall:

(a)	comply with all Environmental Law; and
(b)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

in each case where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.4	Environmental claims

Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

23.5	Anti-corruption law
(a)	No Obligor shall directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, the Criminal Justice (Corruption Offences) Act 2019 of Ireland (as amended), or other similar legislation in other jurisdictions.
(b)	Each Obligor shall (and the Parent shall procure that each Obligor shall):
(i)	conduct its businesses in compliance with applicable anti-corruption laws; and
(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.
23.6	Sanctions

The Parent will not, and will procure that no member of the Group will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, member of the Holdco Group, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise) other than to the extent that such undertaking would result in a

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violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom) or any similar applicable blocking law or anti-boycott law or regulation in the United Kingdom, or any other jurisdiction of incorporation of any member of the Group, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung).

23.7	Taxation
(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;
(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 21.2 (Financial statements); and
(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)	No member of the Group become resident for tax purposes in any jurisdiction other than its Original Jurisdiction.
(c)	No Obligor shall be a member of a fiscal unity (fiscale eenheid) for Dutch Tax purposes other than a fiscal unity made up solely of Obligors.

Restrictions on business focus

23.8	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, provided that, in each case any such action involves the absorption of an entity incorporated in Sweden and the shares of which are subject to Transaction Security, the prior written consent of the Security Agent has been obtained.

23.9	Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

23.10	Acquisitions
(a)	Except as permitted under paragraph (b), no Obligor shall:
(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or
(ii)	incorporate a company.
(b)	Clauses 23.10(a)(i) and 23.10(a)(ii) above do not apply to:
(i)	any Permitted Acquisition;
(ii)	any Permitted Joint Venture; or
(iii)	any Permitted Transaction.

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23.11	Joint ventures

No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or
(b)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

Clauses 23.11(a) and 23.11(b) above do not apply to any Permitted Joint Venture.

Restrictions on dealing with assets and Security

23.12	Preservation of assets

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

23.13	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of any Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.14	Negative pledge

In this clause 23.14, "Quasi-Security" means an arrangement or transaction described in clause (ii) below.

(a)	Except as permitted under clause 23.14(b) below:
(i)	No Obligor shall create or permit to subsist any Security over any of its assets.
(ii)	No Obligor shall (and the Parent shall procure that no Obligor shall):
(A)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;
(B)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(D)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(b)	Paragraphs (a)(i) and (a)(ii) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.
23.15	Disposals
(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or

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not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.
(b)	Clause 23.15(a) above shall not apply to a Disposal which is a Permitted Disposal or as a result of a Permitted Reorganisation.
23.16	Arm's length basis
(a)	Except as permitted by paragraph (b), no Obligor shall enter into any transaction with any person except on arm's length terms and for full market value.
(b)	The following transactions shall not be a breach of this clause:
(i)	intra-Group loans permitted under clause 23.18 (Loans or credit); and
(ii)	any Permitted Transaction.
23.17	French Shareholder Undertaking
(a)	Each French Shareholder shall instruct (and shall ensure that the relevant French Obligor directs) any proceeds (including but not limited to income, proceeds in cash, and dividends) of the Pledged Shares, to be paid into its respective Pledged Account.
(b)	No French Shareholder shall open, or permit to be opened, a Fruits and Proceeds Account or any other bank account, which receives any proceeds (including but not limited to income, proceeds in cash, and dividends) of the Pledged Shares without the prior written consent of the Security Agent.
(c)	Subject to clause (b) above, if a French Shareholder opens a bank account, which otherwise receives any proceeds (including but not limited to income, proceeds in cash, and dividends) of the Pledged Shares, the relevant French Shareholder shall pledge such bank account to the Security Agent under a Security Document.

Restrictions on movement of cash - cash out

23.18	Loans or credit
(a)	Except as permitted under clause 23.18(b) below, no Obligor shall be a creditor in respect of any Financial Indebtedness.
(b)	Clause 23.18(a) above does not apply to a Permitted Loan.
23.19	No guarantees or indemnities
(a)	Except as permitted under clause 23.19(b) below, no Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.
(b)	Clause 23.19(a) does not apply to a guarantee which is a Permitted Guarantee.
23.20	Dividends and share redemption
(a)	Subject to paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will) except with the prior written consent of the Agent:
(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) other than a Permitted Distribution;
(ii)	repay or distribute any dividend or share premium reserve;

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(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to any of the shareholders of the Parent (excluding any payments permitted under paragraph (e) of the definition of Permitted Disposal); or
(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.
(b)	Paragraph (a) above does not apply to the extent that such payment is a Permitted Distribution.
23.21	Repayment of subordinated debt
(a)	Subject to paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):
(i)	repay or prepay any principal amount (or capitalised interest) under any Subordinated Indebtedness; and
(ii)	pay any interest, fee or charge accrued or due under any Subordinated Indebtedness.
(b)	Paragraph (a) above does not apply to any amounts paid:
(i)	under paragraph (c) of the definition of Subordinated Indebtedness at any time whilst there is no Event of Default which is continuing;
(ii)	under paragraph (d) of the definition of Subordinated Indebtedness as permitted pursuant to the terms of the relevant subordination agreement; and
(iii)	at any time whilst there is no Event of Default which is continuing, to the Holdco Group in relation to prepayment or repayment of the Related Party Payables and/or Related Party Financings provided that the Cashflow Cover on a pro forma basis for the next twelve (12) months as at the date of the most recently delivered Compliance Certificate is projected to comply with the requirements set out in clause 22.2(a)(i) (Financial Condition).

Restrictions on movement of cash - cash in

23.22	Financial Indebtedness
(a)	Except as permitted under clause 23.22(b) below, no Obligor shall incur or allow to remain outstanding any Financial Indebtedness.
(b)	Clause 23.22(a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness.
23.23	Share capital

No Obligor shall issue any shares except pursuant to:

(a)	a Permitted Share Issue; or
(b)	a Permitted Transaction.
23.24	Insurance
(a)	The Parent must ensure that at all times insurances are maintained in full force and effect, which:

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(i)	insure each Obligor in respect of its interests in the Properties and the plant and machinery on the Properties (including fixtures and improvements) for their full replacement value (being the total cost of entirely rebuilding, reinstating or replacing the relevant asset if it is completely destroyed, together with all related fees and demolition costs);
(ii)	provide cover against loss or damage by fire, storm, tempest, flood, earthquake, lightning, explosion, impact, aircraft and other aerial devices and articles dropped from them, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes and all other normally insurable risks of loss or damage for a property of the type of the Properties;
(iii)	provide cover for site clearance, shoring or propping up, professional fees and value added tax together with adequate allowance for inflation;
(iv)	provide cover against acts of terrorism, including any third party liability arising from such acts;
(v)	provide cover for loss of rent (in respect of a period of not less than three years or, if longer, the minimum period required under the Lease Documents) including provision for any increases in rent during the period of insurance;
(vi)	include property owners' public liability and third party liability insurance;
(vii)	insure such other risks as a prudent company or other person in the same business as the Obligors would insure; and
(viii)	in each case are in an amount, and in form, and with an insurance company or underwriters, acceptable at all times to the Agent (acting on behalf of the Lenders).
(b)	The Parent must procure that the insurances contain
(i)	a loss payee clause under which the Agent is named as first loss payee (other than in respect of any claim under any public liability and third party liability insurances);
(ii)	each insurer must give at least 30 days' notice to the Agent if it proposes to;
(A)	repudiate, rescind or cancel any insurance;
(B)	treat any insurance as avoided in whole or in part;
(C)	treat any insurance as expired due to non-payment of premium; or
(D)	otherwise decline any claim under any insurance by or on behalf of any insured party,

and, in respect of paragraph (b)(ii)(C) above, must in the notice give the Agent the opportunity to rectify any such non-payment of premium within the notice period; and

(iii)	the relevant Obligor must be free to assign or otherwise grant Security over all amounts payable to it under each of its insurances and all its rights in connection with those amounts in favour of the Agent.

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(c)	Each Obligor must:
(i)	comply with the terms of the insurances; and
(ii)	not do or permit anything to be done which may make void or voidable any of the insurances;
(d)	The Parent must ensure that:
(i)	each premium for the insurances is paid within the period permitted for payment of that premium; and
(ii)	all other things necessary are done so as to keep each of the insurances in force.
(e)	If an Obligor fails to comply with any term of this clause 23.24 (Insurances), the Agent may, at the expense of the Obligors, effect any insurance and generally do such things and take such other action as the Agent may reasonably consider necessary to prevent or remedy any breach of this clause 23.24 (Insurances).
(f)	To the extent required by the basis of settlement under any insurances each Obligor must apply moneys received under any insurances in respect of a Property towards replacing, restoring or reinstating that Property.
(g)	Moneys received under liability policies held by an Obligor which are required by that Obligor to satisfy established liabilities of the Obligor to third parties must be used to satisfy these liabilities.
23.25	People with Significant Control regime

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)	within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Finance Documents; and
(b)	promptly provide the Agent with a copy of that notice.
23.26	Pensions
(a)	The Parent shall procure that all amounts payable under the SoC are paid as and when they fall due. The Parent warrants on behalf of itself and each member of the Group that, aside from the direct obligations under the SoC dated 30 June 2021 and under the trust deed and rules of the Scheme or as otherwise may be required by law, neither the Parent nor any member of the Group has provided any security, charge or guarantee or anything similar to or in respect of the Scheme (or in any case has promised to do so in writing) and will not do so without the Agent's prior approval in writing (which will not be unreasonably withheld).
(b)	The Parent undertakes on behalf of itself and each member of the Group to notify the Agent as soon as it becomes aware that:
(i)	the SoC is being reviewed by the trustees of the Scheme and/or will be revised, where in each case it is reasonably likely, for whatever reason, that the employer contributions to the Scheme materially increase;
(ii)	that the trustees of the Scheme are seeking additional funding to the Scheme by any participating employer of the Scheme (where it is reasonably likely to have a materially adverse impact on the employer

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funding obligations in respect of the Scheme) or requesting any member of the Group puts in place any security, charge, or guarantee or anything of a similar nature to or in respect of the Scheme;
(iii)	the Parent or any member of the Group receives any notification whatsoever from the Pensions Regulator that it is considering or will exercise its powers under Part 1 of the Pensions Act 2004 against any member of the Group; or
(iv)	any event or circumstances reasonably likely to have a material adverse impact on the funding position of the Scheme.
23.27	Access

If a Default is continuing or the Agent (on behalf of the Majority Lenders) reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Parent shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Lender reasonably suspects a Default is continuing or may occur) permit the Lenders and/or accountants or other professional advisers and contractors of the Lenders free access at all reasonable times and on reasonable notice at the risk and cost of the Parent to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with the senior management of the member of the Group.

23.28	Intellectual Property
(a)	Each Obligor shall:
(i)	take all reasonable action to preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;
(ii)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;
(iii)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property; and
(iv)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property, where failure to do so has or would be reasonably likely to have a Material Adverse Effect; and

(b)	The Parent shall ensure that, at all times, all Intellectual Property developed by a member of Group from and after the date of this agreement, is legally and beneficially owned by a member of the Group.
23.29	Financial assistance

Each Obligor shall (and the Parent shall procure each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 section 82 of the Irish Companies Act and any equivalent legislation in other jurisdictions including in relation to the execution of the Security Documents and to payment of amounts due under this Agreement.

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23.30	Constitutional Documents

No Obligor shall, without the prior written consent of the Agent, change any of its constitutional documents in any material respect including, without limitation its memorandum or articles of association.

23.31	Treasury Transactions

No Obligor shall (and the Parent will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and
(b)	pursuant to any Hedging Agreement.
23.32	Guarantors

The Parent shall ensure that:

(a)	it and each Borrower is a Guarantor;
(b)	each Material Company is a Guarantor on the date of this Agreement;
(c)	each member of the Group which is a Material Company (by reference to the most recent Quarterly Financial Statements delivered to the Agent under this Agreement) shall as soon as reasonably practicable (and in any event within 30 days of the date on which the Quarterly Financial Statements are required to be delivered under this Agreement) become a Guarantor;
(d)	each member of the Group which becomes a member of the Group as a result of a Permitted Acquisition by another member of the Group and is a Material Company shall accede as an Additional Guarantor within 30 days of the date such acquisition is legally consummated;
(e)	when tested on the date on which the Quarterly Financial Statements are required to be delivered to the Agent, by reference to such Quarterly Financial Statements, the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation (calculated on a last twelve month basis) and/or gross assets (excluding intra-Group items) of the Guarantors (excluding for the purpose of the calculation, Asterion France SAS., Exela Technologies Services SAS and Exela Technologies SA) is equal to or exceeds 85 per cent. of the earnings before interest, tax, depreciation and amortisation or gross assets (as applicable) of the Group (excluding for the purpose of the calculation, Asterion France SAS, Exela Technologies Services SAS. and Exela Technologies SA) (the Guarantor Coverage Threshold) provided that, if on the relevant test date specified herein, the Guarantor Coverage Threshold is not satisfied, within 30 days of such test date, such other members of the Group shall accede as Additional Guarantors to ensure that the Guarantor Coverage Threshold is satisfied (calculated as if such Additional Guarantors had been Guarantors for the purposes of the relevant test and provided that, if the Guarantor Coverage Threshold is satisfied within such time period, no Default, Event of Default or other breach of the Finance Documents shall arise in respect thereof).
23.33	Property Covenants
(a)	Each Obligor must exercise its rights and comply in all respects with any covenant, stipulation or obligation (restrictive or otherwise) at any time affecting any Property.

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(b)	No Obligor may agree to any amendment, supplement, waiver, surrender or release of any covenant, stipulation or obligation (restrictive or otherwise) at any time affecting its Property
(c)	Each Obligor must promptly take all such steps as may be necessary or desirable to enable the Security created by the Security Documents to be registered, where appropriate, at the Land Registry and Companies House or, with respect to any non-notarial Security Document governed by the laws of The Netherlands, where appropriate, the Dutch Tax Authorities.
(d)	No Obligor may (without the prior written consent of the Agent) enter into any Lease Document in respect of any of the Properties.
(e)	Each Obligor must ensure that all buildings, plant, machinery, fixtures and fittings on any of the Properties are in, and maintained in good and substantial repair and condition and, as appropriate, in good working order (save as is necessary to carry out refurbishment works).
(f)	Each Obligor must comply in all respects with all planning laws, permissions, agreements and conditions to which any Property may be subject.
(g)	Each Obligor must, within 21 days after the receipt by the Parent of any application, requirement, order or notice served or given by any public or local or any other authority or any landlord with respect to any Property (or any part of it):
(i)	deliver a copy to the Agent; and
(ii)	inform the Agent of the steps taken or proposed to be taken to comply with the relevant requirement, order or notice.
23.34	Valuations
(a)	The Agent (acting on the instructions of the Majority Lenders) may require a Valuation of a Property at any time.
(b)	The Parent must supply to the Agent a copy of any valuation of a Property an Obligor obtains, promptly upon obtaining it.
23.35	Further assurance
(a)	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):
(i)	to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security Document) or for the exercise of any rights, powers and remedies of the Security Agent provided by or pursuant to the Security Documents or by law;
(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.
(b)	Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent by or pursuant to the Security Documents.

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23.36	Services Agreement
(a)	The Parent shall not (and shall ensure that no other member of the Group shall) amend any term of the Services Agreement without the Agent's consent (acting on behalf of the Lenders) unless such amendment is not reasonably expected to materially and adversely affect the interests of the Lenders under the Finance Documents.
(b)	The Parent shall (and shall ensure that each relevant member of the Group shall) notify the Lenders (or the Agent on their behalf) of its intention to terminate the Services Agreement or that it has received a notice to terminate from Exela Technologies BPA LLC in accordance with its terms at least 15 Business Days prior to the intended date of termination and shall consult with the Lenders for a period of 10 Business Days prior to such date.
23.37	Margin Regulations

No part of the proceeds of any Utilisation will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for "buying" or "carrying" any Margin Stock or to extend credit to other for the purpose of "buying" or "carrying" any Margin Stock (in each case within the meaning of Regulation T, U, or X) or for any purpose which violates the provisions of the regulations of the Federal Reserve Board.

23.38	ERISA
(a)	Each Obligor shall ensure that the affairs of each Obligor are conducted so that the underlying assets of each Obligor do not constitute "plan assets" within the meaning of the Plan Asset Rules.
(b)	No Obligor nor any ERISA Affiliate will sponsor, maintain, contribute to, be required to contribute to or have
23.39	Conditions subsequent

The Parent shall procure that, within 20 Business Days of the date of this Agreement, GP-Auto Empire Limited shall provide to the Agent, a copy of the current energy performance certificate(s) and advisory report in respect of each Property in Ireland (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) or evidence that an energy performance certificate is not required under applicable law or regulation in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

24.	Events of Default

Each of the events or circumstances set out in this clause 24 is an Event of Default (save for clause 24.19 (Acceleration)).

24.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within three (3) Business Days of its due date.

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24.2	Financial covenants and other obligations

Any requirement of clause 22 (Financial Covenants) is not satisfied or an Obligor does not comply with the provisions of clause 20.18 (Anti-corruption law), clause 20.19 (Sanctions), clause 21.3(a) (Provision and contents of compliance certificate), clause 23.5 (Anti-corruption law), clause 23.6 (Sanctions), or clause 23.39 (Conditions subsequent).

24.3	Other obligations
(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 24.1 (Non-payment) and clause 24.2 (Financial covenants and other obligations)).
(b)	No Event of Default under clause 24.3(a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the Parent or relevant Obligor and (ii) the Parent or an Obligor becoming aware of the failure to comply.
24.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless, other than in respect of clauses 20.18 (Anti-corruption law*) and 20.19 (Sanctions*), the underlying circumstances are capable of remedy and are remedied within ten (10) Business Days of the earlier to occur of the date of the Agent giving notice to the Parent (or any other Obligor) of the failure to comply and the Parent or an Obligor becoming aware of the failure to comply.

24.5	Cross default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).
(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).
(e)	No Event of Default will occur under this clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 24.5(a) to 24.5(d) above is less than £250,000 (or its equivalent in other currencies).
24.6	Insolvency
(a)	A member of the Group:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

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(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.
(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
24.7	Insolvency proceedings
(a)	Other than in relation to a Permitted Reorganisation, any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership, process adviser appointment or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or the Parent;
(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;
(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, examiner, process adviser or other similar officer in respect of any member of the Group or any of its assets; or
(iv)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Clause 24.7(a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.
24.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of £250,000 (or its equivalent in other currencies) or more unless such process is either:

(a)	contested in good faith; or
(b)	shown as frivolous or vexatious and discharged, stayed or dismissed within 21 days of commencement.
24.9	Unlawfulness and invalidity
(a)	It is or becomes unlawful for an Obligor (or any other member of the Group which is a party to the Subordination Deed) to perform any of its obligations under the Finance Documents or any Security created or expressed to be created or evidenced by the Finance Documents ceases to be effective or any subordination created under the Subordination Deed is or becomes unlawful.

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(b)	Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group which is a party to the Subordination Deed are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.
(c)	Any Finance Document ceases to be in full force and effect or any subordination created under the Subordination Deed ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.
24.10	Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than as a result of a Permitted Reorganisation.

24.11	Change of ownership

An Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent.

24.12	Audit qualification

The Auditors of Holdco qualify the audited annual financial statements of the Holdco.

24.13	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

24.14	Repudiation and rescission of agreements
(a)	An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.
(b)	Any party to the Subordination Deed rescinds or purports to repudiate the Subordination Deed in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.
24.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgement or order of a court, arbitral tribunal or other tribunal or any order or sanction of any government or other regulatory body is made in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which have or has or are or is reasonably likely to have a Material Adverse Effect.

24.16	Pensions
(a)	The Pensions Regulator (or other relevant body):
(i)	issues a Financial Support Direction or a Contribution Notice (as those terms are defined for the purposes of the Pensions Act 2004) to any member of the Group; or
(ii)	brings or continues criminal proceedings against any member of the Group under Part 1 of the Pensions Act 2004; or

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(iii)	issues a civil penalty to any member of the Group under Part 1 of the Pensions Act 2004,

in each case where the aggregate liability of all members of the Group has or is reasonably likely to have a Material Adverse Effect.

(b)	A debt is triggered under section 75 or 75A of the Pensions Act 1995 to the Scheme from one or more participating employers in the Scheme and the aggregate liability of all such debts has or is reasonably likely to have a Material Adverse Effect.
(c)	Additional funding to the Scheme is required to be paid by one or more participating employers in the Scheme beyond that set out in the SoC dated 30 June 2021 and the aggregate liability of all members of the Group in relation to such additional funding has or is reasonably likely to have a Material Adverse Effect.
(d)	Any security, charge or guarantee or anything of a similar nature is put in place by any member of the Group to or in respect of the Scheme without the Agent's prior approval in writing in accordance with clause 23.26 (Pensions) but only where such arrangement has or is reasonably likely to have a Material Adverse Effect.
24.17	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

24.18	ERISA
(a)	Any Obligor has underlying assets which constitute "plan assets" within the Plan Asset Rules.
(b)	Any Obligor or any ERISA Affiliate sponsors, maintains, contributes to, be required to contribute to or has any liability with respect to any Employee Plan or Single Employer Plan.
24.19	Services Agreement

The Services Agreement is terminated or notice to terminate is given (other than in accordance with clause 23.36(b) (Services Agreement) if the replacement of the Services Agreement is agreed following consultation with the Lenders pursuant to such clause).

24.20	Subordination Deed
(a)	Any party to the Subordination Deed (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Subordination Deed; or
(b)	a representation or warranty given by that party in the Subordination Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within ten (10) Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

24.21	Acceleration
(a)	On and at any time after the occurrence of an Event of Default which is continuing other than an Event of Default referred to in paragraph (b) below, the Agent (on behalf of the Majority Lenders) may by notice to the Parent:

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(i)	cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;
(ii)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;
(iii)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent (on behalf of the Majority Lenders); and/or
(iv)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
(b)	If an Event of Default occurs under clause 24.7 (Insolvency Proceedings) with respect to an Obligor before a US court of competent jurisdiction:
(i)	the Total Commitments shall immediately be cancelled; and
(ii)	all of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall be immediately due and payable;

in each case automatically and without any direction, notice, declaration or other act, all of which as expressly waived.

25.	Changes to the Parties
25.1	Assignments and transfers by the Lender

Subject to this clause 25 (Changes to the Parties), a Lender (the Existing Lender) may:

(a)	assign any of its rights; or
(b)	assign and transfer by novation (or in respect of any German Obligor assumption of contract) any of its rights and obligations,

under any Finance Document, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

25.2	Parent consent
(a)	The Parent's consent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:
(i)	to another Lender or an Affiliate of any Lender; or
(ii)	made at a time when an Event of Default is continuing.

Notwithstanding the above, no transfer, by a Lender of all or part of its rights and/or obligations in relation to a French Obligor may be effected to a New Lender incorporated or acting through a Facility Office situated in a French Non-Cooperative Jurisdiction without the prior consent of the Parent, which shall not be unreasonably withheld.

(b)	The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five (5)

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Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time.
25.3	Other conditions of assignment or transfer
(a)	An assignment will only be effective on:
(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and
(ii)	performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
(b)	A transfer will only be effective if the procedure set out in clause 25.6 (Procedure for transfer) is complied with.
(c)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 14.2 (Tax gross-up and indemnities) or clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility (if relevant).

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,000, other than in respect of any assignment or transfer from an Existing Lender to a New Lender where the New Lender is an Affiliate of the Existing Lender.

25.5	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

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(ii)	the financial condition of any Obligor;
(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 25; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
25.6	Procedure for transfer
(a)	Subject to the conditions set out in clause 25.2 (Parent consent) and clause 25.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)	Subject to clause 25.12 (Pro rata interest settlement), on the Transfer Date:
(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation (and in respect of the German Obligors assign and transfer by assumption of contract) its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

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(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;
(iii)	the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(iv)	the New Lender shall become a Party as a "Lender"; and
(v)	any transfer shall include a transfer of a proportional interest of the Transaction Security governed by Swedish law together with a proportional interest in the Security Documents governed by Swedish law.
25.7	Procedure for assignment
(a)	Subject to the conditions set out in clause 25.2 (Parent consent) and clause 25.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
(c)	Subject to clause 25.12 (Pro rata interest settlement), on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and
(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations; and
(iv)	any assignment shall include an assignment of a proportional interest of the Transaction Security governed by Swedish law together with a proportional interest in the Security Documents governed by Swedish law.

Lenders may utilise procedures other than those set out in this clause 25.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 25.7 (Procedure for transfer), to obtain a release by

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that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 25.2 (Parent consent) and clause 25.3 (Other conditions of assignment or transfer).

25.8	Copy of Transfer Certificate or Assignment Agreement

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement send to the Parent a copy of that Transfer Certificate, Assignment Agreement.

25.9	Hedge Counterparties
(a)	Any Lender or an Affiliate of a Lender which enters into a Hedging Agreement with a member of the Group and which wishes to receive the benefit of the Transaction Security shall become a Party to this Agreement as a Hedge Counterparty by executing and delivering to the Agent and Security Agent a duly completed Hedge Counterparty Accession Letter.
(b)	On and from the date specified in the relevant Hedge Counterparty Accession Letter and subject to acceptance of that Hedge Counterparty Accession Letter by the Agent and the Security Agent, that person shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this agreement as a Hedge Counterparty. Each of the Agent and the Security Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Hedge Counterparty Accession Letter appearing on its face to comply with the terms of this agreement and delivered in accordance with the terms of this Agreement, accept that Hedge Counterparty Accession Letter.
(c)	Each of the Agent and the Security Agent shall only be obliged to accept a Hedge Counterparty Accession Letter delivered to it once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the relevant person.
25.10	Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement) transfer any of its rights or obligations in respect of the Hedging Agreements to which it is a party if any such transferee has (if not already a Party as a Hedge Counterparty) acceded to this Agreement, pursuant to clauses 25.9(a) to 25.9(c) (Hedge Counterparties) as a Hedge Counterparty and:

(a)	such transferee is a Lender or an Affiliate of a Lender; or
(b)	such transfer is made at a time when an Event of Default is continuing.
25.11	Security over Lenders' rights

In addition to the other rights provided to Lenders under this clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

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(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
25.12	Pro rata interest settlement
(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 25.6 (Procedure for transfer) or any assignment pursuant to clause 25.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and
(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 25.12, have been payable to it on that date, but after deduction of the Accrued Amounts.
(b)	In this clause 25.12 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.
(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this clause 25.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.
25.13	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.14	Additional Borrowers
(a)	Subject to compliance with the provisions of clauses 21.10(b) and 21.10(c) ("Know your customer" checks), the Parent may request that any of its wholly owned

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Subsidiaries which is not a Dormant Subsidiary becomes a Borrower. That Subsidiary shall become a Borrower if:
(i)	it is incorporated in the same jurisdiction as an existing Borrower and the Majority Lenders approve the addition of that Subsidiary or otherwise if all the Lenders approve the addition of that Subsidiary;
(ii)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;
(iii)	the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;
(iv)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and
(v)	the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent to the accession of an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.
(b)	The Agent shall notify the Parent promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 20 (Conditions precedent to the accession of an Additional Obligor).
(c)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
25.15	Resignation of a Borrower
(a)	The Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.
(b)	The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:
(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;
(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;
(iii)	where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with clause 25.17 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and
(iv)	the Parent has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with clause 8.2 (Disposal and Insurance Proceeds).
(c)	Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

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(d)	The Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (b)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.
25.16	Additional Guarantors
(a)	Subject to compliance with the provisions of clauses 21.10(b) and 21.10(c) ("Know your customer" checks), the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor.
(b)	The Parent shall procure that any other member of the Group which is not a Dormant Subsidiary shall, as soon as possible after becoming a member of the Group (or ceasing to be a Dormant Subsidiary), become an Additional Guarantor and grant Security as the Lender may require.
(c)	A member of the Group shall become an Additional Guarantor if:
(i)	the Parent and the proposed Additional Guarantor deliver to the Lender a duly completed and executed Accession Deed; and
(ii)	the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent to the accession of an Additional Obligor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.
(d)	The Agent shall notify the Parent promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 20 (Conditions precedent to the accession of an Additional Obligor).
(e)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (d) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
25.17	Resignation of a Guarantor
(a)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.
(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:
(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;
(ii)	no payment is due from the Guarantor under clause 19 (Guarantee and indemnity);
(iii)	there is no breach of clause 23.32 (Guarantors) on the date of the Resignation Letter;
(iv)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under clause 25.15 (Resignation of a Borrower); and

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(v)	the Parent has confirmed that it shall ensure that the Disposal Proceeds will be applied in accordance with clause 8.2 (Disposal and Insurance Proceeds).
26.	Role of the Agent
26.1	Appointment of the Agent
(a)	Each Lender appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)	Each Lender authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
(c)	The duties of the Agent will be carried out by the Original Lender until such time as there are two or more Lenders party to this Agreement.
(d)	Each Lender hereby releases the Agent (to the extent legally permissible) from any restrictions (to the extent that such restrictions would otherwise apply) on self-dealing and multi-representation set out in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any equivalent restriction under any applicable law. A Lender which is barred by its constitutions documents or by-laws from granting such exemption shall notify the Agent accordingly.
(e)	At the request of the Agent, a Lender that cannot authorise or empower, or has not authorised or empowered, the Agent to act on its behalf, irrevocably undertakes to the Agent and the other Lenders, to appear and execute with the Agent to enable the Agent to exercise any right, power, authority or discretion vested in it as Agent pursuant to this Agreement and to execute any document or instrument.
26.2	Instructions
(a)	The Agent shall:
(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:
(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders;
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph 26.2(a)(i) above.
(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary

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indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.
(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.
(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Security Documents or enforcement o the Transaction Security or Security Documents.
26.3	Duties of the Agent
(a)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph 26.3(c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.
(f)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
26.4	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person.
(b)	The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
26.5	Business with the Group

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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26.6	Rights and discretions
(a)	The Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Lender or nay group of Lenders is duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,
(C)	as sufficient evidence that that is the case and, in the case of paragraph 26.6(a)(iii)(A) above, may assume the truth and accuracy of that certificate.
(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 24.1 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any Lender has not been exercised; and
(iii)	any notice or request made by the Parent (other than a Drawdown Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)	Without prejudice to the generality of paragraph 26.6(c) above or paragraph 26.6(e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.
(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

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(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(h)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)	Without prejudice to the generality of paragraph (g) above, the Agent:
(i)	may disclose; and
(ii)	on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Parent and to the other Finance Parties.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
26.7	Responsibility for documentation

The Agent is not responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or
(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
26.8	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
26.9	Exclusion of liability
(a)	Without limiting paragraph 26.9(b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

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(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;
(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or
(iii)	without prejudice to the generality of paragraphs 26.9(a)(i) and 26.9(a)(ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,
(C)	including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph 1.3(b) subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.
(d)	Nothing in this Agreement shall oblige the Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,
(iii)	on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

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(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.
26.10	Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11	Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.
(b)	Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent which shall not be incorporated or acting through an office situated in a French Non-Cooperative Jurisdiction.
(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph 26.11(b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).
(d)	Any Borrower may, on no less than 30 days' prior notice to the Agent, require the Lenders to replace the Agent and appoint a replacement Agent if any amount payable under a Finance Document by a French Obligor becomes not deductible from that French Obligor's taxable income for French tax purposes by reason of that amount (i) being paid or accrued to an Agent incorporated or acting through an office situated in a French Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of that Agent in a financial institution situated in a French Non-Cooperative Jurisdiction. In this case, the Agent shall resign and a replacement Agent shall be appointed by the Majority Lenders (after consultation with the Borrowers) within 30 days after notice of replacement was given.
(e)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph 26.11(c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 25 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable

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under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.
(f)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Parent shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(g)	The Agent's resignation notice shall only take effect upon the appointment of a successor.
(h)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (f) above) but shall remain entitled to the benefit of clause 16.3 (Indemnity to the Agent) and this clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(i)	The Agent shall resign in accordance with paragraph 26.11(b) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:
(i)	the Agent fails to respond to a request under clause 14.8 (FATCA information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)	the information supplied by the Agent pursuant to clause 14.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

26.12	Replacement of the Agent
(a)	After consultation with the Parent, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).
(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

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(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 26.12(b) above) but shall remain entitled to the benefit of clause 16.3 (Indemnity to the Agent) and this clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).
(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
26.13	Confidentiality
(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
26.14	Relationship with the Lenders and Hedge Counterparties
(a)	The Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or as the case may be, Hedge Counterparty:
(i)	entitled to or liable for any payment due under any Finance Document or Hedging Agreement on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document or Hedging Agreement made or delivered on that day,
(iii)	unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.
(b)	Any Lender or Hedge Counterparty may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or Hedge Counterparty under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 33.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 33.2 (Addresses) and clause 33.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender or Hedge Counterparty.
26.15	Credit appraisal by the Lenders and Hedge Counterparties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Hedge

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Counterparty confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(d)	the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
26.16	Agent's management time

Any amount payable to the Agent under clause 16.3 (Indemnity to the Agent), clause 18 (Costs and expenses) and clause 26.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 13 (Fees).

26.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.18	Amounts paid in error
(a)	If the Agent pays an amount to another Party and the Agent notifies* that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall within 3 Business Days refund the same to the Agent.
(b)	Neither:
(i)	the obligations of any Party to the Agent; nor
(ii)	the remedies of the Agent,
(c)	(whether arising under this clause 26.17 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this clause 26.18(c), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

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(d)	All payments to be made by a Party to the Agent (whether made pursuant to this clause 26.17 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(e)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.
27.	Security Agent
27.1	Security Agent as trustee
(a)	The Security Agent declares that it holds the Transaction Security on trust for, or for the benefit of, the Secured Parties on the terms contained in this Agreement.
(b)	Each of the Agent, each Hedge Counterparty and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
(c)	The duties of the Security Agent will be carried out by the Original Lender until such time as there are two or more Lenders party to this Agreement.
27.2	German transaction security

The following provisions shall apply for the purpose of any Transaction Security governed by the laws of the Federal Republic of Germany, in addition to the provisions otherwise set out hereunder or in any other Finance Document.

(a)	The Security Agent shall:
(i)	hold and administer for itself as well as in a fiduciary capacity for the other Secured Parties any Transaction Security which is granted in the form of a non-accessory Transaction Security (nicht akzessorische Sicherheit); and
(ii)	administer for itself as well as for the benefit of the other Secured Parties any Transaction Security which is granted to it and, if applicable, any other Secured Party, in the form of an accessory Transaction Security (akzessorische Sicherheit).
(b)	Each Secured Party hereby irrevocably authorises the Security Agent (whether or not by or through employees or agents) to:
(i)	act on its behalf as its representative (Stellvertreter) in connection with the preparation, execution and delivery of Security Documents governed by German law and the perfection and monitoring of those Security Documents;
(ii)	accept on its behalf as its representative (Stellvertreter) any Security granted to such Secured Party under Security Documents governed by German law and in relation to the Finance Documents; and
(iii)	agree to and execute on its behalf as its representative (Stellvertreter) any amendments to, confirmations or releases of, accessions and alterations to any Security created under the Security Documents governed by German law.

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(c)	Each Secured Party hereby releases the Security Agent from any restrictions on self-dealing and multi-representation set out in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any similar restrictions under any applicable law, to the extent legally possible. The Security Agent is authorised to delegate its authorisations, including the exemption from the restriction in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or any similar provision under any other laws. Any Secured Party (other than the Security Agent) which is barred by its constitutional documents or by-laws from granting such release shall notify the Security Agent accordingly. At the request of the Security Agent, the other Secured Parties shall grant special powers of attorney to the Security Agent to enter into any Finance Document, or any amendments thereof, on their behalf.
27.3	Enforcement through Security Agent only
(a)	The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.
(b)	If any Transaction Security becomes enforceable in accordance with its terms, the Majority Senior Creditors may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing that Transaction Security as they see fit.
27.4	Instructions
(a)	The Security Agent shall:
(i)	subject to paragraphs 27.4(d) and 27.4(e) below exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent;
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph 27.4(a)(i)above (or if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).
(b)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent (or, if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested.
(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary intention appears in the relevant Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.
(d)	Paragraph 27.4(c) above shall not apply:
(i)	where a contrary indication appears in this Agreement;
(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

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(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, clauses 26.8 (No duty to account) to clause 26.9 (Exclusion of liability), clause 26.13 (Confidentiality) to clause 27.21 (Custodians and nominees) and clause 27.24 (Acceptance of title) to clause 27.28 (Disapplication of Trustee Acts); or
(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:
(A)	clause 27.29 (Order of application); and
(B)	clause 27.32 (Permitted deductions).
(e)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
(i)	it has not received any instructions as to the exercise of that discretion; or
(ii)	the exercise of that discretion is subject to paragraph 27.4(d)(iv) above,
(iii)	the Security Agent shall do so having regard to the interests of all the Secured Parties.
(f)	The Security Agent may refrain from acting in accordance with any instructions of any Lender or all of the Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
(g)	Without prejudice to the provisions of the remainder of this clause 27.4 in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.
27.5	Duties of the Security Agent
(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	The Security Agent shall promptly:
(i)	forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and
(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent, the Lenders and each Hedge Counterparty.

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(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
(f)	If an Obligor defaults on any payment due under a Hedging Agreement, upon notification by the Hedge Counterparty which is party to that Hedging Agreement, the Security Agent shall notify the Agent and each other Hedge Counterparty.
(g)	If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement as permitted by this agreement it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agent and each other Hedge Counterparty.
27.6	No fiduciary duties to Obligors

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

27.7	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

27.8	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.9	Rights and discretions
(a)	The Security Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Agent, a single lender or the Lenders are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,
(C)	as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

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(b)	The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders.
(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)	any notice made by the Parent is made on behalf of and with the consent and knowledge of all the Obligors.
(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(e)	Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Agent) if the Security Agent in its reasonable opinion deems this to be necessary.
(f)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(g)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,
(iii)	unless such error or such loss was directly caused by the Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct.
(h)	Unless a Finance Document expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.
(i)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(j)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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27.10	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or
(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
27.11	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
27.12	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:
(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;
(ii)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct;
(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or
(iv)	without prejudice to the generality of paragraphs 27.12(c)(i) to 27.12(c)(iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Security Agent) arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or

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(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,
(C)	including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)	No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party,
(iii)	on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.
(d)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.
27.13	Lenders' indemnity to the Security Agent
(a)	Each Lender shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason

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of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).
(b)	Subject to paragraph (c) below, the Parent shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
27.14	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Parent.
(b)	Alternatively the Security Agent may resign by giving 30 days' notice to the Lenders and the Parent, in which case the Majority Lenders may appoint a successor Security Agent.
(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent.
(d)	If the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as security agent and the Security Agent is entitled to appoint a successor under paragraph (c) above, the Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Security Agent to become a party to this Agreement as Security Agent) agree with the proposed successor Agent amendments to this clause 27 and any other term of this Agreement dealing with the rights or obligations of the Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonably amendments to the security agency fee payable under this Agreement which are consistent with the successor Security Agent's normal fee rates and those amendments will bind the Parties.
(e)	The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Parent shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(f)	The Security Agent's resignation notice shall only take effect upon:
(i)	the appointment of a successor; and
(ii)	the transfer of all the Transaction Security to that successor.
(g)	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of clause 27.26 (Winding up of trust) and

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paragraph (e) above) but shall remain entitled to the benefit of this clause 27 and clause 16.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.
(h)	For the purposes of any Security Document governed by the laws of The Netherlands, any resignation by the Security Agent is not effective with respect to its rights under clause 27.37 (Parallel Debt) until all rights and obligations under clause 27.37 (Parallel Debt) have been assigned (or transferred) and assumed by the successor agent.
(i)	The Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Parent.
27.15	Confidentiality
(a)	In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.
(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any Confidential Information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
27.16	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

27.17	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or

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document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
27.18	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Obligor's auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor's liability and the extent to which that certificate or report may be relied on or disclosed).

27.19	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;
(d)	take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or
(e)	require any further assurance in relation to any Security Document.
27.20	Insurance by Security Agent
(a)	The Security Agent shall not be obliged:
(i)	to insure any of the Charged Property;
(ii)	to require any other person to maintain any insurance; or
(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,
(iv)	and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.
(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of

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its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.
27.21	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any Charged Property as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.22	Delegation by the Security Agent
(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.
(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.
(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.
27.23	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction,
(iv)	and the Security Agent shall give prior notice to the Parent and the Secured Parties of that appointment.
(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.
27.24	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property

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and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

27.25	Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.26	Winding up of trust

If the Security Agent, with the approval of the Agent and each Hedge Counterparty, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and
(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and
(ii)	any Security Agent which has resigned pursuant to clause 27.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.
27.27	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

27.28	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.29	Order of application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents and any Hedging Agreement or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its

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discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such), any Receiver or any Delegate;
(b)	in payment or distribution to:
(i)	the Agent, on its behalf and on behalf of the other Secured Parties (pro rata and pari passu); and
(ii)	each Hedge Counterparty,

for application towards the discharge of:

(A)	all sums due and payable by any Obligor to the Finance Parties (other than the Hedge Counterparties) under any of the Finance Documents in accordance with clause 31.6 (Partial payments);
(B)	all sums due and payable by any Obligor in respect of each Hedge Counterparty under and in connection with any of the Hedging Agreements (on a pro rata basis between all sums due and payable in respect of each Hedge Counterparty), on a pro rata basis between paragraphs (A) and (B) above (in accordance with the terms of the Finance Documents);

(c)	if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and
(d)	the balance, if any, in payment or distribution to the relevant Obligor.
27.30	Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with clause 27.29 (Order of application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of clause 27.29 (Order of application).

27.31	Currency conversion
(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.
(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
27.32	Permitted deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any

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distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

27.33	Good discharge
(a)	Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.
(b)	The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.
27.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for or for the benefit of the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

27.35	Security Agent's management time and additional remuneration
(a)	Any amount payable to the Security Agent under clause 16.4 (Indemnity to the Security Agent) and clause 18 (Costs and Expenses) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Parent and the Lenders, and is in addition to any other fee paid or payable to the Security Agent.
(b)	Without prejudice to paragraph (a) above, in the event of:
(i)	a Default;
(ii)	the Security Agent being requested by an Obligor or the Lenders to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or
(iii)	the Security Agent and the Parent agreeing that it is otherwise appropriate in the circumstances,
(iv)	the Parent shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.
(c)	If the Security Agent and the Parent fail to agree upon the nature of the duties or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Parent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the Parties.

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27.36	Appointment of the Security Agent for French law Security Documents
(a)	Each Secured Party (other than the Security Agent) hereby irrevocably and unconditionally appoints HSBC UK Bank plc, a company incorporated under the laws of England and Wales having its registered office at 1 Centenary Square, Birmingham B1 1HQ, United Kingdom and whose registered number is 09928412, as Security Agent (agent des sûretés), pursuant to articles 2488-6 to 2488-12 of the French Civil Code, in respect of the Security Documents and the Transaction Security governed by French law in order to take, register, manage and enforce the Transaction Security created or purported to be created under the Security Documents governed by French law. As a result:
(i)	the Security Agent shall be the title owner (titulaire) of the guarantees and Transaction Security created or purported to be created under the Finance Documents and the rights and assets acquired by the Security Agent in carrying out its functions shall form a dedicated estate, distinct from the Security Agent’s own estate;
(ii)	in respect of the Security Documents and the Transaction Security governed by French law, the Security Agent shall act in its own name for the benefit of the Secured Parties; and
(iii)	the Security Agent shall identify itself as such when acting in such capacity.
(b)	The Security Agent shall act in accordance with the powers given to it by law and by the Finance Documents. If at any time, the Security Agent is required to take any action in respect of the Security Documents and the Transaction Security governed by French law (i) which is outside the scope of the powers granted to it by law or (ii) at a time when its appointment under clause 27.36(a) is terminated as a result of a pledge enforcement, then the Security Agent shall act as agent (mandataire) of each relevant Finance Party (as mandant).
(c)	Subject to clause 27.14 (Resignation of the Security Agent), the appointments under clauses 27.36(a) and 27.36(b) shall terminate on the Termination Date.
(d)	The Security Agent hereby accepts the appointments under clauses 27.36(a) and 27.36(b).
(e)	The Security Agent shall solely act in its capacity as Security Agent or for itself (as Secured Party).
(f)	Any change of Security Agent appointed pursuant to this clause 27.36 (Appointment of the Security Agent for French law Security Documents) shall be made in accordance with clause 27.14 (Resignation of the Security Agent) (remplacement conventionnel) or in accordance with article 2488-11 of the French Civil Code (remplacement judiciaire).
(g)	Each Secured Party:
(i)	confirms its approval of the Security Documents and Transaction Security and irrevocably authorises, empowers and directs the Security Agent to execute the Security Documents and to take any steps, and gather any information, in connection with the preparation of the Security Documents and the perfection, preservation and/or enforcement of the Transaction Security;

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(ii)	irrevocably authorises, empowers and directs the Security Agent to perform the duties and exercise the rights, powers and discretions that are specifically entrusted to it under the Finance Documents, together with any other rights, powers and discretions which are incidental thereto (including the release of the Transaction Security after the Termination Date), and to give a good discharge for any moneys payable under the Security Documents;
(iii)	acknowledges and confirms that the Security Agent is entitled to take any step to protect the interests of the Secured Parties; the Security Agent shall liaise with each Secured Party with respect to the filing of any proof of claim provided under article 2488-9 of the French Civil Code; and
(iv)	acknowledges that the Security Agent (acting in such capacity) shall not be liable on its own estate (patrimoine propre) for the payment of any soulte that would be payable to an Obligor as a result of the enforcement of any Transaction Security created pursuant to a Security Document.
(h)	Notwithstanding any contrary provision in this Agreement, or any other Finance Document:
(i)	the Security Agent shall not hold the benefit of the Security Documents governed by French law on trust but as agent des sûretés;
(ii)	no Obligor incorporated in France shall undertake to pay any Parallel Debt pursuant to clause 27.37 and the Security Documents governed by French law shall not secure any Parallel Debt; and
(iii)	no appointment of additional security agent or delegation of powers by the Security Agent shall be made in respect of the Security Documents governed by French law for those rights and duties which benefit to or are imposed on the Security Agent by operation of articles 2488-6 to 2488-12 of the French Civil Code.
(i)	In the case of the enforcement of Transaction Security governed by French law, the following shall apply:
(i)	in the case of an appropriation (pacte commissoire or attribution judiciaire), the Security Agent shall undertake such appropriation, as relevant, for the account of the relevant Secured Parties unless instructed in accordance with paragraph (i)(ii) of clause 27.36 hereafter; and
(ii)	the Secured Parties may instruct the Security Agent to undertake the appropriation in its own name and for the benefit of the relevant Secured Parties provided that, if the Security Agent does not consent to do so, any such appropriation will be undertaken for the account of the relevant Secured Parties notwithstanding any instruction to the contrary.
27.37	Parallel Debt
(a)	For the purpose of this clause 27.35 "Principal Obligations" means each Obligor's payment obligations to one or more Secured Parties:
(A)	under or in connection with the Finance Documents (but, for the avoidance of doubt, excluding each Parallel Debt); and

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(B)	in connection with any other indebtedness as the Security Agent (acting on instructions of all the Lenders) and the Parent may agree from time to time.
(b)	Each Obligor (other than the French Obligors) irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to its Principal Obligations as they may exist from time to time (each a Parallel Debt). Each Parallel Debt will become due and payable at the same time as the corresponding Principal Obligation becomes due and payable.
(c)	The rights of the Security Agent under each Parallel Debt are its own claims to receive payment from the relevant Obligor, several and independent from any right that a Secured Party may have under the Finance Documents.
(d)	An amount received by the Security Agent in discharge of a Parallel Debt will discharge the corresponding Principal Obligation in an equal amount.
(e)	The aggregate amount outstanding under the Parallel Debts will never exceed the aggregate amount outstanding under the Principal Obligations.
(f)	The Security Agent acts under the Security Documents governed by the laws of The Netherlands as the creditor of the Parallel Debts.
28.	Hedging Agreements
28.1	Terms of Hedging Agreements
(a)	Until the date on which the Security Agent has confirmed that the Transaction Security has been released in full, the Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Hedging Borrowers party to the Hedging Agreements shall ensure that, at all times:
(i)	each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the definition of Hedging Agreement and that no other hedging arrangements are carried out under or pursuant to a Hedging Agreement;
(ii)	each Hedging Agreement is based either:
(A)	on an ISDA Master Agreement; or
(B)	on another framework agreement which is similar in effect to an ISDA Master Agreement;
(iii)	in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:
(A)	an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or
(B)	an event similar in meaning and effect to either of those described in paragraph (A) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement),

that Hedging Agreement will:

(aa)	if it is based on a 1992 ISDA Master Agreement, provide for payments under the “Second Method” and will make no

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material amendment to section I (Payments on Early Termination) of the ISDA Master Agreement;
(bb)	if it is based on a 2002 ISDA Master Agreement, make no material amendment to section I(e) (Payments on Early Termination) of the ISDA Master Agreement; or
(cc)	if it is not based on an ISDA Master Agreement, provide for any other method the effect of which is that the party to which that event is referable will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Agreement is in its favour;
(iv)	each Hedging Agreement will not provide for Automatic Early Termination other than to the extent that:
(A)	the provision of Automatic Early Termination is consistent with practice in the relevant derivatives market, taking into account the legal status and jurisdiction of incorporation of the parties to that Hedging Agreement; or
(B)	that Automatic Early Termination is:
(aa)	as provided for in section 6(a) (Right to Terminate following Event of Default) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);
(bb)	as provided for in section 6(a) (Right to Terminate following Event of Default) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or
(cc)	(similar in effect to that described in paragraphs (aa) and (bb) above (if the Hedging Agreement is not based on an ISDA Master Agreement); and
(v)	each Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in any ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedging Agreement.
28.2	Amendments and Waivers: Hedging Agreements
(a)	Subject to paragraph (b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Hedging Agreements.
(b)	A Hedge Counterparty may amend or waive any term of a Hedging Agreement in accordance with the terms of that Hedging Agreement if that amendment or waiver gives rise to an obligation which, if satisfied, would not result in a breach of another term of this Agreement.
29.	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
30.	Sharing among the Finance Parties
30.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 31 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;
(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 31.6 (Partial payments).
30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 31.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party's rights

On a distribution by the Agent under clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and
(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

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30.5	Exceptions
(a)	This clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
31.	Payment mechanics
31.1	Payments to the Agent
(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (excluding payment under a Hedging Agreement), that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) other than in a French Non-Cooperative Jurisdiction, and with such bank as the Agent, in each case, specifies.
31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 31.3 (Distributions to an Obligor) and clause 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party) other than in a French Non-Cooperative Jurisdiction.

31.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding
(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into

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or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:
(i)	the Agent shall notify the Parent of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and
(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.
31.5	Impaired Agent
(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 31.1 (Payments to the Agent) may instead either:
(i)	pay that amount direct to the required recipient(s); or
(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties").
(iii)	In each case such payments must be made on the due date for payment under the Finance Documents.
(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)	A Party which has made a payment in accordance with this clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)	Promptly upon the appointment of a successor Agent in accordance with clause 26.12 (Replacement of the Agent), each Paying Party shall (other than to

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the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 31.2 (Distributions by the Agent).
(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)	that it has not given an instruction pursuant to paragraph (d) above; and
(ii)	that it has been provided with the necessary information by that Recipient Party,
(iii)	give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
31.6	Partial payments
(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents (other than a Hedging Agreement), the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Lenders, vary the order set out in paragraphs 31.6(a)(ii) to 31.6(a)(iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
31.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days
(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
31.9	Currency of account
(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

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(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.
(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.
31.10	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and
(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.
31.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;
(b)	the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)	any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the

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Finance Documents notwithstanding the provisions of clause 36.2 (Amendments and Waivers);
(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 31.11; and
(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
32.	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	Notices
33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

33.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Lender that identified with its name below;
(b)	in the case of each Hedge Counterparty, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)	in the case of the Parent that identified with its name below or any other Obligor, that is notified in writing to the Agent,

or any substitute address email or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of email, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 33.2 (Addresses), if addressed to that department or officer.

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(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent (as applicable) and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's (as applicable) signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).
(c)	Any communication or document made or delivered to a Borrower in accordance with this clause 33.3 will be deemed to have been made or delivered to each of the Obligors.
(d)	Any communication or document which becomes effective, in accordance with clauses 33.3(a) to 33.3(c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
33.4	Notification of address

Promptly upon changing its address, the Agent shall notify the other Parties.

33.5	Communication when Agent is an Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

33.6	Electronic communication
(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)	Any such electronic communication as specified in paragraph 33.6(a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
(c)	Any such electronic communication as specified in paragraph 33.6(a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.
(d)	Any electronic communication which becomes effective, in accordance with paragraph 33.6(c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

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(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 33.4 (Electronic Communication).
33.7	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
34.	Calculations and certificates
34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention
(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated:
(i)	on the basis of the actual number of days elapsed and a year of 365 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and
(ii)	subject to paragraph (b) below, without rounding (to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose).
(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places with 0.005 being rounded upwards.
35.	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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36.	Remedies and waivers
(a)	No failure to exercise, nor any delay in exercising, on the part of any Finance Party or any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or any Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
(b)	Each Party acknowledges that the provisions of article 1195 of the French Civil Code shall not apply to it with respect to its obligations under the Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Civil Code.
36.2	Amendments and waivers
36.3	Required consents
(a)	Subject to clause 36.4 (All Lender matters) and clause 36.5 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.
(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 36.2.
(c)	Clause 25.12(c) (Pro rata interest settlement) shall apply to this clause 36.2.
36.4	All Lender matters

Subject to clause 36.6 (Changes to reference rates) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" or "Sanctions" in clause 1.1 (Definitions);
(b)	an extension to the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(d)	a change in currency of payment of any amount under the Finance Documents other than in accordance with clause 3.3 (Conditions to Optional Currencies in relation to Revolving Facility Loans);
(e)	an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;
(f)	a change to the Borrowers or Guarantors other than in accordance with clause 25.14 (Additional Guarantors);
(g)	any provision which expressly requires the consent of all the Lenders;
(h)	Clause 2.7 (Finance Parties' rights and obligations), clause 4.1 (Delivery of a Drawdown Request), clause 7.1 (Illegality), clause 8.1 (Change of Control), clause 8.3 (Application of Mandatory Prepayments), clause 20.18 (Anti-corruption law), clause 20.19 (Sanctions), 23.5 (Anti-corruption law), clause 23.6 (Sanctions),

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clause 25 (Changes to the Parties), clause 29 (Sharing among the Finance Parties), this clause 36.2, clause 41 (Governing law) or clause 42.1 (Jurisdiction of English courts); or
(i)	the nature or scope of the guarantee and indemnity granted under clause 19 (Guarantee and indemnity),

shall not be made without the prior consent of all the Lenders.

36.5	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, a Hedge Counterparty (each in its capacity as such) may not be effected without the consent of the Agent or the relevant Hedge Counterparty as the case may be.

36.6	Changes to reference rates
(a)	Subject to clause 36.5 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and
(ii)
(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(C)	implementing market conventions applicable to that Replacement Reference Rate;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:
(i)	relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

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(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(c)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within ten (10) Business Days (or such longer time period in relation to any request which the Parent and the Agent may agree) of that request being made:
(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(d)	In this clause 36.6:

Published Rate means:

(a)the Primary Term Rate for any Quoted Tenor;
(b)the Overnight Rate; or
(c)an RFR.

Published Rate Replacement Event means, in relation to a Published Rate:

(a)the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders, and the Parent materially changed;
(b)
(i)
(A)the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(iii)the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

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(iv)the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or
(v)in the case of the Primary Term Rate for any Quoted Tenor, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or
(c)the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Parent) temporary; or
(ii)that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "Published Rate Contingency Period" in the Reference Rate Terms relating to that Published Rate; or
(d)in the opinion of the Majority Lenders and the Parent, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)in the opinion of the Majority Lenders and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(c)in the opinion of the Majority Lenders and the Parent, an appropriate successor to a Published Rate.

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37.	Confidentiality
37.1	Confidentiality
(a)	Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 37.2 (Disclosure of Confidential Information) and clause 37.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
(b)	Notwithstanding the above, nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

37.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or Hedging Agreements or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Representatives and professional advisers;
(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents or Hedging Agreements and/or one or more Obligors and to any of that person's Affiliates, Representatives and professional advisers;
(iii)	appointed by any Finance Party or by a person to whom clauses 37.2(b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of clause 26.14 (Relationship with the Lenders and Hedge Counterparties));
(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clauses 37.2(b)(i) or 37.2(b)(ii) above;
(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other

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regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 25.4 (Security over Lenders' rights);
(viii)	for the purpose of the determination and calculation of hedging termination amounts or for the purpose of compliance with any reporting or other regulatory requirements;
(ix)	who is a Party; or
(x)	with the consent of the Parent;
(xi)	in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)	in relation to clauses 37.2(b)(i) to 37.2(b)(iii) (inclusive) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)	in relation to clause 37.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)	in relation to clauses 37.2(b)(v) to 37.2(b)(vii) (inclusive) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)	to any person appointed by that Finance Party or by a person to whom clauses 37.2(b)(i) or 37.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;
(d)	to the International Swaps and Derivatives Association, Inc. or any relevant committee thereof, for the purpose of determining the settlement procedures

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applicable to the obligations under the Finance Documents which are the subject of a credit derivative transaction or other credit linked transaction; and
(e)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
37.3	Disclosure to numbering service providers
(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:
(i)	names of Obligors;
(ii)	country of domicile of Obligors;
(iii)	place of incorporation of Obligors;
(iv)	date of this Agreement;
(v)	clause 41 (Governing law);
(vi)	the name of the Agent;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amounts of, and names of, the Facilities (and any tranches);
(ix)	amount of Total Commitments;
(x)	currencies of the Facilities;
(xi)	type of Facilities;
(xii)	ranking of Facilities;
(xiii)	Termination Date for the Facilities;
(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and
(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	Each Obligor represents that none of the information set out in clauses 37.3(a)(i) to 37.3(a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

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(d)	The Agent shall notify the Parent and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.
37.4	Entire agreement

This clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to clause 37.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 37.
37.7	Continuing obligations

The obligations in this clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
37.8	Irish Credit Reporting Act

Nothing in this clause 37 shall restrict a Finance Party from complying with its obligations under the Irish Credit Reporting Act.

38.	Confidentiality of Funding Rates
38.1	Confidentiality and disclosure
(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)	The Agent may disclose:

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(i)	any Funding Rate to the relevant Borrower pursuant to clause 10.5 (Notification of rates of interest); and
(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the Lender.
(c)	The Agent and each Obligor may disclose any Funding Rate, to:
(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;
(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(iv)	any person with the consent of the Lender.
38.2	Related Obligations
(a)	The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.
(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the Lender:
(i)	of the circumstances of any disclosure made pursuant to clause 38.1(c)(ii) except where such disclosure is made to any of the persons referred to in

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that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)	upon becoming aware that any information has been disclosed in breach of this clause 38.
38.3	Irish Credit Reporting Act

Nothing in this clause 38 shall restrict a Finance Party from complying with its obligations under the Irish Credit Reporting Act.

39.	Contractual recognition of bail-in
39.1	Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
39.2	Expressions used in this clause 39 shall have the meanings given below:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)	in relation to the United Kingdom, the UK Bail-In Legislation and in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway;

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

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Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers;

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(c)	in relation to any other applicable Bail-In Legislation:
(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)	any similar or analogous powers under that Bail-In Legislation.
40.	Counterparts

Each Finance Document (other than a Finance Document which is governed by French law) may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41.	Governing law
(a)	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
(b)	If a Dutch Obligor is represented by an attorney in connection with the signing and/or execution of this Agreement or any other deed, agreement or document referred to in this Agreement or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other Parties that the existence and extent of the attorney's authority and the effects of the attorney's exercise or

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purported exercise of their authority shall be governed by the laws of the Netherlands.
42.	Enforcement
42.1	Jurisdiction of English courts
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).
(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
42.2	Service of Process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)	irrevocably appoints Exela Technologies Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and Exela Technologies Limited by its execution of this Agreement, accepts that appointment); and
(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of the Obligors) must immediately (and in any event within five (5) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.
(c)	Each Obligor hereby releases Exela Technologies Limited (to the extent legally permissible) from any restrictions on self-dealing and multi-representation set out in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any equivalent restriction under any applicable law to make use of any authorisation granted under this Agreement and to perform its duties and obligations as agent for service. An Obligor which is barred by its constitutional documents or by-laws from granting such exemption shall notify the agent for service accordingly.
42.3	Electronic execution

Each party expressly consents to the electronic execution (and witnessing) of this Agreement, to the provision of any information in connection with this Agreement by electronic means, and to the retention and use of the executed agreement as an electronic original. Each party also confirms that any electronic signature inserted on this Agreement by (or on behalf of) such party was inserted by the relevant signatory for the purpose of signing and authenticating this Agreement.

43.	USA Patriot Act

Each Lender that is subject to the USA Patriot Act and the Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other

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information that will allow such Lender or the Agent, as applicable, to identify such Obligor in accordance with the USA Patriot Act.

44.	Waiver of Jury trial

Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly relating to this Agreement or any other finance document or the transactions contemplated hereby or thereby whether based on contract, tort or any other theory. Each party hereto (a) certifies that no finance party, attorney, representative or any other person has represented, expressly or otherwise, that such other person would not seek to enforce the foregoing waiver in the event of litigation, and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Finance Documents by, among other things, the mutual waivers and certifications in this clause 44.

IN WITNESS whereof this Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Parties

Part 1 - The Original Borrowers
Name of Original Borrower	Registration number (or equivalent, if any) Original Jurisdiction
Exela Technologies Limited	England and Wales (01283512)
Banctec Holding N.V.	The Netherlands (2156605)

Part 2 - The Original Guarantors
Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Parent	Delaware (7054854)
Exela Technologies Limited	England and Wales (01283512)
Banctec Holding N.V.	The Netherlands (27156605)
GP-Auto Empire Limited	Ireland (688450)
Drescher Full-Service Versand GmbH	Germany (HRB 740590)
XBP Europe AB (formerly Exela Sweden Technologies AB)	Sweden (556455-0373)
Exela Technologies GmbH	Germany (HRB 32801)
Exela Technologies ECM Solutions GmbH	Germany (HRB 25370)
Exela Technologies Holding GmbH	Germany (HRB 53156)
ASTERION International GmbH	Germany, (HRB 52542)
Banctec B.V.	The Netherlands (27154848)
Asterion France SAS	France (379 440 670 RCS Meaux)
Exela Technologies SA	France (342 459 708 RCS Meaux)
Exela Technologies Services SAS	France (508 995 008 RCS Meaux)

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Part 3  – The Original Lender
Name of Original Lender	Facility A Commitment	Facility B Commitment	Revolving Facility Commitment
HSBC UK Bank plc	£3,000,000	EUR10,500,000	£12,000,000

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Signatures

The Original Borrowers

Signed by for and on behalf of EXELA TECHNOLOGIES LIMITED:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: Baronsmede, The Avenue, Egham, England TW20 9AB

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Borrowers

Signed by for and on behalf of BANCTEC HOLDING N.V.:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: Uraniumweg 15, 3812RJ Amersfoort

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of XBP EUROPE, INC.:	) ) ) )	/s/ Andrej Jonovic

By: Andrej Jonovic, Authorized Signatory

Address: 2701 East Grauwyler Road Irving, Texas 75061

Email: andrej.jonovic@xbpeurope.com

Attention: Andrej Jonovic

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of EXELA TECHNOLOGIES LIMITED:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: Baronsmede, The Avenue, Egham, England TW20 9AB

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of BANTEC HOLDING N.V.:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: Uraniumweg 15, 3812RJ Amersfoort

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of GP-AUTO EMPIRE LIMITED:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: Block 8 Beckett Way, Parkwest Business Park, Dublin 12 Ireland

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of DRESCHER FULL-SERVICE VERSAND GMBH:	) ) ) )	/s/ Igor Jaksic

By: Igor Jaksic

Address: Riedwiesenstr. 1, 71229 Leonberg

Email: igor.jaksic@xbpeurope.com

Attention: Igor Jaksic

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of XBP EUROPE AB (formerly EXELA TECHNOLOGIES AB):	) ) ) )	/s/ Jaymin Chhaya

By: Jaymin Chhaya, Director

Address: Box 90210, 120 23 Stockholm

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

v

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of EXELA TECHNOLOGIES GMBH:	) ) ) )	/s/ Jaymin Chhaya

By: Jaymin Chhaya, Director

Address: Monzastrasse 4c 63225 Langen, Germany

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of EXELA TECHNOLOGIES ECM SOLUTIONS GMBH:	) ) ) )	/s/ Jaymin Chhaya

By: Jaymin Chhaya, Director

Address: Hubnerstrasse 3, 86150 Augsburg

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of EXELA TECHNOLOGIES HOLDING GMBH:	) ) ) )	/s/ Jaymin Chhaya

By: Jaymin Chhaya, Director

Address: Monzastrasse 4c 63225 Langen, Germany

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of ASTERION INTERNATIONAL GMBH:	) ) ) )	/s/ Jaymin Chhaya

By: Jaymin Chhaya, Director

Address: Monzastrasse 4c 63225 Langen, Germany

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of ASTERION FRANCE SAS:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: 1 rue de la Mare Blanche, ZI de la Mare Blanche, 77186 Noisiel

Email:jaymin.chhaya@xbpeurope.com, francois.godefroid@xbpeurope.com

Attention: Jaymin Chhaya, François Godefroid

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of EXELA TECHNOLOGIES SA:	) ) ) )	/s/ Vitalie Robu

By: Vitalie Robu, Director

Address: 1 rue de la Mare Blanche, ZI de la Mare Blanche, 77186 Noisiel

Email: vitalie.robu@xbpeurope.com, francois.godefroid@xbpeurope.com

Attention: Vitalie Robu, François Godefroid

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of EXELA TECHNOLOGIES SERVICES SAS:	) ) ) )	/s/ Jaymin Chhaya

By: Jaymin Chhaya, Director

Address: 1 rue de la Mare Blanche, ZI de la Mare Blanche, 77186 Noisiel

Email: jaymin.chhaya@xbpeurope.com, francois.godefroid@xbpeurope.com

Attention: Jaymin Chhaya, François Godefroid

[Project Thyme – Signature pages – Facilities Agreement]

The Original Guarantors

Signed by for and on behalf of BANTEC B.V.:	) ) ) )	/s/ Jaymin Chhaya

By:  Jaymin Chhaya, Director

Address: Uraniumweg 15, 3812RJ Amersfoort

Email: jaymin.chhaya@xbpeurope.com

Attention: Jaymin Chhaya

[Project Thyme – Signature pages – Facilities Agreement]

The Original Lender

HSBC UK Bank plc

Signed for and on behalf of HSBC UK BANK PLC:	) ) ) )	/s/ Leah Richmond

By:  Leah Richmond, Director

Address:	HSBC UK Bank plc, Level 7, Thames Tower, Station Road, Reading, Berkshire, RG1 1LX

Email: richard.colclough@hsbc.com

Attention: Richard Colclough

[Project Thyme – Signature pages – Facilities Agreement]

The Agent

Signed for and on behalf of HSBC UK BANK PLC:	) ) ) )	/s/ Leah Richmond

By: Leah Richmond, Director

Address:	HSBC UK Bank plc, Level 7, Thames Tower, Station Road, Reading, Berkshire, RG1 1LX

Email: richard.colclough@hsbc.com

Attention: Richard Colclough

[Project Thyme – Signature pages – Facilities Agreement]

The Security Agent

Signed for and on behalf of HSBC UK BANK PLC:	) ) ) )	/s/ Leah Richmond

By: Leah Richmond, Director

Address:	HSBC UK Bank plc, Level 7, Thames Tower, Station Road, Reading, Berkshire, RG1 1LX

Email: richard.colclough@hsbc.com

Attention: Richard Colclough

[Project Thyme – Signature pages – Facilities Agreement]